- --------------------------------------------------------------------------------

                  ______________________________________

                  SECURITIES PURCHASE AND SALE AGREEMENT
                  ______________________________________


                                  Between


                           IN HOME HEALTH, INC.

                                    and

                          MANOR HEALTHCARE CORP.


                                __________


                          Dated as of May 2, 1995



- --------------------------------------------------------------------------------

                             TABLE OF CONTENTS

Section                                                                Page
- -------                                                                ----

1.    Definitions; Certain References................................     3
      1.1    Definitions.............................................     3

2.    Closing........................................................     6
      2.1    Time and Place of the Closing...........................     6
      2.2    Transactions at the Closing.............................     7

3.    Conditions to the Execution of This Agreement..................     7
             3(a)       Resignation of Directors.....................     7
             3(b)       Installation of New Directors................     7
             3(c)       Directors' Resolutions.......................     8
             3(d)       Opinion of Seller's Counsel..................     8
             3(e)       Employment Agreements........................     9

4.    Conditions to the Closing......................................     9
      4.1    Conditions Precedent to the Obligations
               of Each Party.........................................     9
             4.1(a)     Seller Shareholder Approval..................     9
             4.1(b)     No Order ....................................     9
             4.1(c)     Hart-Scott-Rodino............................    10
             4.1(d)     Articles of Incorporation
                          Amendment..................................    10
             4.1(e)     Consents and Permits.........................    10
             4.1(f)     Consummation of the Issuer
                          Self-Tender................................    10
             4.1(g)     Determination of Finder's Fee................    11
             4.1(h)     Lender Consents..............................    11
      4.2    Conditions Precedent to the
               Obligations of the Purchaser..........................    11
             4.2(a)     Compliance by the Seller.....................    12
             4.2(b)     No Legal Action..............................    12
             4.2(c)     Legal Opinion................................    12
             4.2(d)     Delivery of the Transaction
                          Documents and Securities,
                          Etc........................................    12
             4.2(e)     No Material Adverse Effect...................    13
             4.2(f)     Appointment of Directors.....................    13
      4.3    Conditions Precedent to Obligations of
               the Seller............................................    13
             4.3(a)     Compliance by the Purchaser..................    13
             4.3(b)     No Legal Action..............................    14
             4.3(c)     Legal Opinions...............................    14
             4.3(d)     Delivery of the Transaction
                          Documents, Etc.............................    14
5.    Representations and Warranties of
        the Seller      .............................................    14
      5.1    Organization, Good Standing, Power,
               Authority, Etc........................................    14

Section                                                                Page
- -------                                                                ----

      5.2    Capitalization, Etc.....................................    15
      5.3    Title to Shares Acquired in Issuer
               Self-Tender...........................................    16
      5.4    Registration Rights.....................................    17
      5.5    Proxy Statement and Issuer Tender Offer
               Documents; SEC Documents..............................    17
      5.6    Authority and Qualification of the Seller...............    17
      5.7    No Subsidiaries.........................................    17
      5.8    No Contravention, Conflict, Breach, Etc.................    17
      5.9    Consents................................................    18
      5.10   No Existing Violation, Default, Etc.....................    19
      5.11   Licenses and Permits....................................    19
      5.12   Trademarks..............................................    20
      5.13   Title to Properties.....................................    20
      5.14   Environmental Matters...................................    21
      5.15   Taxes...................................................    22
      5.16   Litigation..............................................    23
      5.17   Labor Matters...........................................    23
      5.18   Contracts...............................................    24
      5.19   Finder's Fees...........................................    24
      5.20   Financial Statements....................................    24
      5.21   No Material Adverse Change..............................    25
      5.22   Investment Company......................................    25
      5.23   Contingent Liabilities..................................    25
      5.24   No Change of Control Puts...............................    26
      5.25   Exemption from Registration; Restrictions
               on Offer and Sale of Same or Similar
               Securities............................................    26
      5.26   ERISA...................................................    26
      5.27   Securities..............................................    28
      5.28   No Material Misstatement................................    28
      5.29   Insurance Coverage......................................    29
      5.30   Third-Party Payment.....................................    29

6.    Representations and Warranties of
        the Purchaser................................................    30
      6.1    Organization, Good Standing,
               Power, Authority, Etc.................................    30
      6.2    No Conflicts; No Consents...............................    31
      6.3    Purchase for Investment.................................    31
      6.4    Financial Statements....................................    31
      6.5    Finder's Fees...........................................    32
      6.6    Provision of Information................................    32

7.    Covenants of the Parties.......................................    32
      7.1    Restriction on Transfer.................................    32
      7.2    Certificates for Securities, Conversion
               Shares and Warrant Shares to
               Bear Legends..........................................    33

Section                                                                Page
- -------                                                                ----

      7.3    Removal of Legends......................................    34
      7.4    Pre-Closing Activities..................................    34
      7.5    Information.............................................    34
      7.6    Further Assurances......................................    34
      7.7    Shareholders' Meeting; Proxy Statement
               and Issuer Tender Offer Documents.....................    35
      7.8    Hart-Scott-Rodino.......................................    35
      7.9    Acquisition Proposals...................................    36
      7.10   Access..................................................    37
      7.11   Publicity...............................................    37
      7.12   Reservation of Shares; Compliance with
               Law upon Issuance of Conversion
               Shares or Warrant Shares; Listing.....................    38
      7.13   Conduct of Business by the Seller
               Pending the Closing...................................    38
      7.14   Notice of Certain Events................................    40
      7.15   Location of Corporate Headquarters......................    42
      7.16   Continuing Reporting Company............................    42
      7.17   Scope of Business.......................................    42
      7.18   Employment Agreements...................................    42
      7.19   Future Arrangements.....................................    43
      7.20   Chief Executive Officer.................................    43

8.    Termination....................................................    43

9.    Survival of Representations
        and Warranties...............................................    45

10.   Successors and Assigns.........................................    45

11.   Indemnity......................................................    46

12.   Miscellaneous..................................................    47
      12.1   Notices.................................................    47
      12.2   Expenses................................................    48
      12.3   Remedies................................................    48
      12.4   Governing Law; Consent to Jurisdiction;
               Waiver of Jury Trial..................................    49
      12.5   Severability; Interpretation............................    49
      12.6   Headings................................................    50
      12.7   Entire Agreement........................................    50
      12.8   Counterparts............................................    50
      12.9   Modification or Amendment...............................    50
      12.10  Waiver..................................................    50

Signatures   ........................................................    51

Exhibits
- --------
A      -      Form of Warrant
B      -      Form of Certificate of Designation of Convertible
                Preferred Stock
C      -      Articles of Incorporation of the Seller
C-1    -      Form of Articles of Incorporation Amendment
D      -      Employment Agreement for Judy M. Figge
E      -      Employment Agreement for Kenneth J. Figge
F      -      Form of Registration Rights Agreement
G      -      Form of Resolution Adopted by the Directors
                of the Seller
H      -      Form of Employment Agreement for James J. Lynn
I      -      Form of Opinion of Lindquist & Vennum, counsel to
                the Seller
J      -      Form of Opinion of Cahill Gordon & Reindel, counsel
                to the Purchaser
K      -      By-Laws of the Seller
K-1    -      Form of Amendment of the By-Laws of the Seller
L      -      Form of Employment Agreement for Cathy R. Reeves
M      -      Form of Employment Agreement for Margaret L. Maxon


Schedules
- ---------
3(b)      -  Purchaser Director Designees
5.2       -  Capitalization
5.8(a)    -  Compensation and Benefit Plans
5.8(b)    -  Material Contracts
5.9       -  Consents
5.11      -  Licenses
5.12      -  Trademark Exceptions
5.13      -  Material Encumbrances
5.15      -  Taxes
5.16      -  Litigation
5.21      -  Material Adverse Effect
5.29      -  Insurance Policies
5.30      -  Schedules of Medicare and Medicaid Disputes
7.13      -  Conduct of Business Exceptions

                SECURITIES PURCHASE AND SALE AGREEMENT


            SECURITIES PURCHASE AND SALE AGREEMENT ("AGREEMENT") dated as of May 2, 1995, between IN HOME HEALTH, INC., a Minnesota corporation (the "SELLER"), and MANOR HEALTHCARE CORP., a Delaware corporation (the "PURCHASER").

            WHEREAS, the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller (i) an aggregate of 6,440,000 shares (the "SHARES") of common stock, par value $.01, of the Seller (the "COMMON STOCK"), (ii) a warrant, in the form of EXHIBIT A attached hereto, to purchase initially an aggregate of 6,000,000 shares of Common Stock (the "WARRANT") and (iii) an aggregate of 200,000 shares of convertible preferred stock having an aggregate liquidation preference of $20,000,000 (the "PREFERRED STOCK"), to be established pursuant to a Certificate of Designation of Convertible Preferred Stock in the form of EXHIBIT B attached hereto, for the consideration and upon the terms and subject to the conditions set forth herein (the purchase of the securities described in (i), (ii) and (iii) above are herein referred to as the "INVESTMENT"); and

            WHEREAS, the Board of Directors of the Seller has determined that the Investment on the terms and conditions contained in this Agreement, and each of the other transactions contemplated herein, are consistent with and in furtherance of the long-term business strategy of the Seller and are fair to, and in the best interests of, the Seller and its shareholders and has approved and adopted this Agreement and each of the other transactions contemplated herein and intends to recommend the approval and adoption of this Agreement and the Investment by the shareholders of the Seller as well as the amendment to the Seller's Articles of Incorporation referred to herein; and

            WHEREAS, the Board of Directors of the Seller duly formed, in accordance with the requirements of Section 302A.673 (Subdivision 1, paragraph
(d)) of the Minnesota Business Corporation Act (the "MINNESOTA BCA") and
Section 302A.675 (Subdivision 2) of the Minnesota BCA, a committee of disinterested directors (as defined in Section 302A.673 (Subdivision 1, paragraph (d)(3)) of the Minnesota BCA) (the "COMMITTEE") to evaluate the Investment, this Agreement and the transactions contemplated herein, and said Committee has approved the Investment, this Agreement and the transactions contemplated herein prior to the date hereof for purposes of each of Section 302A.673 (Subdivision 1, paragraph (a)) and Section 302A.675 (Subdivision 2) of the Minnesota BCA; PROVIDED, HOWEVER, that the Investment, this Agreement and the transactions contemplated herein, including the Issuer Self-Tender (as defined in

Section 1.1 hereof), do not constitute a "takeover offer" within the meaning of
Section 302A.011 (Subdivision 53) of the Minnesota BCA and that, therefore, the approval of the Investment, this Agreement and the transactions contemplated herein by the Committee as it relates to Section 302A.675 (Subdivision 2) of the Minnesota BCA is not legally required for the provisions of Section 302A.675 (Subdivision 1) of the Minnesota BCA to be inapplicable to the Purchaser; and

            WHEREAS, (i) the Investment, this Agreement and the transactions contemplated herein, including the Issuer SelfTender, do not constitute a "control share acquisition" within the meaning of Section 302A.011 (Subdivision
38) of the Minnesota BCA, (ii) Section 302A.671 of the Minnesota BCA is not applicable to the Investment and the transactions contemplated herein, (iii) upon the Closing, the Purchaser will beneficially own capital stock of the Seller having voting power in the election of directors of over fifty percent (50%) and, therefore, any subsequent purchase of shares of Common Stock by the Purchaser (so long as it shall have continually beneficially owned capital stock of the Seller having voting power in the election of directors of over fifty percent (50%)) will not be subject to Section 302A.671 of the Minnesota BCA and
(iv) if subclauses (i), (ii) and (iii) above were found to be incorrect by a court of competent jurisdiction, the approval by the shareholders of the Seller of this Agreement and the Investment (the "SELLER SHAREHOLDER APPROVAL") shall constitute approval of a control share acquisition of capital stock of the Seller having voting power in the election of directors of over fifty percent (50%) as contemplated by Section 302A.671 (Subdivision 2, paragraph (d)(3)) of the Minnesota BCA, and such approval shall mean that all shares of Preferred Stock and all shares of Common Stock acquired in the Investment, whether, in the case of shares of Common Stock, immediately at the Closing or upon conversion of the Preferred Stock or exercise of the Warrants (including any increase in the number of shares pursuant to the anti-dilution provisions thereof), (i) shall be accorded in the case of the Preferred Stock, the voting rights set forth in the Preferred Stock Designation and, in the case of the Common Stock, the same voting rights as all other shares of Common Stock, in each case as contemplated by Section 302A.671 (Subdivision 4a, paragraph (a)) of the Minnesota BCA and
(ii) shall not be subject to redemption pursuant to Section 302A.671 (Subdivision 6) of the Minnesota BCA.

            NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the Seller and the Purchaser agree as follows:

            1.    DEFINITIONS; CERTAIN REFERENCES.

            1.1 DEFINITIONS. (a) The terms defined in this Section 1.1, whenever used in this Agreement, shall have the following meanings for all purposes of this Agreement.

            "ACT" means the Securities Act of 1933, as amended and the rules and regulations thereunder.

            "AFFILIATE" means, with respect to any person or entity, (i) any person or entity that is at the time in question, directly or indirectly, in control of, or controlled by, or under common control with, such person or entity (as the term "control" is defined in Rule 12b-2 under the Exchange Act) and (ii) any person or entity acting in such a manner with such person or entity or any Affiliate thereof as would constitute them a "person" within the meaning of Section 14(d)(2) of the Exchange Act.

            "ARTICLES OF INCORPORATION" means the articles of incorporation of the Seller on file with the Secretary of State of the State of Minnesota, a true and correct copy of which is attached hereto as EXHIBIT C.

            "ARTICLES OF INCORPORATION AMENDMENT" means the amendment to
Article III of the Articles of Incorporation as set forth in EXHIBIT C-1 attached hereto.

            "CONVERSION SHARES" means the shares of Common Stock issuable or issued upon conversion of the Preferred Stock pursuant to the terms of this Agreement and the Preferred Stock Designation.

            "EMPLOYMENT AGREEMENTS" means, collectively, the employment agreements between the Seller and (i) Judy M. Figge in the form of EXHIBIT D attached hereto, (ii) Kenneth J. Figge in the form of EXHIBIT E attached hereto, (iii) James J. Lynn in the form of EXHIBIT H attached hereto, (iv) Cathy R. Reeves in the form of EXHIBIT L attached hereto and (v) Margaret L. Maxon in the form of EXHIBIT M attached hereto.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

            "ISSUER SELF-TENDER" means the tender offer by the Seller for 6,440,000 shares of the Common Stock pursuant to the Issuer Tender Offer Documents at a purchase price of $3.40 per share net to the sellers thereof in cash.

            "ISSUER TENDER OFFER DOCUMENTS" means all documents required to be filed under the Exchange Act and any applicable state law, including, without limitation, a Schedule 13E-4 filed under the Exchange Act, in connection with the Issuer Self Tender; and "ISSUER TENDER OFFER DOCUMENT" means any one such document.

            "MATERIAL ADVERSE EFFECT" means, with respect to any event, occurrence, failure of event or occurrence, change, state of affairs, breach, default, violation, fine, penalty or failure to comply (each, a "CIRCUMSTANCE"), individually or taken together with all other circumstances contemplated by or in connection with any or all of the representations and warranties made in this Agreement, a reduction in the carrying value of assets or an increase in the carrying value of liabilities of the Seller, a decrease in the Seller's stockholders' equity, the creation or increase of a loss contingency (as that term is defined in Statement of Financial Accounting Standards No. 5), a negative adjustment to the Seller's results of operations historically or prospectively or the reduction in the value of any agreement to the Seller of, in each case, $350,000 or more.

            "PREFERRED STOCK DESIGNATION" means the certificate of designation adopted by the Board of Directors of the Seller designating the Preferred Stock in the form of EXHIBIT B attached hereto.

            "PROXY STATEMENT" means the proxy statement with respect to this Agreement, the Investment, the Articles of Incorporation Amendment and the other transactions contemplated by this Agreement, including pursuant to the other Transaction Documents and the Issuer Tender Offer Documents sent to the holders of the Common Stock in compliance with the Exchange Act, and including the information required by Rule 14f-1 under the Exchange Act, as the same may be amended or supplemented in accordance herewith.

            "REGISTRABLE SECURITIES" means the Shares, the Conversion Shares and the Warrant Shares and any other securities issued or issuable (including as a result of the operation of "anti-dilution adjustment" provisions in the Preferred Stock and the Warrant) with respect to the Shares, the Conversion

Shares or the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or pursuant to a dividend, distribution or issuance of other assets or securities; PROVIDED, HOWEVER, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement covering the Registrable Securities by and between the Seller and the Purchaser in the form of EXHIBIT F attached hereto, as amended, supplemented and modified from time to time in accordance with the terms thereof.

            "RESTRICTED SECURITY" means any Registrable Security until such Registrable Security (i) has been effectively registered under the Act and disposed of by the Purchaser or any other holder in accordance with a registration statement filed under the Act covering such disposition by the Purchaser or such holder or (ii) is distributed to the public pursuant to Rule 144 under the Act.

            "SEC" means the Securities and Exchange Commission.

            "SEC DOCUMENTS" means all documents filed by the Seller with the SEC.

            "SECURITIES" means the Shares, the Warrant and the Preferred
Stock.

            "SUBSIDIARY" means any corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, or other entity analogous to any of the foregoing of which a majority of the equity ownership (whether voting stock, or comparable interest) is, at the time, owned, directly or indirectly by the Seller.

            "TRANSACTION DOCUMENTS" means this Agreement, the Employment Agreements, the Preferred Stock Designation, the Registration Rights Agreement and the Warrant.

            "WARRANT SHARES" means the shares of Common Stock issuable or issued upon exercise of the Warrant pursuant to the terms of this Agreement and the Warrant.

            (b) In addition, the following terms shall have the meanings set forth in the Sections set forth below opposite such terms:

      Defined Terms                                         Section
      -------------                                         -------

Acquisition Proposal..................................      7.9
Agreement.............................................   First Paragraph
Board Increase........................................      4.1(c)
Closing...............................................      2.1
Closing Date..........................................      2.1
Committee.............................................   Recitals
Common Stock..........................................   Recitals
Compensation and Benefit Plans........................      5.8
Consents..............................................     4.1(e)
Contracts.............................................      5.8
Encumbrances..........................................      5.3
Environmental Laws....................................      5.14
ERISA.................................................      5.26
HSR Act...............................................     4.1(c)
Indemnified Person....................................      11
Investment............................................   Recitals
Licenses..............................................      5.11
Losses................................................      11
Minnesota BCA.........................................   Recitals
Option Plan...........................................     5.2
Option Plans..........................................     5.2
Preferred Stock.......................................   Recitals
Programs..............................................      5.30
Purchase Price........................................      2.2
Purchaser.............................................   First Paragraph
Purchaser Indemnified Matter..........................      11
Purchaser Indemnified Person..........................      11
Representatives.......................................      7.10
Seller................................................   First Paragraph
Seller Indemnified Matter.............................      11
Seller Indemnified Person.............................      11
Seller Shareholder Approval...........................   Recitals
Shares................................................   Recitals
Stock Options.........................................     5.2
Trademarks............................................      5.12
Warrant...............................................   Recitals

            2.    CLOSING.

            2.1  TIME AND PLACE OF THE CLOSING.  The transactions described in
Section 2.2 shall occur at a closing (the "CLOSING") which shall take place at the offices of Lindquist & Vennum, 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota on the second business day following the first date on which all of the conditions to Closing set forth in Section 4 (other than the conditions set forth in Sections 4.2(c),

(d)(i)-(iii) and (f) and 4.3(c) and (d), which shall be satisfied at the Closing) hereof have first been satisfied or waived in accordance with the terms of this Agreement, or at such other place and time as the Seller and the Purchaser shall agree upon. The "CLOSING DATE" shall be the date the Closing occurs.

            2.2 TRANSACTIONS AT THE CLOSING. At the Closing, subject to the terms and conditions of this Agreement, the Seller shall issue and sell to the Purchaser, and the Purchaser shall purchase, the Securities. The purchase price for the Securities (the "PURCHASE PRICE") shall, subject to Section 4.1(f), aggregate $41,896,000, which is comprised of (i) $20,000,000 for the Preferred Stock and the Warrant and (ii) $21,896,000 for the Shares. At the Closing, the Seller shall deliver to the Purchaser (i) a certificate or certificates for the Shares, (ii) a certificate for the Warrant and (iii) a certificate or certificates for the Preferred Stock, each in the names, amounts and denominations previously provided to the Seller by the Purchaser against payment by the Purchaser of the Purchase Price by wire transfer at the Closing of federal (same day) funds to an account designated by the Seller.

            3. CONDITIONS TO THE EXECUTION OF THIS AGREEMENT. This Agreement shall not be executed until the following conditions are satisfied (unless expressly waived in writing by the Purchaser):

            (a) RESIGNATION OF DIRECTORS. The Seller shall have provided to the Purchaser letters of resignation, addressed to the Seller (and expressly providing that the Purchaser may rely on such letters) in form and substance satisfactory to the Purchaser and effective immediately upon consummation of the Closing, from S. Marcus Finkle and Sheldon Lieberbaum, each of whom is a member of the current Board of Directors of the Seller.

           (b) INSTALLATION OF NEW DIRECTORS. The Purchaser shall have received resolutions of the Board of Directors of the Seller in the form of EXHIBIT G attached hereto to the effect that each of them will take any action necessary to effect the appointment to the Board of Directors of the Seller, immediately upon consummation of the Closing, of the four nominees of the Purchaser specified on SCHEDULE 3(b) attached hereto or for such other nominees in lieu of any thereof as may otherwise be specified by the Purchaser in writing prior to the Closing Date and agreed to by the Seller, and to the effect that such resolution shall not be rescinded, modified or waived without the prior written approval of the Purchaser.
           (c) DIRECTORS' RESOLUTIONS. The Purchaser shall have received resolutions of the Board of Directors of the Seller, certified by the Secretary of the Seller, in form and substance satisfactory to the Purchaser and evidencing (i) the due authorization of the execution and delivery of this Agreement and the other Transaction Documents, the Investment, the issuance of the Securities, the Conversion Shares and the Warrant Shares and the transactions contemplated hereby and thereby, and
     (ii) approval of the Articles of Incorporation Amendment, the increase of the size of the Seller's Board of Directors to seven members effective on the Closing Date (the "BOARD INCREASE"), and the amendment of the by-laws of the Seller in the form of EXHIBIT K-1 attached hereto. The Purchaser shall also have received certified resolutions of the Committee in form and substance satisfactory to the Purchaser evidencing the due authorization of this Agreement and the Investment.

           (d) OPINION OF SELLER'S COUNSEL. The Purchaser shall have received an opinion of Lindquist & Vennum, counsel for the Seller, addressed to the Purchaser and in form and substance satisfactory to the Purchaser (i) to the effect of subclauses (i), (ii) and (iii) in the final Recital of this Agreement, and as to the accuracy of subclause (iv) of such Recital, (ii) to the effect that the approval of the shareholders pursuant to the Proxy Statement of the Seller of the Articles of Incorporation Amendment shall, upon the filing of an appropriate amendment to the Articles of Incorporation, effectuate the Articles of Incorporation Amendment, (iii) as to the approval and authorization by the Board of Directors of this Agreement and the other Transaction Documents, the Investment, the issuance of the Securities, the Issuer Self-Tender and the related transactions contemplated herein (subject to obtaining the Seller Shareholder Approval),
     (iv) as to the Board Increase on the Closing Date and (v) as to the approval of this Agreement and the Investment by the Committee and to the effect that such approval shall have the legal effect described in the penultimate Recital of this Agreement.

           (e) EMPLOYMENT AGREEMENTS. The Employment Agreements set forth as Exhibits D and E attached hereto shall have been executed concurrently with the execution of this Agreement.

            4.    CONDITIONS TO THE CLOSING.

            4.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY. The respective obligations of the Purchaser and the Seller to be discharged under this Agreement on or prior to the Closing Date are subject to satisfaction of the following conditions at or prior to the Closing Date (unless expressly waived in writing by the Purchaser and the Seller, to the extent permitted by applicable law, at or prior to the Closing Date):

           (a) SELLER SHAREHOLDER APPROVAL. This Agreement, the Investment, the Articles of Incorporation Amendment and an amendment to the Company's 1995 Stock Option Plan shall have been approved and adopted by the requisite vote of the shareholders of the Seller in accordance with all state and federal law, including the Minnesota BCA, and such approval shall
     (i) constitute the Seller Shareholder Approval having the legal effects described in the final Recital of this Agreement, (ii) satisfy the shareholder approval requirements of the Nasdaq National Market and (iii) subject to filing of an appropriate amendment to the Articles of Incorporation, effectuate the Articles of Incorporation Amendment.

           (b) NO ORDER. No governmental or regulatory authority or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Investment or the other transactions contemplated hereby or any portion of it illegal or otherwise prohibiting consummation of all or any portion of the Investment or the other transactions contemplated hereby or which has the effect of placing any limitations or restrictions (other than those contemplated by Section 7.1 hereof) on the ability of the Purchaser to (i) vote, dispose of, retain or otherwise act in respect of any of the Securities, the Conversion Shares or the Warrant Shares (other than restrictions imposed by the federal and state securities laws) or (ii) enter into any arrangement or transaction with the Seller or any of its subsidiaries after the acquisition of the Securities, the Conversion Shares or the Warrant Shares.

           (c) HART-SCOTT-RODINO. The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT") with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

           (d) ARTICLES OF INCORPORATION AMENDMENT. An amendment to the Articles of Incorporation of the Seller that satisfies the requirements of Minnesota law effectuating the Articles of Incorporation Amendment shall have been filed by the Seller with the Secretary of State of the State of Minnesota and become effective on the Closing Date.

           (e) CONSENTS AND PERMITS. The Seller shall have received all consents, approvals, authorizations, orders, registrations, filings or qualifications ("CONSENTS") of or with any (A) court or (B) governmental agency or body or (C) other third party (whether acting in an individual, fiduciary or other capacity) identified on SCHEDULE 5.9 attached hereto as necessary to be obtained or made prior to the Closing Date in connection with the transactions contemplated by this Agreement and the other Transaction Documents, the Proxy Statement and the Issuer Tender Offer Documents, including the issuance and sale of the Securities to the Purchaser, and shall have provided the Purchaser evidence of the same in form and substance satisfactory to the Purchaser.

          (f) CONSUMMATION OF THE ISSUER SELF-TENDER. The Seller shall have, with the Purchaser's prior written consent (which may not be withheld if all other conditions to the Closing shall have been satisfied or validly waived), accepted for purchase in the Issuer Self-Tender pursuant to the Issuer Tender Offer Documents (without any waiver or modification of any condition contained therein (unless expressly consented to in writing by the Purchaser in its discretion)) an aggregate of 6,440,000 shares of Common Stock at a cash purchase price of $3.40 per share; PROVIDED, HOWEVER, that in the event that an amount of shares of Common Stock less than or greater than 6,440,000 shares shall have been tendered in the Issuer Self-Tender, the Purchaser and the Seller shall mutually determine and agree upon whether the Seller shall accept for purchase such lesser amount of shares of Common Stock or any por-tion of the amount of shares of Common Stock in excess of 6,440,000 shares (in addition to the 6,440,000 shares) at a cash purchase price of $3.40 per share in the Issuer Self-Tender, whereupon at the Closing the Purchaser shall pay to the Seller in accordance with Section 2.2 an amount equal to the aggregate cash consideration to be paid by the Seller in the Issuer Self-Tender in lieu of the amount provided for in clause (ii) of the second sentence of Section 2.2, and the aggregate Purchase Price for the Securities referred to in such sentence shall be similarly adjusted so that such aggregate Purchase Price will equal the sum of $20,000,000 plus the amount to be paid at Closing in accordance with this proviso. Upon any agreed upon determination by the Purchaser and the Seller in accordance with the proviso in the preceding sentence, the Seller shall make appropriate changes to the Issuer Tender Offer Documents and extend the Issuer Self-Tender for the period required by applicable law. The Purchaser and the Seller agree that the tendering of at least 5,635,000 shares of Common Stock in the Issuer Self-Tender shall be sufficient to permit them to make the mutual determination and agreement contemplated by the proviso in the second preceding sentence.

           (g) DETERMINATION OF FINDER'S FEE. The aggregate fee payable to Hambrecht & Quist Incorporated referred to in Section 5.19 shall have been determined and agreed to by Hambrecht & Quist Incorporated and such fee shall be satisfactory to each of the Purchaser and the Seller.

           (h) LENDER CONSENTS. Manor Care, Inc. and the Purchaser shall have obtained the consent of its lenders under that certain Competitive Advance and Multi-Currency Revolving Credit Facility Agreement dated as of November 30, 1994 to a waiver of (i) the applicability of the covenants therein to the Seller and (ii) any requirement that the Seller provide a guaranty of the obligations under said credit facility.

            4.2  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER.
The obligations of the Purchaser to be discharged under this Agreement on or prior to the Closing Date are subject to satisfaction of the following conditions at or prior to the Closing Date (unless expressly waived in writing by the Purchaser, to the extent permitted by applicable law, at or prior to the Closing Date):

           (a) COMPLIANCE BY THE SELLER. All of the terms, covenants and conditions of this Agreement and the other Transaction Documents to be complied with and performed by the Seller at or prior to the Closing Date shall have been complied with and performed by it, and the representations and warranties made by the Seller in this Agreement and in the other Transaction Documents and in all exhibits, schedules, appendices and attachments to any thereof shall be true and correct at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

           (b) NO LEGAL ACTION. No action, suit, investigation or other proceeding that (i) relates to the transactions contemplated by this Agreement or any other Transaction Document or by the Proxy Statement or the Issuer Tender Offer Documents or (ii) could reasonably be expected to have a Material Adverse Effect shall have been instituted before any court or instituted or, to the knowledge of the Purchaser, threatened by any governmental body which presents a risk, in the judgment of the Purchaser, of a limitation on, or restraint or prohibition of, the transactions contemplated by this Agreement, any other Transaction Document, the Proxy Statement or the Issuer Tender Offer Documents or of the obtaining of damages or other relief in connection therewith by the Purchaser.

           (c) LEGAL OPINION. The Purchaser shall have received at and as of the Closing Date a legal opinion of Lindquist & Vennum, counsel for the Seller, dated the Closing Date addressed to the Purchaser and in form and substance satisfactory to the Purchaser, substantially in the form of
     EXHIBIT I attached hereto.

           (d)   DELIVERY OF THE TRANSACTION DOCUMENTS AND SECURITIES, ETC.

           (i) The Seller shall have duly authorized, executed and delivered each of the Transaction Documents (other than this Agreement).

          (ii) The Seller shall have duly authorized, issued and delivered the Securities.

         (iii) The Seller shall have executed and delivered all such other documents and certificates as the Purchaser shall reasonably request, evidencing to the reasonable satisfaction of the Purchaser and its counsel such matters as the taking of all necessary corporate action by the Seller in order to consummate the transactions to be consummated by the Seller contemplated by the Transaction Documents, the Proxy Statement and the Issuer Tender Offer Documents.

           (iv) The letters, the resolutions, legal opinion and Employment Agreements attached as Exhibits D and E hereto referred to in Section 3 hereto shall not have been rescinded, modified or waived and shall remain in full force and effect at the Closing Date.

           (e) NO MATERIAL ADVERSE EFFECT. There shall not have occurred, since September 30, 1994, any event, condition, change, occurrence or circumstance, which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect and the Purchaser shall have received a certificate signed by each of the Seller's chief executive officer and chief financial officer (in their capacity as officers of the Seller and not personally), dated the Closing Date, to the same effect as well as certificates of the treasurer, controller and chief operating officer (in their capacity as officers of the Seller and not personally) of the Seller, dated the Closing Date, to the same effect with respect to their respective areas of responsibility.

           (f) APPOINTMENT OF DIRECTORS. There shall have been appointed to the Board of Directors of the Seller, effective on the Closing Date, four Directors chosen by the Purchaser in accordance with Section 3(b) hereof.

            4.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to be discharged under this Agreement at or prior to the Closing Date are subject to satisfaction of the following conditions at or prior to the Closing Date (unless waived by the Seller, to the extent permitted by applicable law, at or prior to the Closing Date):

           (a) COMPLIANCE BY THE PURCHASER. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser at or prior to the Closing shall have been complied with and performed by it, and the representations and warranties made by the Purchaser in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

           (b) NO LEGAL ACTION. No action, suit, investigation or other proceeding that relates to the transactions contemplated by this Agreement and the other Transaction Documents, the Proxy Statement or the Issuer Tender Offer Documents shall have been instituted before any court or instituted or, to the knowledge of the Seller, threatened by any governmental body which presents a risk, in the judgment of the Seller, of a limitation on, or restraint or prohibition of, the transactions contemplated by this Agreement, the other Transaction Documents, the Proxy Statement or the Issuer Tender Offer Documents or of the obtaining of damages or other relief in connection therewith.

           (c) LEGAL OPINIONS. The Seller shall have received at and as of such Closing Date legal opinions of Cahill Gordon & Reindel, counsel for the Purchaser, and the General Counsel of Manor Care, Inc., dated the Closing Date addressed to the Seller and in form and substance satisfactory to the Seller, substantially in the form of EXHIBIT J attached hereto.

          (d)   DELIVERY OF THE TRANSACTION DOCUMENTS, ETC.

          (i) The Purchaser shall have duly authorized, executed and delivered each of the Transaction Documents (other than this Agreement) to which the Purchaser is a party.

          (ii) The Purchaser shall have executed and delivered all such other documents and certificates as the Seller shall reasonably request, evidencing to the reasonable satisfaction of the Seller and its counsel such matters as the taking of all necessary corporate action by the Purchaser in order to consummate the transactions to be consummated by the Purchaser contemplated by the Transaction Documents.

            5. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Purchaser on and as of the date hereof and on and as of the Closing Date as follows:

            5.1  ORGANIZATION, GOOD STANDING, POWER, AUTHORITY, ETC.  The
Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Seller has the full corporate power and authority to execute and deliver this Agreement and each other Transaction Document and, subject to obtaining Seller Shareholder Approval, to perform in a full and timely manner each of its obligations hereunder and thereunder and in respect of the Issuer Self-Tender. The Seller has taken all action required by law, its Articles of Incorporation, its by-laws or otherwise required to be taken by it to authorize the execution, delivery and, subject to obtaining Seller Shareholder Approval, performance by it of this Agreement and each other Transaction Document and in respect of the Issuer Self-Tender. This Agreement has been duly executed and is, and upon execution and delivery thereof at the Closing each of the other Transaction Documents will be, a valid and binding obligation of the Seller. True and complete copies of the Articles of Incorporation and the by-laws of the Seller are attached hereto as EXHIBIT C and EXHIBIT K, respectively. No amendments to the Articles of Incorporation or by-laws of the Seller have been authorized other than the Articles of Incorporation Amendment (subject to approval of the shareholders of the Seller) and the amendment to the by-laws set forth as EXHIBIT K-1 attached hereto (which has been adopted by the Board of Directors of the Seller to become effective at the Closing).

            5.2 CAPITALIZATION, ETC. (a) The authorized capital stock of the Seller consists of (i) 40,000,000 shares of Common Stock, of which as of the date of this Agreement (1) 16,073,819 shares were issued and outstanding and (2) 1,803,850 shares were reserved for future issuance pursuant to outstanding stock options ("STOCK OPTIONS") granted pursuant to the Seller's Stock Option Plan of 1987, as amended, 1995 Stock Option Plan and Employee Stock Purchase Plan (collectively, the "OPTION PLANS" and individually, an "OPTION PLAN"), and such number includes 96,000 shares reserved for issuance upon exercise of warrants to purchase the Seller's Common Stock at an exercise price of $6.00 per share and which expire in January 1996; and (ii) 1,000,000 shares of preferred stock, of which no shares are issued and outstanding. The Seller has no treasury shares. Except as described in SCHEDULE 5.2 attached hereto, as of the date of this Agreement, no shares of capital stock of the Seller are reserved for any purpose. All outstanding shares of capital stock of, or other equity interests in, the Seller have been duly authorized and validly issued and are fully paid and nonassessable, and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, the Seller subject to) any preemptive or similar rights created by statute, the charter or bylaws of the Seller, or any agreement to which the Seller is a party or bound.

            (b) Except as set forth in SCHEDULE 5.2 attached hereto, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Seller is a party relating to the issued or unissued capital stock of the Seller or obligating the Seller to grant, issue or sell any shares of the capital stock of the Seller, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of the Seller to (i) repurchase, redeem or otherwise acquire any shares of Common Stock (other than through the Issuer Self-Tender); or (ii) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any other person. The Seller (x) does not directly or indirectly own, (y) has no agreements to purchase or otherwise acquire and (z) does not hold any interest convertible into or exchangeable or exercisable for, any capital stock of or other equity interest in any corporation, partnership, joint venture or other business association or entity. Except as disclosed on
Schedule 5.8(a) attached hereto, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Seller. There are no voting trusts, proxies or other agreements or understandings to which the Seller is a party or by which the Seller is bound with respect to the voting of any shares of capital stock of the Seller.

            (c) The Seller has delivered to the Purchaser complete and correct copies of each of the Option Plans, including all amendments thereto. SCHEDULE
5.2 attached hereto sets forth a complete and correct list of all outstanding options setting forth (i) the exercise price of each outstanding Stock Option,
(ii) the number of Stock Options exercisable, and (iii) a general description of the vesting schedules of the Stock Options. SCHEDULE 5.2 attached hereto sets forth a complete and correct list of all restricted stock awards including the recipients and the number of shares received or to be received by each.

            5.3 TITLE TO SHARES ACQUIRED IN ISSUER SELF-TENDER. Upon consummation of the Issuer Self-Tender, the Seller will be the lawful beneficial owner of all the shares of Common Stock acquired upon consummation of the Issuer Self-Tender, free and clear of all liens, claims, charges, encumbrances, restrictions, rights and options to purchase, voting trusts or agreements, calls and commitments of any kind (collectively, "ENCUMBRANCES").

            5.4 REGISTRATION RIGHTS. The Purchaser shall, by virtue of its purchase of Securities hereunder or conversion of the Preferred Stock for Conversion Shares or exercise of the Warrant for Warrant Shares, be a holder of Registrable Securities, as defined in the Registration Rights Agreement, and be entitled to the rights of such a holder under such Registration Rights Agreement.

            5.5 PROXY STATEMENT AND ISSUER TENDER OFFER DOCUMENTS; SEC DOCUMENTS. Each of the Proxy Statement and each Issuer Tender Offer Document will comply in all material respects with the Exchange Act. None of the Proxy Statement or any Issuer Tender Offer Document will include any untrue statement of a material fact or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each SEC Document, as of the date of its filing with the SEC, complied as to form in all material respects with the requirements of the Act and Exchange Act and did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            5.6 AUTHORITY AND QUALIFICATION OF THE SELLER. The Seller has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Documents, the Proxy Statement and the Issuer Tender Offer Documents and as currently owned, leased or conducted. The Seller is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not, singly or in the aggregate with all such other failures, reasonably be expected to have a Material Adverse Effect.

            5.7  NO SUBSIDIARIES.  The Seller has no Subsidiaries.

            5.8 NO CONTRAVENTION, CONFLICT, BREACH, ETC. The execution, delivery and performance of each Transaction Document by the Seller and the consummation of the transactions herein and therein contemplated to be performed by the Seller, and the consummation of the Issuer Self-Tender, do not and will not constitute or result in (1) a breach or violation of, or a default under, the Articles of Incorporation or by-laws of the Seller, (2) a breach or violation of, a default under or an event triggering any payment or other obligation pursuant to, any of the Seller's existing bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, stock appreciation rights, all employment or severance contracts, and all similar arrangements of the Seller (the "COMPENSATION AND BENEFIT PLANS") or any grant or award made under any of the foregoing, (3) a breach, violation or event triggering a right of termination of, or a default under, or the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time or both) pursuant to any provision of any agreement, lease of real or personal property, marketing agreement, contract, note, mortgage, indenture, arrangement or other obligation ("CONTRACTS") of the Seller or any law, rule, ordinance or regulation or judgment, decree, order or award to which the Seller is subject or any governmental or non-governmental authorization, consent, approval, registration, franchise, license or permit under which the Seller conducts any of its business, or (4) any other change in the rights or obligations of any party under any of the Seller's Contracts. Set forth on SCHEDULE 5.8(a) attached hereto is a true and complete list of all Compensation and Benefit Plans. Set forth on SCHEDULE 5.8(b) attached hereto is a true and complete list of all Contracts having a value or imposing remaining obligations on the Seller of at least $150,000.

            5.9 CONSENTS. Except as required by the HSR Act and the Seller Shareholder Approval, no Consent of or with any (A) court or (B) government agency or body or (C) other third party (whether acting in an individual, fiduciary or other capacity) is required for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, the Proxy Statement or the Issuer Tender Offer Documents to be performed by the Seller, except (1) such as have been obtained and made and are in full force and effect or such others as will be obtained or made prior to the Closing (all of which consents, approvals, etc. are described in SCHEDULE 5.9 attached hereto) and (2) such as may be required under the Act and state securities laws in connection with the performance by the Seller of its obligations under the Registration Rights Agreement.

            5.10 NO EXISTING VIOLATION, DEFAULT, ETC. The Seller is not in violation of (A) its Articles of Incorporation or by-laws or (B) any applicable law, ordinance, administrative or governmental rule or regulation (except for any violations, singly or in the aggregate, which do not have a Material Adverse Effect and except as set forth on SCHEDULE 5.30 attached hereto) or (C) any order, decree or judgment of any court of governmental agency or body having jurisdiction over the Seller. No event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Seller of the transactions contemplated by any Transaction Document, the Proxy Statement or the Issuer Tender Offer Documents, will exist, under any Contract or any lease, permit, license or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the properties, assets or operations of the Seller is subject (except for any events of default or other defaults which, singly or in the aggregate, do not have a Material Adverse Effect). The Seller has appropriate policies in effect requiring that each employee of the Seller be instructed and directed as to the scope of any medical License that the Seller is permitted to provide services under and, to the best knowledge of the Seller, there are no material violations of such policies by any employee of the Seller.

            5.11 LICENSES AND PERMITS. The Seller has such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental agencies and bodies ("LICENSES") as are necessary to own, lease or operate its properties and to conduct its business in the manner described in the SEC Documents, the Proxy Statement and the Issuer Tender Offer Documents and as presently conducted and all such Licenses are valid and in full force and effect, other than any failure to have any such License or any failure of any such License to be valid and in full force and effect as would not, singly or in the aggregate with all such other failures, reasonably be expected to have a Material Adverse Effect. The Seller is in compliance with its obligations under such Licenses and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Licenses, other than any such failure to be in compliance with such obligations or any such revocation or termination as would not, singly or in the aggregate with all such other failures, revocations or terminations, reasonably be expected to have a Material Adverse Effect. The Seller has no knowledge of any facts or circumstances that could result in an inability of the Seller to renew any License. Neither the execution and delivery by the Seller of any of the Transaction Documents nor the consummation of any of the transactions contemplated herein or therein (including the conversion of the Preferred Stock and the exercise of the Warrant) will result in any revocation or termination of any License or any requirement that the Purchaser be licensed in respect of any of the Seller's Licenses. Set forth on SCHEDULE 5.11 attached hereto is a true and complete list of all Licenses held by the Seller and the expiration date of each such License.

            5.12 TRADEMARKS. Except as set forth on SCHEDULE 5.12 attached hereto, the Seller owns or has obtained valid licenses for all trademarks, trademark registrations and trade names described in the SEC Documents, Proxy Statement and Issuer Tender Offer Documents as being owned, licensed or used by the Seller or that are necessary for the conduct of its business as described in the SEC Documents, Proxy Statement and Issuer Tender Offer Documents (collectively, "TRADEMARKS"), other than any such Trademark the failure of which to own or obtain as would not, singly or in the aggregate with all such other failures, reasonably be expected to have a Material Adverse Effect and the Seller is not aware, after due inquiry, of any claim to the contrary or any challenge by any third party to the rights of the Seller with respect to any such Trademarks or to the validity or scope of any such Trademarks, which claims or challenges would, singly or in the aggregate with all other claims or challenges, reasonably be expected to have a Material Adverse Effect; and the Seller does not have any claim against a third party with respect to the infringement by such third party of any such Trademarks, which infringements would, singly or in the aggregate with all such other infringements, reasonably be expected to have a Material Adverse Effect.

            5.13 TITLE TO PROPERTIES. The Seller has good and marketable title to all properties (real and personal) owned by the Seller which are necessary for the conduct of the business of the Seller as set forth in the SEC Documents, the Proxy Statement and the Issuer Tender Offer Documents and as currently conducted free and clear of any mortgage, pledge, lien, security interest, claim or encumbrance of any kind that would, except to the extent described on SCHEDULE 5.13 attached hereto, materially interfere with the conduct of the business of the Seller, and all properties held under lease by the Seller are held under valid, subsisting and enforceable leases, other than any failure of any such lease to be valid, subsisting or enforceable as would not, singly or in the aggregate with all such other failures, reasonably be expected to have a Material Adverse Effect.

            5.14 ENVIRONMENTAL MATTERS. (a) The properties, assets and operations of the Seller are in full compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety and to the protection and clean-up of the natural environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (collectively, "ENVIRONMENTAL
LAWS"), other than any such failure to be in compliance as would not, singly or in the aggregate with all such other failures, reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that, as to the handling, disposal, transportation or release of hazardous materials by persons other than the Seller, the foregoing representation is subject to the knowledge of the Seller. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Seller that may interfere with or prevent compliance or continued compliance in all material respects with applicable Environmental Laws, other than any such interference or prevention as would not, singly or in the aggregate with any such other interference or prevention, reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Seller, it is not the operator of any underground storage tanks (as defined below) located upon and/or serve any of the Seller's premises. "Underground storage tank" for the purposes of this Agreement shall mean any one or combination of tanks, including appurtenant pipes, lines, fixtures and other related equipment, used to contain an accumulation of hazardous materials, the volume of which, including the volume of the appurtenant pipes, lines, fixtures and other related equipment, is ten percent (10%) or more below the ground. The term "HAZARDOUS MATERIALS" shall mean those substances, including any medical wastes, that are regulated by or form the basis for liability under any applicable Environmental Laws.

            (b) The Seller is not, to the best of Seller's knowledge, the subject of any federal, state, local or foreign investigation, and the Seller has not received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), nor entered into any negotiations or agreements with any third party, relating to any liability or remedial action or potential liability or remedial action under Environmental Laws, nor are there any pending, anticipated or, to the best knowledge of the Seller, threatened actions, suits or proceedings against or affecting the Seller or its properties, assets or operations, in connection with any such Environmental Laws.

            5.15  TAXES.  For purposes of this Section 5.15, "TAX" or
"TAXES" shall mean all federal, state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable tax law), and also including all interest, penalties and additions imposed with respect to such amounts. Except for liabilities and penalties which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and except as set forth on SCHEDULE 5.15 attached hereto, (i) all tax returns, statements, reports and forms (including estimated tax returns and reports) required to be filed with any taxing authority by or on behalf of the Seller (collectively, the "RETURNS") have been or will be filed when due in accordance with all applicable laws except where failure so to file would not subject the Seller to liabilities or penalties; (ii) as of the time of filing, the Returns correctly reflected (and, as to any Returns not filed as of the date hereof, will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of the Seller and any other information required to be shown therein; (iii) the Seller has timely paid, withheld or made provision for all taxes shown as due and payable on the Returns that have been filed; (iv) the Seller has made or will on or before the Closing Date make provision for all taxes payable by the Seller for any tax period (or portion thereof) ending on or before the Closing Date for which no Return has yet been filed; (v) the charges, accruals and reserves for taxes with respect to the Seller for any tax period (or portion thereof) ending on or before the Closing Date reflected on the books of the Seller are adequate to cover such taxes; (vi) all Returns have been filed with respect to taxable years of the Seller through the taxable years ended September 30, 1994; (vii) the Seller is not delinquent in the payment of any tax or has requested any extension of time within which to file or send any Return, which Return has not since been filed or sent; (viii) the

Seller (or any member of any affiliated or combined group of which the Seller is or has been a member) has not granted any extension or waiver of the limitation period applicable to any Returns; (ix) there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to the Seller of which the Seller is aware in respect of any tax or assessment; and
(x) there are no liens for taxes upon the assets of the Seller except liens for current taxes not yet due. References to the Seller in this Section 5.15 shall be deemed to include references to any former Subsidiaries of the Seller at the time such were Subsidiaries of the Seller.

            5.16 LITIGATION. Except as set forth on SCHEDULE 5.16 attached hereto, there are no pending actions, suits, proceedings or investigations by, against or affecting the Seller or any of its properties, assets or operations, or with respect to which the Seller is responsible by way of indemnity or otherwise, that are required under the Exchange Act to be described in the SEC Documents filed prior to the date of this Agreement which are not so described. No pending or, to the knowledge of the Seller, threatened actions, suits, proceedings or investigations by, against or affecting the Seller or any of its properties, assets or operations, or with respect to which the Seller is responsible by way of indemnity or otherwise, whether or not disclosed in such SEC Documents, (x) would, except as set forth on SCHEDULE 5.16 attached hereto, singly or in the aggregate with all such other actions, suits, investigations or proceedings, reasonably be expected to have a Material Adverse Effect, or (y) could adversely affect the ability of the Seller to perform its obligations under this Agreement or any other Transaction Document or in respect of the Issuer Self-Tender; and, to the best knowledge of the Seller after due inquiry, no such actions, suits, proceedings or investigations are threatened or contemplated and there is no reasonable basis, to the best knowledge of the Seller after due inquiry, for any such action, suit, proceeding or investigation whether or not threatened or contemplated. The Seller has previously disclosed to the Purchaser all claims known to it for medical malpractice, if any, to which the Seller is subject.

            5.17 LABOR MATTERS. No labor disturbance by the employees of the Seller exists or, to the knowledge of the Seller, is threatened. The Seller is not a party to any collective bargaining agreements or similar agreements or arrangements with any labor organization or labor representative. To the best of the Seller's knowledge, no union organiz-ing activities with respect to any of the Seller's employees are occurring or threatened.

            5.18 CONTRACTS. All of the Seller's material contracts that are required to be described in the SEC Documents, the Proxy Statement or the Issuer Tender Offer Documents, or to be filed as exhibits thereto, are in full force and effect. Neither the Seller nor, to the best knowledge of the Seller, any other party is in breach of or default under any such contracts except for such breaches and defaults by parties other than the Seller which, singly or in the aggregate, have not had and would not have a Material Adverse Effect.

            5.19 FINDER'S FEES. No broker, finder or other party is entitled to receive from the Seller any investment banking fee, financial advisory fee, dealer manager fee, finder's fee, brokerage fee, proxy or other solicitation fee, success fee, or any other fee, commission, payment, indemnity or expense reimbursement or other consideration as a result of the transactions contemplated by this Agreement, the Proxy Statement or the Issuer Tender Offer Documents, except that the Seller has agreed to pay Hambrecht & Quist Incorporated certain fees.

            5.20 FINANCIAL STATEMENTS. The audited consolidated financial statements and related schedules and notes included in the SEC Documents, and to be included in the Proxy Statement and the Issuer Tender Offer Documents, comply and, in the case of the Proxy Statement and the Issuer Tender Offer Documents, will comply in all material respects with the requirements of the Exchange Act and the Act and the rules and regulations of the SEC thereunder, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and fairly present the consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of the Seller at the dates and for the periods presented. The unaudited quarterly consolidated financial statements and the related notes included in the SEC Documents, and to be included in the Proxy Statement and the Issuer Tender Offer Documents, present and will present fairly the consolidated financial condition, results of operations and cash flows of the Seller at the dates and for the periods to which they relate, subject to year-end audit adjustments (consisting only of normal recurring accruals), have been and will have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and have been and will have been prepared on a basis substantially consistent with that of the audited financial statements referred to above except as otherwise stated therein. No additional adjustment to the recorded book value of the Seller's consolidated assets as reflected on its December 31, 1994 balance sheet is necessary or appropriate.

            5.21  NO MATERIAL ADVERSE CHANGE.  (a)  Except as set forth on
SCHEDULE 5.21 attached hereto, since September 30, 1994 (i) the Seller has conducted its business in the ordinary course and has not incurred any material liability or obligation (indirect, direct or contingent) or entered into any material oral or written agreement or other transaction that is not in the ordinary course of business (other than the Transaction Documents and the Issuer Self-Tender) or that could reasonably be expected to result in any Material Adverse Effect; (ii) the Seller has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance); (iii) there has been no material change in the indebtedness of the Seller, no change in the capital stock of the Seller and no dividend or distribution of any kind declared, paid or made by the Seller on any class of its capital stock; (iv) there has been no event or condition which has caused a Material Adverse Effect, nor any development, occurrence or state of facts or circumstances that could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (v) there has been no amendment, modification or supplement to any material term of any Contract required to be identified on SCHEDULE 5.8(b) attached hereto or any equity security; and (vi) there has been no material change by the Seller in accounting principles, practices or methods.

            (b) Since September 30, 1994, other than in the ordinary course of business consistent with past practice and other than the Employment Agreements, there has not been any increase in the compensation or other benefits payable, or which could become payable, by the Seller, to its officers or key employees, or any amendment of any of the Compensation and Benefit Plans.

            5.22 INVESTMENT COMPANY. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            5.23 CONTINGENT LIABILITIES. Except as fully reflected or reserved against in the financial statements included in the SEC Documents filed immediately prior to the date of this Agreement, or disclosed in the footnotes contained in such financial statements, the Seller had no liabilities

(including tax liabilities) at the date of such financial statements, absolute or contingent, that were material either individually or in the aggregate to the Seller.

            5.24 NO CHANGE OF CONTROL PUTS. Neither the execution and delivery by the Seller of any of the Transaction Documents (including this Agreement) nor the consummation of any of the transactions contemplated thereunder or hereunder including the conversion of the Preferred Stock and/or the exercise of the Warrant, nor the consummation of the Issuer Self-Tender, gives rise to any obligation of the Seller to, or any right of any holder of any security of the Seller to, require the Seller to, purchase, offer to purchase, redeem or otherwise prepay or repay any such security, or deposit any funds to effect the same.

            5.25 EXEMPTION FROM REGISTRATION; RESTRICTIONS ON OFFER AND SALE of Same or Similar Securities. Assuming the representations and warranties of the Purchaser set forth in Section 6.3 are true and correct, the offer and sale of the Securities made pursuant to this Agreement will be exempt from the registration requirements of the Act. Neither the Seller nor any person acting on behalf of the Seller has, in connection with the offering of the Securities, engaged in (A) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Act), (B) any manner involving a public offering within the meaning of Section 4(2) of the Act, or
(C) any action which would require the registration of the offering and sale of the Securities pursuant to this Agreement under the Act or which would violate applicable state securities or "blue sky" laws. The Seller will not, directly or indirectly, make any offer or sale of Securities or of securities of the same or a similar class as the Securities if as a result the offer and sale of Securities contemplated hereby could fail to be entitled to exemption from the registration requirements of the Act. As used herein, the terms "OFFER" and "SALE" have the meanings specified in Section 2(3) of the Act.

            5.26 ERISA. Except as listed in SCHEDULE 5.8(a) attached hereto, neither the Seller nor any of its ERISA Affiliates maintains or sponsors, nor is it required to make contributions to nor does it otherwise have any liability with respect to, any pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock purchase, performance share, bonus or other incentive plan, severance plan, health or group insurance plan, welfare plan or other similar plan, agreement, or policy, whether or not such plan is intended to be qualified under Section 401(a) of the Code, including, without limitation, any employee benefit plan within the meaning of Section 3(3) of ERISA (the "Plans"). The Seller and its ERISA Affiliates are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "CODE") and all other applicable statutes and governmental rules and regulations with respect to the Plans. To the best knowledge of the Seller, after due inquiry, there are no actions, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Plan. Neither the Seller nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under or pursuant to Title IV of ERISA. Except for the Supplemental Executive Retirement Plan listed on SCHEDULE 5.8(a) attached hereto, each Pension Plan is intended to qualify under Section 401(a) of the Code and has received a favorable determination letter from the Internal Revenue Service as to such qualification that addresses plan provisions required by the Tax Reform Act of 1986 and have been amended to comply with subsequent federal income tax legislation (other than P.L. 103-465), and with respect to each such Pension Plan intended to be so qualified, Seller is not aware of any event or condition which would cause such Pension Plan to fail to be so qualified. No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred which could result in material liability to the Seller. The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits (except as contemplated in the Employment Agreements) or accelerate the vesting or timing of payment of any benefits or compensation (except as contemplated in the Employment Agreements) payable to or in respect of any employee of the Seller. The transactions contemplated by this Agreement will not result in any "parachute payments" (within the meaning of Section 280G(b) of the Code). As used herein the term "PENSION PLAN" means a "pension plan", as such term is defined in Section 3(1) of ERISA (other than a Multiemployer Plan) established or maintained by the Seller or any of its ERISA Affiliates or as to which the Seller or any of its ERISA Affiliates has contributed or otherwise may have any liability. "MULTIEMPLOYER PLAN" means a "multiemployer plan", as such term is defined in Section 4001(a)(3) of ERISA to which the Seller or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability. "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with the Seller within the meaning of
Section 414(b),

(c), (m) or (o) of the Code and the regulations promulgated under those sections.

            5.27 SECURITIES. (a) The Shares, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will be free of preemptive or similar rights and Encumbrances (except as provided in Section 7.1 hereof).

            (b) The Warrant, when executed, issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will be free of preemptive or similar rights and any Encumbrances (except as provided in Section 7.1 hereof), and will be a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

            (c) The Preferred Stock, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will be free of preemptive or similar rights and Encumbrances (except as provided in Section 7.1 hereof).

            (d) The Conversion Shares and the Warrant Shares (in sufficient amounts to satisfy the initial conversion and exercise requirements of the Preferred Stock and the Warrant) have been duly reserved for issuance upon conversion of the Preferred Stock and exercise of the Warrant, as the case may be, and have been duly authorized by the Seller and, when issued upon such exercise or conversion in accordance with the terms of the Preferred Stock or the Warrant, as the case may be, will be validly issued, fully paid and nonassessable, and such shares will be free of preemptive or similar rights and Encumbrances (except as provided in Section 7.1 hereof).

            5.28 NO MATERIAL MISSTATEMENT. No exhibit, schedule or certificate furnished or to be furnished by or on behalf of the Seller to the Purchaser in connection with any Transaction Document contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements, in light of the circumstances under which they are made by the Seller, not misleading. Any assumptions, projections, forecasts or other estimates of future results provided to the Purchaser by the Seller were prepared by the Seller in good faith on a basis believed by it to be reasonable and in a manner consistent with similar projections, forecasts or other estimates previously prepared by the Seller.

            5.29 INSURANCE COVERAGE. The Seller has insurance policies and fidelity bonds covering its assets, business, equipment, properties, operations, employees, officers and directors of the type and in amounts customarily carried by persons conducting business similar to that of the Seller. All premiums due and payable under all such policies and bonds have been paid, and the Seller is otherwise in full compliance with the terms and conditions of all such policies and bonds, except where the failure to have made payment or to be in full compliance would not reasonably be expected to result in a Material Adverse Effect. The reserves established by the Seller in respect of all matters as to which the Seller self-insures, including for workers' compensation and workers' medical coverage, are adequate and appropriate, except as set forth on Schedule
5.29. Set forth on SCHEDULE 5.29 attached hereto is a true and complete list of all insurance policies, fidelity bonds and self-insurance provisions of the Seller.

            5.30 THIRD-PARTY PAYMENT. (a) The Seller is a certified participating provider in and under all federal Medicare and Medicaid programs and, to the extent required, all other third-party payment programs from which it receives revenues (collectively, "PROGRAMS"). No action, investigation or proceeding is pending, or to the best of the Seller's knowledge, after due inquiry, threatened to suspend, limit, terminate, condition, or revoke the status of the Seller as a provider in any such Program, and the Seller has not been provided notice by any third-party payor or any administrator on behalf thereof of its intention to suspend, limit, terminate, revoke, condition or fail to renew in whole or in part or which action, investigation, proceeding, suspension, limitation, termination, revocation, condition, or failure of renewal, would, singly or in the aggregate, have a Material Adverse Effect, except as expressly set forth in Schedule 5.30 attached hereto.

            (b) The Seller has filed on a timely basis all claims, cost reports or annual filings required to be filed pursuant to any federal or state governmental or regulatory authority (including pursuant to the Social Security
Act) to secure payments for services rendered by it under any Program, except where the failure to file such claim, report or other filing would not, singly or in the aggregate, have a Material Adverse Effect. The Seller has provided the Purchaser access to all such cost reports. Except as expressly set forth on
Schedule 5.30 attached hereto, the Seller has paid, or caused to be paid, all refunds, discounts, adjustments, or amounts owing that have become due pursuant to such claims, reports or filings, and the Seller does not have any knowledge or notice of any material changes required to be made to any cost reports, claims or filings made by them for any period or of any deficiency in any such claim, report, or filing, except for changes and deficiencies that, singly or in the aggregate, would not have a Material Adverse Effect.

            (c) The Seller has not received any notice of pending or threatened investigations by any Program which poses a risk to the Seller's participation in any Program or, except as disclosed on SCHEDULE 5.30 attached hereto, may result in any adjustments to reimbursements that have been paid. All billing practices by the Seller to all third-party payors, including under all state and federal Programs and with private insurance companies, have been in material compliance with all applicable laws, regulations and, to the best knowledge of the Seller, policies of all such third-party payors, except for disputed or contested matters identified on SCHEDULE 5.30 attached hereto. Neither the Seller, nor any Affiliate thereof, nor any director, officer or employee thereof, is a party to any contract, lease, agreement or arrangement, including any joint venture or consulting agreement with any physician, hospital, nursing facility, home health agency or other person who is in a position to make or influence referrals to or otherwise generate business for the Seller to provide services, lease space, lease equipment or engage in any other venture or activity which is prohibited by law or regulations, except as set forth on SCHEDULE 5.30 attached hereto. Set forth on SCHEDULE 5.30 attached hereto is an accurate and complete description of all disputes or contested matters relating to the Seller's participation in any Medicare or Medicaid Program.

            6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Seller that:

            6.1 ORGANIZATION, GOOD STANDING, POWER, AUTHORITY, ETC. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the full power and authority to execute and deliver this Agreement and each other Transaction Document (to the extent it is a party thereto), and to perform its obligations under this Agreement and each other Transaction Document (to the extent it is a party thereto). The Purchaser has taken all action required by law, the Purchaser's certificate of incorporation (if applicable), its by-laws (if applicable) or otherwise required to be taken by it to authorize the execution and delivery of each Transaction Document (to the extent it is a party thereto) and the consummation of the transactions contemplated hereby and thereby to be performed by it as of or on the Closing Date. This Agreement has been duly executed and is, and upon execution and delivery thereof at the Closing each of the other Transaction Documents (to the extent it is a party thereto) will be, a valid and binding obligation of the Purchaser.

            6.2 NO CONFLICTS; NO CONSENTS. Neither the execution and delivery of this Agreement or any other Transaction Document by the Purchaser nor the consummation by the Purchaser of the Investment contemplated hereby or thereby will (a) conflict with, or result in a breach of, any provision of its certificate of incorporation or by-laws or (b) assuming that the waiting period under the HSR Act has expired or been terminated, violate any statute or law or any judgment, order, writ, injunction, decree, rule or regulation applicable to the Purchaser and/or any of its subsidiaries. Except as contemplated by this Agreement, no Consent of any governmental or regulatory authority is required in connection with the execution and delivery of, and the performance by the Purchaser of its obligations under, this Agreement or any other Transaction Document to which it is a party (except such as have been obtained or made).

            6.3 PURCHASE FOR INVESTMENT. The Purchaser is purchasing the Securities for investment in an unregistered private placement for its own account and not with a view to, or for sale in connection with, any distribution thereof which would be in violation of the Act; PROVIDED HOWEVER, that the disposition of the Securities, the Conversion Shares and the Warrant Shares shall at all times be within the sole discretion of the Purchaser.

            6.4 FINANCIAL STATEMENTS. The audited consolidated financial statements and related schedules and notes included or incorporated by reference in the annual report on Form 10-K for the most recent fiscal year of Manor Care, Inc., of which the Purchaser is a wholly owned subsidiary ("Manor Care"), filed by Manor Care with the SEC comply in all material respects with the requirements of the Exchange Act, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and fairly present the consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of Manor Care at the dates and for the periods presented. The unaudited quarterly consolidated financial statements and the related notes included in the quarterly report on Form 10-Q filed by Manor Care with the SEC for the most recent fiscal quarter of Manor Care ended after the end of its most recent fiscal year present fairly the consolidated financial condition, results of operations and cash flows of Manor Care at the dates and for the periods to which they relate, subject to year-end audit adjustments (consisting only of normal recurring accruals), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and have been prepared on a basis substantially consistent with that of the audited financial statements referred to above except as otherwise stated therein. The Purchaser is not in material violation of any material law or material governmental rule or regulation known to the Purchaser to be applicable to it.

            6.5 FINDER'S FEES. No broker, finder or other party is entitled to receive from the Purchaser any investment banking fee, financial advisory fee, dealer manager fee, finder's fee, brokerage fee, proxy or other solicitation fee, success fee, or any other fee, commission, payment, indemnity or expense reimbursement or other consideration as a result of the transactions contemplated by this Agreement, the Proxy Statement or the Issuer Tender Offer Documents.

            6.6 PROVISION OF INFORMATION. The information to be provided by the Purchaser to the Seller in the information statement to be delivered pursuant to Section 302A.671 (Subdivision 2) of the Minnesota BCA, and any information expressly so required by the Exchange Act to be furnished by the Purchaser for inclusion in the Proxy Statement or the Issuer Tender Offer Documents, will contain the information so required with respect thereto, and the factual information provided therein will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Purchaser will promptly notify the Seller in writing of any material change in any of the information so provided.

            7.    COVENANTS OF THE PARTIES.

            7.1 RESTRICTION ON TRANSFER. The Purchaser represents and warrants to and agrees with the Seller that the Purchaser will not dispose of any of the Securities, Warrant Shares or Conversion Shares, except pursuant to
(i) an effective registration statement under the Act or (ii) an applicable exemption from registration under the Act. In connection with any disposition by the Purchaser pursuant to clause (ii) of the preceding sentence, the Purchaser shall furnish to the Seller an opinion of counsel reasonably satisfactory to the Seller to the effect that such exemption from registration is available in connection with such sale.

            7.2 CERTIFICATES FOR SECURITIES, CONVERSION SHARES AND WARRANT SHARES TO BEAR LEGENDS. (a) So long as the Securities are Registrable Securities (treating the Warrants and the Preferred Stock as Registrable Securities for purposes of this Section 7.2) the Securities shall be subject to a stop-transfer order and the certificate or certificates therefor shall bear the following legend by which each holder thereof shall be bound:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF] MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IN HOME HEALTH, INC. TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE.

            (B) So long as the Conversion Shares or the Warrant Shares are Registrable Securities the Conversion Shares or the Warrant Shares or other securities issued upon conversion of the Securities shall, unless previously issued pursuant to an effective registration statement under the Act, be subject to a stop-transfer order and the certificate or certificates evidencing any such Conversion Shares or Warrant Shares or other securities shall bear the following legend by which each holder thereof shall be bound:

            "THE SHARES OR OTHER SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IN HOME HEALTH, INC. TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE.

            7.3 REMOVAL OF LEGENDS. After termination of the requirement that all or part of such legend be placed upon a certificate representing any of the Securities, the Conversion Shares or the Warrant Shares, the Seller shall, upon receipt of evidence reasonably satisfactory to it that such requirement has terminated and upon the written request of the holders of any of the Securities, Conversion Shares or Warrant Shares, to issue certificates for the Securities, Conversion Shares or Warrant Shares, as the case may be, issue Securities, Conversion Shares or Warrant Shares, as the case may be, that do not bear such legend.

            7.4 PRE-CLOSING ACTIVITIES. From and after the date of this Agreement until the Closing, the Seller and the Purchaser shall act with good faith towards, and shall use their best efforts to consummate, the purchase and sale contemplated by this Agreement, and neither the Seller nor the Purchaser will take any action that would prohibit or impair its ability to consummate the purchase and sale contemplated by this Agreement; PROVIDED, HOWEVER, that nothing in this Section 7.4 shall be deemed to be in derogation of Section 8. The Seller will use its best efforts to obtain or make each of the consents, approvals, authorizations, filings, registrations, etc. as are set forth on
SCHEDULE 5.9 attached hereto and which shall not have been obtained or made prior to the execution of this Agreement. The Seller will not amend, modify, extend, withdraw or terminate the Issuer Self-Tender without the prior approval of the Purchaser; provided, that, upon a termination of this Agreement pursuant to Section 8, the Seller may take any action contemplated by this sentence.

            7.5 INFORMATION. So long as any Security, Conversion Share or Warrant Share is outstanding, the Seller shall file with the SEC the annual reports, quarterly reports and the information, documents and other reports that are required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Seller has or is required to have a class of securities registered under the Exchange Act and whether or not the Seller is then subject to the reporting requirements of the Exchange Act, at the time the Seller is or would be required to file the same with the SEC and, within 30 days after the Seller is or would be required to file such reports, information or documents with the SEC, to mail copies of such reports, information and documents to the holders of the Securities, Conversion Shares or Warrant Shares.

            7.6 FURTHER ASSURANCES. Subject to Section 8 hereof, each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby, including, without limitation, making application as soon as practicable hereafter for all consents and approvals required in connection with the transactions contemplated hereby and diligently pursuing the receipt of such consents and approvals in good faith thereafter.

            7.7 SHAREHOLDERS' MEETING; PROXY STATEMENT AND ISSUER TENDER OFFER DOCUMENTS. (a) The Seller shall, as promptly as practicable, call and convene a meeting of the holders of its voting stock and shall recommend, and shall use its best efforts (including the preparation and circulation of the Proxy Statement) to obtain, the approval of such holders of the transactions contemplated by this Agreement.

            (b) Neither the Proxy Statement nor any Issuer Tender Offer Document shall be filed with the SEC, and no amendment or supplement to the Proxy Statement or any Issuer Tender Offer Document shall be filed with the SEC, without prior consultation with the Purchaser and its counsel or if the Purchaser shall not be reasonably satisfied with the contents of any such document, amendment or supplement. If any event shall occur, condition exist or information become known the effect of which would be to cause the Proxy Statement or any Issuer Tender Offer Document to contain any untrue statement of material fact or omit to state any material fact required to be stated therein in order to make the statement contained therein not misleading, the Seller shall, subject to prior consultation with the Purchaser and its counsel, promptly amend or supplement the Proxy Statement or Issuer Tender Offer Document to correct such misstatement or omission. The Seller shall notify the Purchaser promptly of the receipt by it of any comments from the SEC or its staff and of any request by the SEC for amendments or supplements to the Proxy Statement or any Issuer Tender Offer Document and shall supply the Purchaser with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff, on the other hand, with respect to the Proxy Statement or any Issuer Tender Offer Document.

            7.8 HART-SCOTT-RODINO. To the extent applicable, the Seller and the Purchaser shall make all filings and furnish all information required by the HSR Act with respect to the transactions contemplated by the Transaction Documents, the Proxy Statement and the Issuer Tender Offer Documents and shall use their best efforts to obtain the early termination of the waiting period thereunder; PROVIDED, HOWEVER, that neither the Seller nor the Purchaser shall be required to agree to dispose of or hold separate any portion of its business or assets.

            7.9 ACQUISITION PROPOSALS. The Seller agrees that, prior to the Closing, neither the Seller nor any of its officers, directors or employees nor any agents, consultants, financial advisors, attorneys or accountants for any of them shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Seller) with respect to, or that may reasonably be expected to lead to (i) a tender offer or exchange offer for any securities of the Seller, (ii) a merger, consolidation, business combination, share exchange or similar transaction involving the Seller, (iii) any purchase, lease, exchange, pledge, mortgage, transfer or other disposition of at least 20% of the assets of, or any equity securities of, the Seller (except for pledges of assets to commercial lenders in connection with a commercial lending arrangement), (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or (v) any agreement or arrangement to engage in any of the foregoing with any person or persons other than the Purchaser (any of the foregoing being hereinafter referred to as an "ACQUISITION PROPOSAL") or engage in any negotiations concerning, or provide any information or data to or have any discussions with any person relating to, an Acquisition Proposal, or otherwise facilitate directly or indirectly any effort or attempt to make or implement an Acquisition Proposal. The Seller will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Seller will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 7.9. The Seller will notify the Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Seller. Nothing contained in this Agreement shall prohibit the Seller and its directors from (i) making to the stockholders any recommendation and related filing with the SEC, as required by Rules 14e-2 and 14d-9 under the Exchange Act, with respect to any tender offer, (ii) informing the shareholders of the Seller in the Proxy Statement of information that is material to the vote with respect to the transactions contemplated thereby, or (iii)(x) changing or withdrawing the recommendation of the directors with respect to this Agreement and such transactions or (y) engaging in negotiations concerning, or providing information or data to or having discussions with any person relating to, an unsolicited BONA FIDE Acquisition Proposal in writing made by such person; PROVIDED, HOWEVER, that, prior to any action referred to in this subclause (y), the Seller shall notify the Purchaser of any such Acquisition Proposal and as to the terms thereof, if, in any such case under this clause (iii), the directors conclude that any action described in clause (iii) is required by their fiduciary duties (as determined in good faith by the Board of Directors of the Seller upon the advice of independent legal counsel and based upon, if so requested by the Board of Directors, financial analyses provided by a financial advisor to the Board of Directors).

            7.10 ACCESS. The Seller shall afford the Purchaser's officers, employees, counsel, accountants, agents, financial advisors, consultants and other authorized representatives ("REPRESENTATIVES") reasonable access during normal business hours before the Closing to its properties, books, contracts, records and personnel and advisors (who will be instructed by the Seller to cooperate) and the Seller shall furnish promptly to the Purchaser all information concerning its business, properties and personnel as the Purchaser or its Representatives may reasonably request; PROVIDED, HOWEVER, that any review will be conducted in a way that will not interfere unreasonably with the conduct of the Seller's business; PROVIDED, FURTHER, HOWEVER, that no review pursuant to this Section 7.10 shall affect or be deemed to modify any representation or warranty made by the Seller or any right or remedy of the Purchaser arising from any breach thereof. The Purchaser will keep all information and documents obtained pursuant to this Section 7.10 which represents material non-public information on a confidential basis in accordance with the terms and provisions of the Confidentiality Agreement dated as of January 3, 1995 between the parties to this Agreement.

            7.11 PUBLICITY. The Seller and the Purchaser will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Proxy Statement, the Issuer Self-Tender or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any securities exchange.

            7.12 RESERVATION OF SHARES; COMPLIANCE WITH LAW UPON ISSUANCE OF CONVERSION SHARES OR WARRANT SHARES; LISTING. (a) The Seller shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the exercise of the Warrant or conversion of the Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the exercise of the entire Warrant or conversion of all of the shares of Preferred Stock from time to time.

            (b) So long as any of the Preferred Stock or the Warrant are outstanding, the Seller shall use its best efforts to obtain any approvals or consents of any governmental agency or authority under state or federal law that may be required so that the Conversion Shares and the Warrant Shares may be lawfully issued or transferred and delivered and entitled to the benefits of each other share of Common Stock then issued and outstanding, and to list or obtain admission for trading, with effect from such date of issuance or delivery, on such securities exchange or market on which the Common Stock is then listed or admitted for trading, the Conversion Shares and the Warrants Shares issued upon conversion or exercise of the Preferred Stock or the Warrant.

            7.13 CONDUCT OF BUSINESS BY THE SELLER PENDING THE CLOSING. Except as otherwise expressly contemplated hereby or as disclosed on SCHEDULE
7.13 attached hereto, the Seller covenants and agrees as follows that, as and after the date of this Agreement and up to the Closing, unless the Purchaser shall otherwise expressly agree in writing:

            (a) The Seller shall use its best efforts to maintain and preserve its business organization, assets, employees and advantageous business relationships and conduct its business in the ordinary course pursuant to ordinary business terms and consistent with past practice;

            (b) The Seller shall not directly or indirectly do any of the following: (i) sell, pledge, dispose of, lease or encumber any assets of the Seller (including, without limitation, in respect of any indebtedness or accounts receivable owed to it or any claims held by it); (ii) amend its Articles of Incorporation or by-laws; (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

      (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any of its capital stock (other than pursuant to the Issuer Self-Tender); (v) adopt a plan of complete or partial liquidation or resolutions providing for the complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Seller; (vi) create, form or acquire any Subsidiary or transfer any assets or liabilities to any new Subsidiary of the Seller; or (vii) authorize or propose any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

            (c) The Seller shall not, directly or indirectly, (i) except for shares of Common Stock issuable upon exercise of options outstanding on the date of this Agreement, issue, sell, pledge, dispose of or encumber, or authorize, propose or agree to the issuance, sale, pledge or disposition of, any shares of, or any options, warrants or rights of any kind to acquire any shares of or any securities convertible into or exchangeable or exercisable for any shares of, its capital stock of any class or any other securities in respect of, in lieu of, or in substitution for shares of Common Stock outstanding on the date of this Agreement; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfer or purchase of any property or assets of any other individual or entity; (iii) incur any indebtedness for borrowed money or issue any debt securities or enter into any hedging, option, derivative or similar transaction or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or make any loans or advances provide credit support to any entity; (iv) authorize, recommend or propose any change in its capitalization; (v) change any assumption underlying, or method of calculating, any bad debt, contingency, provision or other reserve; (vi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business pursuant to ordinary business terms and consistent with past practice, or collect, or accelerate the collection of, any amounts owed (including accounts receivable) other than the collection in the ordinary course of business; (vii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing license, lease, contract or other document; or (viii) authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing;

            (d) The Seller shall not adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee or former employee or pay any benefit not required by any existing plan, arrangement or agreement, except that, with respect to employees who are not officers, in the ordinary course of business and consistent with past practice, the Seller may increase the compensation or fringe benefits of any such employee; PROVIDED, HOWEVER, that the aggregate increase for any such employee shall not exceed any approved pay scales for fiscal year 1995 for employees of equal rank and responsibility and the Seller shall not amend such pay scales or promote any employee to circumvent any compensation limitations contained in such pay scales;

            (e) The Seller shall not take any action with respect to the grant of any severance or termination pay or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof other than the provision of severance or termination benefits in the ordinary course of business consistent with past practice to non-officer employees of the Seller;

            (f) The Seller shall not make any tax election or settle or compromise any federal, state, local or foreign income or other tax liability; and

            (g) The Seller shall not agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Section 5 hereof untrue or incorrect in any respect.

            7.14 NOTICE OF CERTAIN EVENTS. The Seller shall promptly notify the Purchaser, confirmed in writing, of any of the following on or prior to the
Closing:

            (a) Any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by any Transaction Document, the Proxy Statement or the Issuer Tender Offer Documents;

            (b) Any notice of other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by any Transaction Document, the Proxy Statement or the Issuer Tender Offer Documents;

            (c) Any actions, suits, claims, investigations or proceedings commenced or, to its best knowledge threatened against, relating to or involving or otherwise affecting the Seller that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 5.15 and 5.16 or that relate to the consummation of the transactions contemplated by any Transaction Document, the Proxy Statement or the Issuer Tender Offer Documents;

            (d) The Board of Directors of the Seller determining to withdraw or modify a recommendation to approve this Agreement and the transactions contemplated by any Transaction Document, the Proxy Statement or the Issuer Tender Offer Documents, or the Committee determining to withdraw or modify in any respect its approval of this Agreement, the Investment and the transactions contemplated hereby and thereby;

            (e) Any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Seller subsequent to the date of this Agreement and prior to the Closing Date, under any Contract, or any circumstances of which the Seller is aware that are reasonably likely to result in such a default or event or any Material Adverse Effect;

            (f) Any material adverse change in the condition (financial or otherwise), properties, business, results of operations, prospects or solvency of the Seller or to the interest of stockholders in the Seller, or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change; and

            (g) Any breach by the Seller of any of its representations, warranties, covenants or agreements contained in any Transaction Document or any circumstance that has resulted in or is reasonably likely to result in any such representation or warranty being untrue, or any such covenant or agreement not being performed or complied with, or any condition not being fulfilled as of the Closing Date.

            7.15 LOCATION OF CORPORATE HEADQUARTERS. Subsequent to the Closing, the Purchaser shall cause the corporate headquarters of the Seller to be maintained in the Minneapolis, Minnesota metropolitan area for a period of two years after the Closing Date; provided, that, the Purchaser shall not be bound by this Section 7.15 if the Board of Directors of the Seller acting unanimously determines that the Purchaser need not be so bound.

            7.16 CONTINUING REPORTING COMPANY. For a period of two years after the Closing Date, the Purchaser shall cause the Seller (i) to continue to file the periodic reports required to be filed under Section 13 of the Exchange Act, (ii) to maintain its corporate existence, (iii) not to seek to cause the Common Stock to cease to be traded on the Nasdaq National Market (other than in conjunction with the listing of the Common Stock on a national securities exchange) and (iv) not to effect a "Rule 13e-3 transaction" within the meaning of Rule 13e-3 promulgated under the Exchange Act.

            7.17 SCOPE OF BUSINESS. For a period of two years after the Closing Date, the Purchaser shall not, and the Purchaser shall cause its Affiliates not to, limit the Seller's ability to continue to operate in the lines of business, and provide the services and products to third parties (which may include Affiliates of the Purchaser), that it engages in and provides as of the Closing Date.

            7.18 EMPLOYMENT AGREEMENTS. On or prior to the Closing Date, the Seller shall offer to each named individual in each of the Employment Agreements attached as Exhibits H, L and M hereto the opportunity to enter into his or her respective Employment Agreement on the Closing Date and shall execute on the Closing Date each Employment Agreement that the named individual therein elects to accept. The Purchaser agrees that as long as Judy M. Figge and Kenneth J. Figge are employed by the Company, the Purchaser will vote, or cause to be voted, all shares of Common Stock beneficially owned by the Purchaser and its Affiliates in favor of their election to the Board of Directors.

            7.19 FUTURE ARRANGEMENTS. Subsequent to the Closing, the parties hereto may determine to discuss entering into, or enter into, agreements or arrangements which they deem prudent and mutually beneficial for the provision of services between the parties on terms that are fair to each party. Such services may include, without limitation, administrative services, financial or treasury management services, reimbursement matter services, legal services, accounting services and other similar types of services.

            7.20 CHIEF EXECUTIVE OFFICER. Immediately upon consummation of the Closing, Mark Gildea will be employed as the Chief Executive Officer of the Seller and will devote at least approximately 75% of his entire working time to the affairs of the Seller and the balance of his working time will be spent on the affairs of the Purchaser and its Affiliates (other than the Seller). The Purchaser will reimburse the Seller for 25% (or such lesser percentage to the extent that Mr. Gildea devotes more than 75% of his time to the Seller) of the costs associated with the employment of Mr. Gildea by the Seller.

            8. TERMINATION. (a) This Agreement shall terminate upon either party giving notice of the termination of this Agreement as a result of the occurrence of any of the following:

            (i)   by mutual written agreement of the Seller and the Purchaser;

           (ii) if the Closing shall not have been consummated on or before September 15, 1995;

          (iii) prior to Closing if after the date hereof there shall be any law or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

           (iv) the Seller's shareholders fail to provide the requisite vote to approve this Agreement and the transactions contemplated by this Agreement at the meeting duly held for such purpose pursuant to Section 7.7.

            (b) This Agreement may be terminated by the Purchaser upon the occurrence of any of the following:

            (i) (x) the Seller shall have breached Section 7.9 or 7.13, (y) the Seller shall have breached any of its representations or warranties or other covenants or agreements contained in this Agreement, which breach pursuant to this subclause (y) is not cured within ten days after notice from the Purchaser to the Seller specifying such breach or (z) the letters, resolutions or legal opinion referred to in Section 3 hereof shall have been withdrawn or modified;

           (ii) the Board of Directors of the Seller shall have withdrawn or modified its approval or recommendation of this Agreement and the transactions contemplated hereby or by the other Transaction Documents, the Proxy Statement or the Issuer Tender Offer Documents, or the Board of Directors of the Seller, upon request by the Purchaser, shall fail promptly to reaffirm such approval or recommendation, or shall have resolved to do any of the foregoing;

          (iii) the Committee shall have withdrawn or modified its approval of this Agreement or the Investment, or the Committee, upon request by the Purchaser, shall fail promptly to reaffirm such approval, or shall have resolved to do any of the foregoing; or

           (iv) (x) the Board of Directors of the Seller shall have recommended to the shareholders of the Seller an Acquisition Proposal or shall have resolved to do so, (y) a tender offer or exchange offer for all or a portion of the Seller's Common Stock shall be commenced and Seller's Board of Directors shall not have recommended that stockholders not tender shares of Common Stock into such tender or exchange offer, or (z) any person (other than the Purchaser) or group (within the meaning of Section 13(d) of the Exchange Act) shall have acquired, or obtained the right to acquire, beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 20% or more of the outstanding shares of the Common Stock.

            (c) This Agreement may be terminated by the Seller upon the occurrence of any of the following:

            (i) The Purchaser shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement, which breach is not cured within ten days after notice from the Seller to the Purchaser specifying such breach; or

           (ii) If the Board of Directors of the Seller (x) fails to make or withdraws its recommendation that shareholders of the Seller approve this Agreement and the transactions contemplated hereby if there is at such time an Acquisition Proposal or (y) recommends that shareholders of the Seller accept or approve an Acquisition Proposal, in each case only if the Board of Directors concludes that such action is required by their fiduciary duties (as determined in good faith by the Board of Directors of the Seller upon the advice of independent legal counsel and based upon, if so requested by the Board of Directors, financial analyses of a financial advisor to the Board of Directors).

            (d) If this Agreement is terminated pursuant to this Section 8, this Agreement shall forthwith become void and be of no further force or effect and all obligations of the Seller and Purchaser under this Agreement shall terminate, except that (i) the provisions of Sections 10, 11, 12.2, 12.4 and
12.7 hereof shall survive such termination and shall remain in full force and effect and (ii) such termination shall not constitute a waiver by or bar against the exercise by any party to this Agreement of any rights or remedies at law or in equity that such party may have by reason of a breach of any breach of representation, warranty or covenant of this Agreement by the other party.

            9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and in each other Transaction Document shall survive the execution and delivery of this Agreement, the termination of this Agreement, the delivery of the Securities and any examination or investigation made by any party to this Agreement or any of their successors and assigns; PROVIDED, HOWEVER, that, the representations and warranties contained in this Agreement shall not survive, and shall be of no further force and effect, after December 31, 1996.

            10. SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind, and inure the benefit of, the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, that (a) the Seller may not assign any of its rights or obligations under this Agreement and (b) the rights of the Purchaser hereunder may not be assigned (except to Affiliates of the Purchaser) without the prior written consent of the Seller (which consent shall not be unreasonably withheld or delayed).

            11. INDEMNITY. The Seller agrees to indemnify and hold harmless the Purchaser and each of its Affiliates (including the respective officers, directors, employees and agents of the Purchaser and its Affiliates) (each, a "SELLER INDEMNIFIED PERSON") from and against any and all expenses, claims, liabilities, losses, damages, obligations, penalties, fines, costs and disbursements of any kind or nature (collectively, "LOSSES") (or actions or suits in respect thereof) in any way resulting from, related to or arising out of or in connection with a breach by the Seller of any of its representations or warranties made herein or in any Schedule, Exhibit or other appendix hereto or any material misstatement contained in or any material omission from the Proxy Statement or any Issuer Tender Offer Document or any of the transactions contemplated hereby or thereby (each, a "SELLER INDEMNIFIED MATTER"), and to reimburse from time to time upon demand therefor, each Seller Indemnified Person for any actual or threatened legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with a Seller Indemnified Matter (whether or not such Seller Indemnified Person is named party in such action, claim or proceeding); PROVIDED, HOWEVER, that the Seller shall not be responsible to any Seller Indemnified Person for any Losses to the extent that it is finally judicially determined by a court of competent jurisdiction that such Losses result solely and directly from the gross negligence or willful misconduct of the Seller Indemnified Person.

            The Purchaser agrees to indemnify and hold harmless the Seller and each of its Affiliates (including the respective officers, directors, employees and agents of the Seller and its Affiliates) (each, a "PURCHASER INDEMNIFIED PERSON") from and against any and all Losses (or actions or suits in respect thereof) in any way resulting from, related to or arising out of or in connection with a breach by the Purchaser of its representations and warranties made herein or any material misstatement contained in or any material omission from factual information with respect to the Purchaser furnished in writing by the Purchaser to the Seller specifically for inclusion in the Proxy Statement or any Issuer Tender Offer Document (each, a "PURCHASER INDEMNIFIED MATTER"), and to reimburse, from time to time upon demand therefor, each Purchaser Indemnified Person for any actual or threatened legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with a Purchaser Indemnified Matter (whether or not such Purchaser Indemnified Person is a named party in such action, claim or proceeding); PROVIDED, HOWEVER, that the Purchaser shall not be responsible to any Purchaser Indemnified Person for any Losses to the extent that it is finally judicially determined by a court of competent jurisdiction that such Losses result solely and directly from the gross negligence or willful misconduct of the Purchaser Indemnified Person.

            The indemnification and expense reimbursement obligations in this
Section 11 shall terminate and be of no further force and effect after December 31, 1996, except with respect to any claim, action, suit or proceeding as to which the party seeking indemnification shall have given written notice to the indemnifying party on or prior to December 31, 1996. No Seller Indemnified Person or Purchaser Indemnified Person seeking indemnity hereunder shall settle any matter without the prior consent of the indemnifying person (which consent shall not be unreasonably withheld).

            12.   MISCELLANEOUS.

            12.1 NOTICES. All notices or other communications given or made hereunder shall be validly given or made if in writing and delivered by facsimile transmission or in person at, or mailed by registered or certified mail, return receipt requested, postage prepaid, to, the following addresses (and shall be deemed effective at the time of receipt thereof).

                  If to the Seller:

                  IN HOME HEALTH, INC.
                  Carlson Center, Suite 500
                  601 Lakeshore Parkway
                  Minnetonka, Minnesota  55305-5214

                  Attention:  President
                  Facsimile #:  (612) 449-7599

                  with a copy to:

                  Lindquist & Vennum
                  4200 IDS Center
                  80 South Eighth Street
                  Minneapolis, Minnesota  55402

                  Attention:  Richard D. McNeil
                  Facsimile #:  (612) 371-3207

                  If to the Purchaser:

                  MANOR HEALTHCARE CORP.
                  10750 Columbia Pike
                  Silver Spring, Maryland  20901

                  Attention:  President, Alternate Site Division
                  Facsimile #: (301) 905-4586

                  with a copy to:

                  Manor Healthcare Corp.
                  10750 Columbia Pike
                  Silver Spring, Maryland  20901

                  Attention:  General Counsel
                  Facsimile:  (301) 905-4029

or to such other address as the party to whom notice is to be given may have previously furnished notice in writing to the other in the manner set forth above.

            12.2 EXPENSES. Each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other persons engaged by it, incurred in connection with this Agreement or the other Transaction Documents contemplated hereby and the other transactions; PROVIDED, HOWEVER, that if this Agreement is terminated by the Purchaser pursuant to any of Sections 8(b)(i)(x), 8(b)(i)(y) (if the breach serving as the basis for termination was wilful), 8(b)(i)(z), 8(b)(ii), 8(b)(iii) or 8(b)(iv) or by the Seller pursuant to Section 8(c)(ii), the Seller shall promptly pay to the Purchaser an amount equal to $1,300,000, which amount is inclusive of all of the Purchaser's costs and expenses and related time and effort in investigating, negotiating, preparing, entering into and performing this Agreement and the transactions contemplated herein. Any payment required to be made pursuant to this Section
12.2 shall be made as promptly as practicable but not later than three business days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by the Purchaser.

            12.3 REMEDIES. (a) Each of the Seller and the Purchaser acknowledges that the other party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of the other party in this

Agreement were not performed in accordance with its terms, and it is therefore agreed that each of the Purchaser and the Seller, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction (subject to Section 12.4) enjoining any such breach and enforcing specifically the terms and provisions hereof, and each of the Purchaser and the Seller hereby waive any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

            (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            12.4 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY Trial. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            (b)  THE SELLER AND THE PURCHASER EACH HEREBY IRREVOCABLY AND
UNCONDITIONALLY: (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL COURTS OF THE STATE OF MINNESOTA; (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 12.1 OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND
(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN FEDERAL COURT IN ANY OTHER JURISDICTION.

            12.5 SEVERABILITY; INTERPRETATION. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, each of the Seller and the Purchaser directs that such court interpret and apply the remainder of this Agreement in the manner which it determines most closely effectuates their intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

            12.6 HEADINGS. The index and section headings herein are for convenience only and shall not affect the construction hereof.

            12.7 ENTIRE AGREEMENT. This Agreement and the other Transaction Documents and the schedules, exhibits, annexes and appendices hereto and thereto embodies the entire agreement between the parties relating to the subject matter hereof and thereof and any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations, and memoranda, whether written or oral, between the Purchaser and the Seller or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof, are merged herein and replaced hereby.

            12.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

            12.9 MODIFICATION OR AMENDMENT. At any time prior to the Closing Date or thereafter, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

            12.10 WAIVER. The conditions to each of the parties' obligations to consummate the transactions contemplated hereby and to perform the acts contemplated on its part hereunder are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No failure or delay by any party in insisting upon the strict performance of any covenant, duty, agreement or condition of this Agreement or in exercising any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, any such waiver being made only by a written instrument executed and delivered by the waiving party.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                        IN HOME HEALTH, INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        MANOR HEALTHCARE CORP.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                            EXHIBIT A



THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IN HOME HEALTH, INC. TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH
SALE.

                 VOID AFTER 5:00 P.M. MINNEAPOLIS, MINNESOTA
                             TIME ON        , 1998
                     [Three years after the Closing Date]

                             IN HOME HEALTH, INC.
                  WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                       , 1995


            THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED, Manor Healthcare Corp., or its assigns (the "HOLDER"), is entitled to purchase, subject to the provisions of this warrant (the "WARRANT," such term to include any warrant issued in substitution therefor), from In Home Health, Inc., a Minnesota corporation (the "COMPANY"), Six Million (6,000,000) duly authorized, validly issued, fully paid and nonassessable shares (the "INITIAL SHARES") of the common stock, par value $.01 per share, of the Company (the "COMMON STOCK") at a purchase price of $3.75 per share (the "INITIAL WARRANT EXERCISE PRICE") at
any time or from time to time during the period from the date hereof to        ,
1998 (the "EXPIRATION DATE"). The number of Shares to be received upon the exercise of this Warrant and the price to be paid for each Share may be adjusted from time to time as hereinafter set forth. (The Initial Shares deliverable upon such exercise, and as adjusted from time to time, are referred to herein as "SHARES" and the exercise price for a Share in effect at any time and as adjusted from time to time is hereinafter referred to as the "EXERCISE
Price".) References to the "COMPANY" herein shall include successors to the Company as contemplated by Section (i) below.

            (a) EXERCISE OF WARRANT. This Warrant may be exercised by the Holder in whole or in part at any time or from time to time on or after the date
hereof to       , 1998; PROVIDED, HOWEVER, if the Expiration Date is a day
on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price by certified or bank cashier's check for the number of Shares specified in such Purchase Form. As soon as practicable after each such exercise of the Warrant, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books for the Company shall then be closed or that certificates representing such Shares shall not then be physically delivered to the Holder. The Company will, at the time of each exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder all rights (including without limitation any rights to registration of the Shares issued upon such exercise pursuant to that certain Registration Rights Agreement dated as of _______, 1995 by and between the Company and the Holder (the "REGISTRATION RIGHTS
AGREEMENT")) to which the Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant and the Registration Rights Agreement; PROVIDED, HOWEVER, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to the Holder.

            (b) ISSUANCE OF SHARES. The Company covenants that at all times it shall have the authority to issue and/or deliver upon exercise of this Warrant such number of authorized Shares as shall be required for issuance and delivery upon exercise of the Warrants. The Company covenants that all Shares which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly authorized and validly issued, fully paid, nonassessable, free from all taxes, liens and charges with respect to the issue thereof.

            (c) FRACTIONAL SHARES. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the then current market value of a share of Common Stock, determined in accordance with Section (f)(8) below (except that the determination shall be based on the current market value of a share of Common Stock on the last trading day before the date of exercise and not on an average over the preceding twenty trading days as otherwise contemplated by Section (f)(8)).

            (d)   EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.

      (1) This Warrant is exchangeable without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its transfer agent, if any, for other Warrants of different denominations but of like tenor entitling the holder(s) thereof to purchase in the aggregate the same number of Shares purchasable hereunder.

      (2) The Company may treat the person in whose name any Warrant is registered on the register kept at the office of the Company or its transfer agent, if any, as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. A Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued. The Company shall cause to be kept at its principal office or at the office of its transfer agent, if any, a register for the registration and transfer of Warrants. The names and addresses of holders of Warrants, the transfers thereof and the names and addresses of transferees of Warrants shall be registered in such register. The Holder will not make any transfers of this Warrant except pursuant to an effective registration statement or under an applicable exemption from registration under the Securities Act of 1933. The Holder agrees to notify the Company promptly following any transfer of any Warrant; PROVIDED, HOWEVER, that the failure to give such notice will not affect the effectiveness of a transfer that is made otherwise in compliance with the terms hereof.

      (3) Upon surrender of this Warrant to the Company at its principal office or at the office of its transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. (The term "WARRANT" as used herein includes any Warrants into which this Warrant may be divided or exchanged.)

      (4) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company at its expense will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

            (e) RIGHTS OF ACTION. All rights of action with respect to the Warrant are vested in the Holder (or its respective assigns) and the Holder of the Warrant without consent of the holder of any other Warrant, may, in its own behalf and for its own benefit, enforce against the Company its rights to exercise the Warrant for the purchase of Shares in the manner provided herein. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant or under the Registration Rights Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

            (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events at any time after May 2, 1995 as follows:

      (1) In case the Company shall (i) make a distribution on its outstanding Common Stock in shares of Common Stock; (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares; or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price in effect at the time of the record date for such distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such record date or effective date and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such distribution, subdivision, combination or redistribution; provided, that, if as a result of a reclassification the Company's Common Stock shall no longer be outstanding, the Holder of this Warrant shall be entitled to receive the aggregate number and kind of equity securities which, if this Warrant had been exercised by such Holder immediately prior to the effective date of such reclassification, the Holder would have been entitled to receive upon such reclassification with respect to Shares acquired upon such exercise.

      (2) In case the Company shall fix a record date for the issuance of rights or warrants to holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable for shares of Common Stock) at a price (or having a conversion or exercise price per share) less than the current market price of a share of Common Stock (as defined in Subsection (8) below) on the last date on which a regular way trade of the Common Stock would result in a purchaser being a holder of record on the record date mentioned below (the "EX-DIVIDEND DATE"), the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares which the aggregate offering price of the total number of shares so offered (or the aggregate conversion or exercise price of the securities so offered) would purchase at the current market price per share of Common Stock (as defined in Subsection (8) below), and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares offered for subscription or purchase (or into which the securities so offered are convertible or for which they are exercisable). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and, to the extent that shares are not delivered (or securities convertible into or exercisable for shares are not delivered), after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares (or securities convertible into or exercisable for shares) actually delivered.

      (3) In case the Company shall distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding regular quarterly cash dividends in the ordinary course and distributions referred to in Subsection (1) above, but including other cash dividends or distributions and dividends or distributions of shares of capital stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Subsection (2) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding on the record date for the distribution multiplied by the current market price per share of Common Stock (as defined in Subsection (8) below) on the record date for such distribution, less the fair market value (as determined in good faith by the Board of Directors of the Company) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding on the record date for the distribution multiplied by such current market price per share of Common Stock on the record date for such distribution. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

      (4) In case the Company shall issue shares of Common Stock (excluding shares of Common Stock issued (i) in any of the transactions described in Subsection (1) above and (ii) upon exercise of stock options outstanding May 2, 1995 or granted on the date of this Warrant) for no consideration or for a consideration per share of Common Stock less than the current market price per share (as defined in Subsection (8) below) on the date the Company fixes the offering price of such additional shares of Common Stock, the Exercise Price in effect thereafter shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock and the number of shares which the aggregate consideration received (determined as provided in Subsection (7) below) for the issuance of such additional shares of Common Stock would purchase at such current market price per share, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock. Such adjustment shall be made successively whenever such an issuance is made.

      (5) In case the Company shall issue any securities convertible into, exercisable for or exchangeable for shares of Common Stock (excluding securities issued in transactions described in Subsections (2) and (3) above) for no consideration or for a consideration per share of Common Stock initially deliverable upon conversion, exercise or exchange of such securities (determined as provided in Subsection (7) below) less than the current market price per share of Common Stock (as defined in Subsection (8) below) immediately prior to the issuance of such securities, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (7) below) for such securities would purchase at such current market price per share immediately prior thereto, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares deliverable upon conversion of, exercise for, or in exchange for such securities at the initial conversion, exercise or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

      (6) Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to Subsections (1), (2), (3), (4) and (5) above, the number of shares of Common Stock purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares issuable upon exercise of this Warrant immediately preceding the adjustment by the Exercise Price in effect immediately preceding the adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

      (7) For purposes of any computation respecting consideration received pursuant to Subsection (4) and (5) above, the following shall apply:

            (A) In the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

            (B) In the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination, absent manifest error, shall be conclusive; and

            (C) In the case of the issuance of securities convertible into, exercisable for or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exercise or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Subsection (7)).

      (8) For the purpose of any computation under Subsections (2), (3), (4) and (5) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 20 consecutive trading days ending on the trading day immediately prior to such date. The closing price for each day shall be the last sale price regular way or, in the case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange or the Nasdaq National Market on which the Common Stock is listed or admitted for trading, or, if the Common Stock is not listed or admitted for trading on a national securities exchange or the Nasdaq National Market, the closing price for each day shall be the average of the highest reported bid and lowest reported asked prices on such day as reported by Nasdaq or other similar organizations if Nasdaq is no longer reporting such information, or, if such information is not so available, the fair market price as determined in good faith by the Board of Directors of the Company.

      (9) All calculations under this Section (f) shall be made to the nearest one-tenth of a cent or to the nearest one-hundredth of a share, as the case may be.

      (10) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant to be mailed to the Holder, at its last address appearing in the Warrant register, and shall cause a certified copy thereto to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) to make any computation required by this Section (f) (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

      (11) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any equity securities of the Company, other than shares of Common Stock, thereafter the number of such other equity securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Subsections (1) to (9), inclusive above.

      (12) Irrespective of any adjustments in the Exercise Price or the number of kind of shares purchasable upon exercise of this Warrant, each Warrant theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

            (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section (f), the Company shall forthwith file at its principal office and with its transfer agent, if any, a certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section (a) hereof and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

            (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding (i) if the Company shall make any distribution in shares of Common Stock (other than dividends on the Company's preferred stock paid in shares of Common Stock) or (ii) if the Company shall offer to the holders of shares of Common Stock for subscription or purchase by them any share of any class or any other right or (iii) if any capital reorganization of the Company, reclassification of the Common Stock or other equity interests in the Company, sale, lease or transfer of all or substantially all of the property and assets of the Company to another entity, merger or consideration with another entity, or the voluntary or involuntary dissolution or liquidation of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights or (y) such reclassification, reorganization, conveyance, lease, merger or consolidation, dissolution or liquidation is to take place and the date, if any is to be fixed, as of which the holders of shares of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, conveyance, dissolution or liquidation.

            (i) RECLASSIFICATION, REORGANIZATION OR RELATED ACTIVITIES. In case of any reclassification, capital reorganization or other similar activity which results in a change in the outstanding shares of Common Stock or in case of the merger or consolidation of the Company with another entity or any sale, assignment, lease or conveyance to another entity of all or substantially all of the property or assets of the Company in one or a series of related transactions, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares and other securities and property receivable upon such reclassification, capital reorganization or similar activity, change, merger or consolidation, or sale, assignment, lease or conveyance which would have been received had this Warrant been exercised immediately prior to such reclassifications, capital reorganization, similar activity, change, merger or consolidation, or sale, assignment, lease or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares and to successive mergers or consolidations or sales, assignments, leases or conveyances. In the event that in connection with any such capital reorganization, reclassification or related change, merger or consolidation or sale, assignment, lease or conveyance, provision is made for the substitution or payment, in whole or in part, for the Common Stock of the Company of a different security of the Company, any such issuance shall be treated as a reclassification covered by the provisions of Subsection (1) of Section (f) above.

            In case any event shall occur as to which the provisions of Section
(f) hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the Holder, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Section, then, in each such case, at the request of the Holder, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section (f) hereof, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments, if any, described therein.

            The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, and (c) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock (or other securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

           (j) GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            (k) ASSIGNMENT. This Warrant may be transferred or assigned by the Holder or any subsequent holder as provided herein.

The Company may not assign its obligations hereunder except to the extent permitted in Section (i).

                                             IN HOME HEALTH, INC.


                                             By:____________________________

                                             Its:___________________________

Attest:


_____________________
Title:

                                PURCHASE FORM


                                                      Dated: _______, 19__



The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing an aggregate of_________ shares of Common Stock of In Home Health, Inc. (the "SHARES") and hereby makes payment of $_________. A new Warrant covering _______ shares should be issued to the undersigned.

                    INSTRUCTION FOR REGISTRATION OF SHARES

Name___________________________________________________________
      (Please typewrite or print in block letters)

Address________________________________________________________

      Signature_________________________________________________

                               ASSIGNMENT FORM


FOR VALUE RECEIVED,_____________________________________________________________
hereby sells, assigns and transfers unto

Name____________________________________________________________________________
      (Please typewrite or print in block letters)

Address_________________________________________________________________________

the right to purchase shares represented by this Warrant to the extent of_______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint_____________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated: ______________, 19__

Signature_________________

                                                                      EXHIBIT B

                          CERTIFICATE OF DESIGNATION

                          Certificate of Designation

                                      of

          the Series, Number of Shares in the Series, Dividend Rate,
             Redemption Price, Liquidation Price, Conversion Right
                       and Other Rights and Preferences
                                    of the
                           SERIES A PREFERRED STOCK
                               ($1.00 PAR VALUE)
                                      OF
                             IN HOME HEALTH, INC.

                  $100.00 LIQUIDATION PREFERENCE PER SHARE

               Pursuant to Section 302A.401, Minnesota Statutes

            The undersigned, Judy M. Figge, the President of In Home Health, Inc. (the "COMPANY"), a corporation subject to the Minnesota Business Corporation Act (Chapter 302A, Minnesota Statutes), does hereby certify that at a special meeting of the Board of Directors of said corporation duly held on May 2, 1995, the following resolution was duly adopted pursuant to Section 302A.401, Minnesota Statutes:

            RESOLVED, that there is hereby established a series of Preferred Stock having the relative rights and preferences that are set forth below:

                                   ARTICLE I

Section 101.  Designation.

            (a) This series of Preferred Stock shall be known as the "Series A Preferred Stock," par value $1.00 per share (the "PREFERRED STOCK").

            (b) The Preferred Stock shall consist of up to 200,000 shares, which number shall not be increased but may be decreased (but not below the number of shares of Preferred Stock then outstanding) from time to time by a resolution or resolutions of the Board of Directors. Shares of Preferred Stock redeemed or purchased by the Company or converted into Common Stock shall be
cancelled and shall revert to authorized   but unissued shares undesignated as
to series or class upon compliance with the applicable provisions of law.

Section 102.  Ranking.

            The Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the affairs of the Company. Each share of Preferred Stock shall rank on a parity with or senior to each other series of preferred stock, other than any junior stock, which may be hereafter issued by the Company in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.

Section 103.  Definitions.

            As used herein with respect to Preferred Stock, the following terms shall have the following meanings:

            (a) the term "JUNIOR STOCK" shall mean the Common Stock and any other class or series of stock of the Company hereafter authorized or issued over which Preferred Stock has preference or priority in (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

            (b) the term "COMMON STOCK" shall mean the class of stock designated as the common stock, par value $.01 per share, of the Company at the date of the adoption of this resolution or any other class of stock resulting from successive changes or reclassifications of such common stock.

            (c) the term "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor provision of law.

                                  ARTICLE II

Section 201.  Dividends.

            The annual rate of dividends payable on each share of Preferred Stock shall be 12% of the liquidation value thereof.

            All dividends declared on the Preferred Stock shall be paid when, as and if declared by the Company's Board of Directors out of funds legally available therefor in cash on the business day preceding the last business day of each March, June, September and December of each year commencing with
[     ], 1995 (each a "QUARTERLY DIVIDEND PAYMENT DATE").  Dividends on all shares of Preferred Stock shall accrue on a daily basis whether or not there shall be funds legally available therefor. Dividends on the

Preferred Stock shall begin to accrue and be cumulative from the date of original issue of the Preferred Stock. The Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock entitled to receive payments of a dividend declared thereon, which record date shall be no more than 60 days nor less than 10 days prior to the date fixed for the payment thereof.

Section 202.  Cumulation of Dividends.

            Accrued but unpaid dividends on the Preferred Stock shall cumulate as of the Quarterly Dividend Payment Date on which they first became payable; PROVIDED, HOWEVER, that (i) if any applicable dividend payment is not made on a Quarterly Dividend Payment Date, (ii) any redemption payment is not made on a Redemption Date (as defined in Article IV), (iii) any repurchase payment is not made or a Repurchase Date (as defined in Article IV), or (iv) any payment of accrued and unpaid dividends is not paid upon the conversion of the Preferred Stock as provided in Article V, respectively, thereafter the holders of the Preferred Stock shall be entitled to additional dividends which shall accrue in respect of all such dividend payments, redemption payments, repurchase payments and conversions that are past due and unpaid at the rate of 12% PER ANNUM compounded quarterly, with the amount of such additional dividends added to accrued dividend payments, redemption payments, repurchase payments or payments related to conversions, respectively, until all such dividend payments, redemption payments, repurchase payments or payments related to conversions shall have been paid in full (or declared and funds sufficient therefor set apart for payment). Past due dividends and additional dividends accrued with respect thereto may be paid at any time.

Section 203.  Dividend Preference Over Junior Stock.

            No dividends, whether in cash or property, may be paid upon or declared and set aside for or distributed to the holders of any junior stock unless and until all current and accumulated cash dividends payable pursuant to Sections 201 and 202 on shares of Preferred Stock shall have been paid or declared and funds for payment thereof shall have been set aside.

Section 204.  Dividend Preference on Parity Stock.

            No dividends may be paid to or declared or set aside for the benefit of holders of any class or series of stock of the Company ranking on a parity with the Preferred Stock in the payment of dividends if at that time there shall be any current or accumulated cash dividends payable pursuant to Sections 201 and

202, unless at the same time a like proportionate dividend, pro rata based on the annual dividend rates of the Preferred Stock and such parity stock, shall at the same time be paid to or declared and set aside for the benefit of holders of the Preferred Stock then issued and outstanding and entitled to receive such dividend.

Section 205.  Redemption of Shares.

            No shares of junior stock, parity stock or Preferred Stock may be purchased, redeemed or otherwise acquired for value by the Company or any subsidiary thereof, whether by way of direct payment or sinking fund, unless all dividends accrued on the Preferred Stock under Sections 201 or 202 shall have been paid or declared and funds for payment thereof set aside.

Section 206.  Permitted Transactions.

            Subject only to the limitations imposed by law, the Articles of Incorporation (as amended or further restated from time to time) or appropriate action of the Board of Directors, nothing contained in this Article II shall prohibit the making of: (i) a distribution of junior stock with respect to or in exchange for other junior stock; or (ii) any exchange of stock, distribution or payment of any dividend with respect to junior stock after the Company shall have paid, or set aside funds for payment of, all dividends accrued, through the most recent dividend payment date under Section 201, on the Preferred Stock. No holder of shares of Preferred Stock shall be entitled to share in any such distribution, payment or exchange.

Section 207.  Payment of Dividends in Common Stock.

            (a) The Company shall have the right, but not the obligation, to make an irrevocable election by written notice delivered to the holders of Preferred Stock not fewer than five business days prior to the relevant Quarterly Dividend Payment Date, to pay any accrued and unpaid dividends on the Preferred Stock by delivering to the holders of the Preferred Stock such number of shares of Common Stock, valued at the Fair Market Value thereof, equal to the amount of such accrued and unpaid dividends so elected to be paid in shares of Common Stock. In addition the Company shall have the right, but not the obligation, to make an irrevocable election by written notice delivered to the holders of Preferred Stock not fewer than five business days prior to the date payment is to be made, to pay any accumulated dividends on the Preferred Stock by delivering to the holders of the Preferred Stock such number of shares of Common Stock, valued at the Fair Market

Value thereof, equal to the amount of such accumulated dividends so elected to be paid in shares of Common Stock.

            The "FAIR MARKET VALUE" per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 20 consecutive trading days ending on the trading day immediately prior to the date of any notice given pursuant to this Section 207. The closing price for each day shall be the last sale price regular way or, in the case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange or the Nasdaq National Market on which the Common Stock is listed or admitted for trading, or, if the Common Stock is not listed or admitted on a national securities exchange or the Nasdaq National Market, the closing price for each day shall be the average of the highest reported bid and lowest reported asked prices on such day as reported by Nasdaq or other similar organizations if Nasdaq is no longer reporting such information, or, if such information is not so available, the fair market price as determined in good faith by the Board of Directors of the Company.

            Any such notice delivered pursuant to this Section 2.07 shall state that it is a notice under this Section 2.07, whether it is a notice of election to pay accrued and unpaid dividends or accumulated dividends in shares of Common Stock, the date such shares of Common Stock are to be delivered, the amount of accrued and unpaid dividends or accumulated dividends to be paid in Common Stock and the Fair Market Value of the Common Stock to be delivered in respect of such accrued and unpaid dividends or accumulated dividends.

                                  ARTICLE III

Section 301.  Liquidation Preference ($100.00 per share).

            (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Preferred Stock shall be entitled to be paid in full an amount equal to $100.00 per share, together with accrued and unpaid dividends and any accumulated dividends to such distribution or payment date, whether earned or declared.

            (b) If, upon any liquidation, dissolution or winding up of the Company, such payment referred to in Section 301(a) shall have been made in full to holders of Preferred Stock, the remaining assets and funds of the Company shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the Company, such payment referred to in Section 301(a) shall not have been made in full to the holders of all outstanding shares of Preferred Stock, the holders of Preferred Stock and all other classes or series of stock of the Company ranking on a parity therewith in the distribution of assets, shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation nor the merger of the Company with or into any other corporation or corporations, nor a reorganization of the Company alone, nor the sale or transfer of all or any part of its assets, shall be deemed a liquidation, dissolution or winding up of the Company within the meaning of this Section 301.

Section 302.  Notice of Liquidation.

            Written notice of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable and containing a statement of or reference to the conversion right set forth in Section 501 shall be given by the Company to the holders or holders of the Preferred Stock.

                                  ARTICLE IV

Section 401.  Redemption at Option of Company.

            On any date (any such date, the "REDEMPTION DATE") on or after
[     ], 2000, the Company may, from time to time and at any time, redeem all or any part of the outstanding shares of Preferred Stock (pro rata among the holders) for cash, out of funds legally available therefor, at a price equal to the liquidation preference per share, plus, in each case, accrued and unpaid dividends and all accumulated dividends to the Redemption Date.

            Notice of redemption of the Preferred Stock shall be mailed not less than 30, but not more than 60, days prior to the Redemption Date to each holder of shares of Preferred Stock, at such holder's address as it appears on the transfer books of the Company.

Section 402.  Repurchase at Option of Holder.

            Each holder of the Preferred Stock may, from time to time or at any time, upon notice given as specified in this Section 402, require the Company to repurchase on any date (any such date, the "REPURCHASE DATE") on or after
[    ], 2000 all or any portion of such holder's Preferred Stock for cash, out of funds legally available therefor, at a price equal to the liquidation preference per share, plus, in each case, accrued and unpaid dividends and all accumulated dividends to the Repurchase Date.

            Notice of a holder's election to require the Company to repurchase any of such holder's Preferred Stock shall be delivered to the Company not less than 30, but not more than 60, days prior to the Repurchase Date.

Section 403.  Deposit of Redemption Price or Repurchase Price.

            If on or before the applicable Redemption Date or the Repurchase Date, as the case may be, the redemption price or the repurchase price, as the case may be, together with accrued and unpaid dividends to the Redemption Date or the Repurchase Date, as the case may be, shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Preferred Stock to be redeemed or repurchased, as the case may be, on any such date so as to be and continued to be available therefor, then, from and after the applicable Redemption Date or Repurchase Date, as the case may be, notwithstanding that any certificate for shares of Preferred Stock shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the dividends thereon shall cease to accrue and accumulate, and all rights with respect to the shares of Preferred Stock shall terminate on the applicable Redemption Date or Repurchase Date, as the case may be, except only the right of the holders thereof to receive the redemption price or repurchase price, as the case may be, of the shares so redeemed, plus accrued and unpaid dividends and accumulated dividends to the Redemption Date or Repurchase Date, as the case may be, but without interest.

                                   ARTICLE V

Section 501.  Conversion.

            (a)  Subject to and upon compliance with the provisions of this
Section 501, at the option of the holder thereof, any share of the Preferred Stock may be converted prior to the close of business on the business day prior to the Redemption Date or

Repurchase Date applicable to any such share into that number of fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock equal to the number of shares of Preferred Stock to be converted multiplied by a fraction, the numerator of which shall be equal to the liquidation value for each share of Preferred Stock and the denominator of which shall be the Conversion Price, determined as hereinafter provided, in effect at the time of conversion of each share of Preferred Stock; PROVIDED, HOWEVER, that if the Company shall default in the payment of the redemption price or the repurchase price, as the case may be, of the Preferred Stock on the applicable Redemption Date or the Repurchase Date, as the case may be, the right of conversion shall continue until the Preferred Stock is so redeemed or repurchased.

            (b) The price at which shares of Common Stock shall be delivered upon conversion (herein called the "CONVERSION PRICE") shall be initially $2.00 per share of Common Stock.

            (c) To convert shares of Preferred Stock into Common Stock, the holder thereof shall surrender at the office of any transfer agent for the Preferred Stock (or, if there be no transfer agent, at the principal office of the Company) the certificate or certificates therefor, duly endorsed or assigned to the Company, and give written notice to the Company at such office that such holder elects to convert such shares. Such notice of conversion shall specify (i) the number of shares of Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Preferred Stock not be so converted to be issued and
(ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion. Shares of Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon conversion shall thereupon be treated for all purposes as the record holder or holders of the Common Stock. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fractional share, as hereinafter provided, to the person or persons entitled to receive the same. In the event that there shall have been surrendered a certificate or certificates representing shares of Preferred Stock, only part of which are to be converted, the Company shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Preferred Stock which shall not have been converted.

            (d) Upon conversion of any shares of Preferred Stock, no allowance or adjustment shall be made for dividends accrued on the Common Stock issued upon such conversion. On any conversion of the Preferred Stock, all accrued and unpaid dividends to the date of conversion and all accumulated dividends on any shares of Preferred Stock so converted shall be paid in full in cash to the extent of funds legally available therefor. Any such dividends not so paid shall be paid on the first date that funds are legally available therefor.

Section 502.  Fractional Shares.

            No fractional shares of Common Stock shall be issued upon the conversion of Preferred Stock. If more than one certificate for Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the current market price of Common Stock on the day of conversion (determined as provided in paragraph (g) of Section 503).

Section 503.  Adjustment of Conversion Price.

            The Conversion Price in effect at any time and the number and kind of securities purchasable upon the conversion of equal share of the Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events at any time after May 2, 1995 as follows:

      (a) In case the Company shall (i) make a distribution on its outstanding Common Stock in shares of Common Stock; (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares; or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price in effect at the time of the record date for such distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such record date or effective date and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such distribution, subdivision, combination or redistribution; PROVIDED, HOWEVER, that, if as a result of a reclassification the Company's Common Stock shall no longer be outstanding, the holders of the Preferred Stock shall be entitled to receive the aggregate number and kind of equity securities which, if the Preferred Stock had been converted by such holders immediately prior to the effective date of such reclassification, the holders would have owned and been entitled to receive upon such reclassification with respect to shares of Common Stock acquired upon such conversion.

      (b) In case the Company shall fix a record date for the issuance of rights or warrants to holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable for shares of Common Stock) at a price (or having a conversion or exercise price per share) less than the current market price of a share of Common Stock (as defined in paragraph (g) below) on the last day on which a regular way trade of the Common Stock would result in a purchaser being a holder of record on the record date mentioned below (the "EX-DIVIDEND DATE"), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares which the aggregate offering price of the total number of shares so offered (or the aggregate conversion or exercise price of the securities so offered) would purchase at the current market price per share of Common Stock (as defined in paragraph (g) below), and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares offered for subscription or purchase (or into which the securities so offered are convertible or for which they are exercisable). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and, to the extent that shares are not delivered (or securities convertible into or exercisable for shares are not delivered), after the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares (or securities convertible into or exercisable for shares) actually delivered.

      (c) In case the Company shall distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding regular quarterly cash dividends in the ordinary course and distributions referred to in paragraph (a) above, but including other cash dividends or distributions and dividends or distributions of shares of capital stock other than Common Stock) or subscription rights or warrants (excluding those referred to in paragraph (b) above), then in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding on the record date for the distribution multiplied by the current market price per share of Common Stock (as defined in paragraph (g) below) on the record date for such distribution, less the fair market value (as determined in good faith by the Board of Directors of the Company) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding on the record date for the distribution multiplied by such current market price per share of Common Stock on the record date for such distribution. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

      (d) In case the Company shall issue shares of Common Stock (excluding shares of Common Stock issued (i) in any of the transactions described in paragraph (a) above and (ii) upon exercise of stock options outstanding on May 2, 1995 or granted on the date of issuance of the Preferred

            Stock) for no consideration or for a consideration per share of Common Stock less than the current market price per share (as defined in paragraph (g) below) on the date the Company fixes the offering price of such additional shares of Common Stock, the Conversion Price in effect thereafter shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock and the number of shares which the aggregate consideration received (determined as provided in paragraph (f) below) for the issuance of such additional shares of Common Stock would purchase at such current market price per share, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock. Such adjustment shall be made successively whenever such an issuance is made.

      (e) In case the Company shall issue any securities convertible into, exercisable for or exchangeable for shares of Common Stock (excluding securities issued in transactions described in paragraph
            (b) and (c) above) for no consideration or for a consideration per share of Common Stock initially deliverable upon conversion, exercise or exchange of such securities (determined as provided in paragraph (f) below) less than the current market price per share of Common Stock (as defined in paragraph (g) below) immediately prior to the issuance of such securities, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in paragraph (f) below) for such securities would purchase at such current market price per share immediately prior thereto, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares deliverable upon conversion of, exercise for, or in exchange for such securities at the initial conversion, exercise or exchange price or rate.

            Such adjustment shall be made successively whenever such an issuance is made.

      (f) For purposes of any computation respecting consideration received pursuant to paragraph (d) and (e) above, the following shall apply:


            (A) In the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

            (B) In the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination, absent manifest error, shall be conclusive; and

            (C) In the case of the issuance of securities convertible into, exercisable for or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exercise or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this paragraph (f)).

      (g)   For the purpose of any computation under paragraph (b), (c), (d) and
            (e) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 20 consecutive trading days ending on the trading day immediately prior to such date. The closing price for each day shall be the last sale price regular way or, in the case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange or the Nasdaq National Market on which the Common Stock is listed or admitted for trading, or, if the Common Stock is not listed or admitted on a national securities exchange or the Nasdaq National Market, the closing price for each day shall be the average of the highest reported bid and lowest reported asked prices on such day as reported by Nasdaq or other similar organizations if Nasdaq is no longer reporting such information, or, if such information is not so available, the fair market price as determined in good faith by the Board of Directors of the Company.

      (h) All calculations under this Section 503 shall be made to the nearest one-tenth of a cent or to the nearest one-hundredth of a share, as the case may be.

      (i) Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Conversion Price and adjusted number of Shares issuable upon exercise of each share of the Preferred Stock to be mailed to the holders thereof, at their last registered addresses appearing in the Company's transfer records, and shall cause a certified copy thereto to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) to make any computation required by this Section 503 (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

      (j) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, holders of the Preferred Stock thereafter shall become entitled to receive any equity securities of the Company, other than shares of Common Stock, thereafter the number of such other equity securities so receivable upon conversion of the Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Subsections (a) to (h), inclusive above.

      (k) Irrespective of any adjustments in the Conversion Price or the number of kind of shares purchasable upon conversion of each share of Preferred Stock, each share of Preferred Stock theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the originally issued shares.

      (l) In case of any reclassification, capital reorganization or other similar activity which results in a change in the outstanding shares of Common Stock or in case of the merger or consolidation of the Company with another entity or any sale, assignment, lease or conveyance to another entity of all or substantially all of the property or assets of the Company in one or a series of related transactions, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holders of Preferred Stock shall have the right thereafter, by converting the Preferred Stock at any time prior to the date of mandatory redemption of the Preferred Stock, to purchase the kind and amount of shares and other securities and property receivable upon such reclassification, capital reorganization or similar activity, change, merger or consolidation, or sale, assignment, lease or conveyance which would have been received had the Preferred Stock been converted immediately prior to such reclassifications, capital reorganization, similar activity, change, merger or consolidation, or sale, assignment, lease or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The foregoing provisions of this paragraph (l) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares and to successive mergers or consolidations or sales, assignments, leases or conveyances. In the event that in connection with any such capital reorganization, reclassification or related change, merger or consolidation or sale, assignment, lease or conveyance, provision is made for the substitution or payment, in whole or in part, for the Common Stock of the Company of a different security of the Company, any such issuance shall be treated as a reclassification covered by the provisions of paragraph (a) above.

            In case any event shall occur as to which the provisions of paragraph (a) through (l) hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of holders of the Preferred Stock, fairly protect the conversion rights represented by the

            Preferred Stock in accordance with the essential intent and principles of such Subsections, then, in each such case, at the request of any holder of Preferred Stock, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in paragraphs (a) through (l) hereof, necessary to preserve, without dilution, the conversion rights represented by the Preferred Stock. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of the Preferred Stock and shall make the adjustments, if any, described therein.

Section 504.  Notice of Certain Corporate Action.

            In case:

            (i) the Company shall declare a dividend on its Common Stock payable otherwise than in cash out of its earned surplus; or

           (ii) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (iii) the Company shall reclassify the Common Stock of the Company (excluding a subdivision or combination of its outstanding shares of Common Stock); or

           (iv) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

            (v) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with each transfer agent (if any) for the Preferred Stock, and shall cause to be mailed to all holders of record of the Preferred Stock, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record date hereinafter specified, a notice stating (1) the record date, or (2) the date on which such reclassification, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, sale, transfer, dissolution, liquidation or winding up.

Section 505.  Company to Reserve Common Stock.

            For the purpose of effecting the conversion of the Preferred Stock, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Preferred Stock.

Section 506.  Taxes on Conversion.

            The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

Section 507.  Covenant as to Common Stock.

            The Company covenants that all shares of Common Stock which may be issued upon conversion of the Preferred Stock will upon issue be fully paid and nonassessable and, except as provided in Section 506, the Company will pay all taxes, liens and charges with respect to the issue thereof. Each share of Common Stock which may be issued upon conversion of the Preferred Stock shall have one vote.

Section 509.      Special Provision in Case of Merger,
                  Consolidation or Other Reorganization or
                  Sale of Assets.

            In case of any merger, consolidation, reorganization, sale or transfer provided for in Section 503, the Company shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of

Preferred Stock and each such holder of any Preferred Stock may elect, in lieu of converting his shares in accordance therewith, to require the Company to, subject to the legal availability of funds therefor, redeem all such shares held at the liquidation value per share, plus an amount equal to all accrued and unpaid dividends and all accumulated dividends thereon to the date fixed for redemption, which shall be not later than the effective date of the merger, sale or transfer. Redemption of the Preferred Stock shall be a condition to the effectiveness of such transaction.

                                  ARTICLE VI

Section 601.  Voting.

            The holders of Preferred Stock shall have, in addition to any voting rights provided by law, the right to vote by casting 50 (fifty) votes for each duly authorized, issued and outstanding share of Preferred Stock held by them of record, as hereafter provided:

             (i) voting together with the holders of Common Stock and any other class of shares voting with Common Stock, on any and all issues presented to a vote of the holders of Common Stock or as to which the holders of the Common Stock are entitled to vote upon; and

            (ii) as a separate class, upon:

                  (x) each question or matter in respect of which such holders are entitled to vote under the Minnesota Business Corporation Act;

                  (y) any amendment, alteration or repeal of any provision of the Second Restatement of Articles of Incorporation or this Certificate of Designation so as to affect adversely the rights, powers or preferences of the Preferred Stock, and any proposed creation of a class or series of preferred stock ranking on a parity with the Preferred Stock as to dividends or on liquidation.

      Authorization of any action set forth in (y) above requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock.

Section 602.  Adjustment in Voting Rights.

            The number of votes per share which the holders of Preferred Stock may cast pursuant to Section 601 shall be adjusted, upon any change in the Conversion Price under Article V hereof, to equal the number of shares of Common Stock into which it would be then convertible (whether or not such conversion is restricted or prohibited for any reason).

            IN WITNESS WHEREOF, I have subscribed my name this [   ] day of
[      ] 1995.



                                    ________________________________
                                    Judy M. Figge


Attest:



______________________________


STATE OF MINNESOTA)
                  ) ss.
COUNTY OF HENNEPIN)


            Kenneth J. Figge, being first duly sworn, on oath deposes and says that he is the Secretary of In Home Health, Inc.; that the foregoing statement contains the text of the resolution duly adopted by the Board of Directors of In Home Health, Inc. as aforesaid; and that he signed this instrument, by authority of the Directors of In Home Health, Inc., as his free act and deed for the purposes and uses therein expressed.



                                    ________________________________


Subscribed and sworn to before me
this [    ] day of [      ] 1995.



__________________________________
Notary Public

                                                                 EXHIBIT C


                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                          AUSTIN MANAGEMENT CORPORATION


     I, the undersigned, as Secretary of Austin Management Corporation, a Minnesota corporation, do hereby certify that by written resolution of the shareholders and directors dated March 30, 1987, it was unanimously resolved by the shareholders and directors that the Articles of Incorporation be amended and restated in accordance with the following resolutions:

     RESOLVED, that the Articles of Incorporation of this corporation be amended and restated in their entirety as follows and that such amended and restated Articles of Incorporation shall supersede the original Articles and all Amendments thereto:

                                    ARTICLE I

          The name of this corporation shall be In Home Health, Inc.

                                   ARTICLE II

          The location and address of this corporation's registered office in this state shall be 4001 Stinson Boulevard N.E., St. Anthony, Minnesota 55421, which is in Ramsey County.

                                   ARTICLE III

          The total number of shares the corporation has authority to issue is Five Million (5,000,000) shares of common stock, all of which shall have the par value of one cent ($0.01) per share.

                                   ARTICLE IV

          Shareholders shall have no rights of cumulative voting.

                                    ARTICLE V

          Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

                                   ARTICLE VI

          The Board of Directors of this corporation shall consist of three directors of such other number of directors as shall be fixed in the manner provided in the By-Laws of this corporation.

                                   ARTICLE VII

          Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

                                  ARTICLE VIII

          No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article VIII shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders,
     (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when this Article VIII becomes effective. If the Minnesota Business Corporation Act is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended. No amendment to or repeal of this
     Article VIII shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     FURTHER RESOLVED, that Kenneth J. Figge, the Secretary of this corporation be, and hereby is, authorized and directed to make, execute and acknowledge Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed and recorded in the manner required by law.

     IN WITNESS WHEREOF, I have hereunto subscribed my name pursuant to and authorized by the foregoing resolution this 30th day of March, 1987.


                                             /s/ Kenneth J. Figge
                                             -----------------------------------
                                               Kenneth J. Figge, Secretary of
                                                 Austin Management Corporation


STATE OF MINNESOTA  )
                    ) ss
COUNTY OF __________)


     The foregoing instrument was acknowledged before me this 30th day of March, 1987, by Kenneth J. Figge, the Secretary of Austin Management Corporation, a Minnesota Corporation, on behalf of the corporation.

[stamp]                                      /s/
                                            ------------------------------------
                                             Notary Public
                                             My commission expires:

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              IN HOME HEALTH, INC.


     We, the undersigned, Judith M. Figge, as President, and Kenneth J. Figge, as Secretary of In Home Health, Inc. a corporation organized and existing under the laws of the State of Minnesota, do hereby certify that, at a Special Meeting of Stockholders held on February 17, 1988, resolutions were duly adopted by the affirmative vote of a majority of the holders of the outstanding shares of common stock of the Company entitled to vote, amending Article III to the Articles of Incorporation of the Company as follows:

                    "Article III

          The total number of shares the corporation has authority to issue is Twenty Million
          (20,000,000) shares of common stock, all of which shall have the par value of one cent
          ($0.01) per share."

     IN WITNESS WHEREOF, we have hereunto subscribed our names as officers of the Company pursuant to the foregoing resolution this 18th day of February, 1988.

                                             IN HOME HEALTH, INC.

                                             By  /s/ Judith M. Figge
                                               -------------------------------
                                                    Judith M. Figge
                                                       President


                                                 /s/ Kenneth J. Figge
                                               --------------------------------
                                                    Kenneth J. Figge
                                                        Secretary

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )


     On this 18th day of February, 1988, before me, a Notary Public, within and for said County, personally appeared Judith M. Figge and Kenneth J. Figge to me known to be the persons who executed the foregoing Certificate of Amendment, who, being by me duly sworn, did say, the said Judith M. Figge that she is the President of In Home Health, Inc., and the said Kenneth J. Figge that he is the Secretary of In Home Health, Inc., the Company named in the foregoing Certificate, and that the facts stated in said Certificate are true; and said Judith M. Figge and Kenneth J. Figge declare that they executed said Certificate as the President and Secretary, respectively, of said Company by authority of the stockholders of the Company, and said Judith M. Figge and Kenneth J. Figge acknowledged that they executed the foregoing Certificate as the free act and deed of said corporation.



                                                  /s/ illegible
                                                  -----------------------------
                                                      Notary Public


                                                             [Stamp]

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                             OF IN HOME HEALTH, INC.

     Pursuant to the provisions of Minn. Stat. 302A.135, the undersigned corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

     1. Article III of the corporation's Articles of Incorporation is amended to read as follows:

     "The authorized capital stock of this corporation shall consist of Twenty Million (20,000,000) shares of Common Stock, par value $.01 per share, and One Million (1,000,000) shares of Preferred Stock. The Preferred Stock may be issued from time to time as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is authorized, by adopting resolutions providing for the issuance of Preferred Stock of any particular series, to establish the number of shares of Preferred Stock to be included in each such series, and to fix the par value, designation, relative powers, preferences, rights, qualifications, limitations and restrictions thereof, including without limitation the right to create voting, dividend and liquidation preferences greater than those of Common Stock."

     2. The foregoing amendment was ratified and approved at a meeting of stockholders held on February 26, 1991.

                                        IN HOME HEALTH, INC.

                                        By  /s/ Judy M. Figge, President
                                          ------------------------------------
                                               Judy M. Figge, President

                                        By  /s/ Kenneth J. Figge, Secretary
                                          ------------------------------------
                                               Kenneth J. Figge, Secretary


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

The foregoing instrument was acknowledged before me this ___ day of March, 1991, by Judy M. Figge and Kenneth J. Figge, respectively the President and Secretary of In Home Health, Inc., a Minnesota corporation, on behalf of the corporation.

[Stamp]                                  /s/ illegible
                                        ---------------------------------------
                                                      Notary Public

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                             OF IN HOME HEALTH, INC.

     Pursuant to the provisions of Minn. Stat. 302A.135, the undersigned corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

     1. Article III of the corporation's Articles of Incorporation is amended to read as follows:

     "The authorized capital stock of this corporation shall consist of Forty Million (40,000,000) shares of Common Stock, par value $.01 per share, and One Million (1,000,000) shares of Preferred Stock. The Preferred Stock may
     be issued from time to time as shares of one or more series.   Subject to
     the provisions hereof and the limitations prescribed by law, the Board of Directors is authorized, by adopting resolutions providing for the issuance of Preferred Stock of any particular series, to establish the number of shares of Preferred Stock to be included in each such series, and to fix the par value, designation, relative powers, preferences, rights, qualifications, limitations and restrictions thereof, including without limitation the right to create voting, dividend and liquidation preferences greater than those of Common Stock."

     2. The foregoing amendment was ratified and approved at a meeting of stockholders held on February 18, 1992.

                                             IN HOME HEALTH, INC.


                                             By  /s/ Judy M. Figge
                                               ---------------------------------
                                                    Judy M. Figge, President

                                             By  /s/ Kenneth J. Figge
                                               ---------------------------------
                                                    Kenneth J. Figge, Secretary


STATE OF MINNESOTA)
                  ) ss.
COUNTY OF HENNEPIN)

     The foregoing instrument was acknowledged before me this 21st day of February, 1992, by Judy M. Figge and Kenneth J. Figge, respectively the President and Secretary of In Home Health, Inc., a Minnesota corporation, on behalf of the corporation.


[Stamp]                                  /s/ illegible
                                        ---------------------------------------
                                                   Notary Public

                                                           EXHIBIT D



                           EMPLOYMENT AGREEMENT



            EMPLOYMENT AGREEMENT dated as of May 2, 1995 by and between IN HOME HEALTH, INC., a Minnesota corporation (the "COMPANY"), and JUDY M. FIGGE (the "EXECUTIVE").


                               R E C I T A L S :

            A. The Executive has been employed as a principal executive of the Company and has made a unique contribution to the business of the Company.

            B. The Board of Directors of the Company believes that the continued services of Executive would be of great value to the Company and is desirous of retaining her services as contemplated hereby.

            C. The Executive desires to accept employment by the Company and to render services to the Company, on the terms and subject to the conditions provided in this Agreement.


                              A G R E E M E N T :

            The parties hereto agree as follows:

            1. EMPLOYMENT. The Company hereby agrees to employ and retain the Executive, and the Executive agrees to be employed and retained by the Company, to render services to the Company for the period, at the rate of compensation and upon the other terms and conditions set forth herein. The Executive shall devote her best efforts and her entire working time and attention to her employment by the Company.

            2. TERM. The term of the Executive's employment under this Agreement (the "EMPLOYMENT TERM") shall commence on the date of consummation (the "COMMENCEMENT DATE") of the purchase by Manor Healthcare Corp., a Delaware corporation (the "PURCHASER"), of securities of the Company pursuant to the terms and subject to the conditions of the Securities Purchase and Sale Agreement dated as of May 2, 1995 by and between the Company and the Purchaser (the "SECURITIES PURCHASE AND SALE AGREEMENT") and shall continue until September 30, 1997 (such date being referred to herein as the "EXPIRATION DATE"), unless earlier terminated as provided herein.

The Company agrees that it will discuss an extension of the Employment Term beyond the Expiration Date at least six months prior to the Expiration Date; PROVIDED, HOWEVER, that the Company shall have no obligation hereunder to so extend the Employment Term. In the event the Securities Purchase and Sale Agreement is not consummated or is terminated in accordance with its terms, this Agreement shall be null and void.

            3.    POSITION AND DUTIES.

            (a) POSITION. The Executive shall serve the Company as president and chairperson of the board of directors. During her executive employment hereunder, the Executive shall report to the chief executive officer of the Company. During the Employment Term, the Company shall include the Executive in any slate of nominees proposed by the Company for election to the Company's Board of Directors. Upon termination of the Executive's employment under this Agreement or the expiration of this Agreement, the Executive shall immediately submit her resignation from the Board of Directors.

            (b) DUTIES. During the Employment Term, the Executive shall serve the Company and its subsidiaries, if any, in such senior executive capacity with such duties consistent therewith and shall perform such other services for the Company and its subsidiaries, if any, consistent with the position of a senior executive officer as may be assigned to her from time to time by the Company.

            4.    COMPENSATION AND REIMBURSEMENT OF EXPENSES.

            (a) SALARY. For services rendered by the Executive under this Agreement, the Company shall pay to the Executive as compensation during the Employment Term a salary (the "SALARY") as follows: (i) $300,000 per annum until September 30, 1996 and (ii) $315,000 per annum from October 1, 1996 to the Expiration Date. The Salary shall be payable at least in monthly installments on the normal payroll cycle of the Company, commencing with the end of the pay period which next follows the commencement of the Employment Term. The Executive will also be eligible to receive annual bonuses in accordance with the management incentive compensation plan of the Company as described in Schedule 5.8(a) annexed to the Securities Purchase and Sale Agreement.

            (b) REIMBURSEMENT OF EXPENSES. Consistent with established policies of the Company as in effect from time to time, the Company shall pay or reimburse the Executive for all reasonable travel, hotel, entertainment and other expenses incurred by the

Executive in performing her obligations under this Agreement, including a monthly automobile allowance covering the Executive's automobile lease payment obligations in respect of the leased 1994 Mercedes-Benz 500 SL in effect on the date of this Agreement (which lease will be assigned to the Executive as soon as practicable after the Commencement Date) and related fuel, maintenance and insurance expenses, a cellular phone and related telephone charges (to the extent incurred for business purposes), the use of a personal computer and facsimile machine for the Executive's home, and life insurance premiums not to exceed $30,000 per annum on life insurance policies owned by the Executive.

            5.    BENEFITS.

            (a) BENEFIT PLANS. The Executive shall also be entitled to participate, on a basis comparable to other key executives of the Company, in any benefit plan or program of the Company for which key executives are or shall become eligible, including, without limitation, pension, 401(k), life and disability insurance and stock benefits and/or plans, subject, in the case of tax-qualified benefit plans and programs, to restrictions under applicable law. The Executive shall be entitled, at her own expense, to continue her participation in any group insurance plans after the termination of her employment with the Company, to the extent required or permitted under applicable law.

            (b) PERSONAL TIME. The Executive shall be entitled to personal time (inclusive of vacation time and sick leave) with compensation during the period commencing with the Commencement Date and ending on September 30, 1996 with the number of days of personal time prorated on the basis of 21 days per one-year period and, during the period commencing on October 1, 1996 and ending on the Expiration Date, 27 days of personal time. The Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

            (c) NO REDUCTION. There shall be no material reduction or diminution of the benefits provided in this Section 5 (i) unless the Executive shall have given her prior written consent to such reduction or diminution and an equitable arrangement (embodied in an ongoing substitute or alternative benefit or plan) has been made with respect to such benefit or plan or (ii) except, in the case of Section 5(a), for across-the-board benefit reductions similarly affecting all senior management personnel of the Company.

            (d) OPTIONS. In addition to any stock options otherwise available to an employee under a stock option plan, upon the execution of this Agreement, the Executive shall be granted options (the "OPTIONS") to purchase 300,000 shares of Common Stock under an amendment to the Company's 1995 Stock Option Plan approved by the Company's stockholders (as so amended, the "1995 PLAN") which options (i) will have an exercise price equal to the fair market value of the Common Stock on the date of grant, (ii) will be immediately vested upon the grant thereof, (iii) will not be exercisable until after January 1, 1997, (iv) will have a term of ten years from the date of grant and will expire on the tenth anniversary of the date of grant; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding the Options shall expire, subject to the provisions of the next sentence, on the later of
(x) March 31, 1997 and (y) the date that is 90 days after the termination of the Executive's employment on the terms and as provided in the 1995 Plan, and (v) will be subject to forfeiture in their entirety as set forth in the next sentence. In the event that, on or prior to December 31, 1996, the Board of Directors of Manor Healthcare Corp. or of the Company shall have (i) formed in good faith a belief that the Executive had actual conscious knowledge that a representation or warranty included in the Securities Purchase and Sale Agreement or any schedule, exhibit or appendix thereto was materially untrue at the time of the Closing (as defined in the Securities Purchase and Sale Agreement) and (ii) commenced an action in a court of competent jurisdiction with respect to such believed material misrepresentation, the Company and the Executive agree to be bound by the decision of such court with the effect that if the court determines that Manor Healthcare Corp.'s or the Company's belief was correct (a "FORFEITURE EVENT"), the options shall become null and void and shall be forfeited in their entirety by the Executive to the Company, and if the court determines that Manor Healthcare Corp.'s or the Company's belief was incorrect, then the options will be exercisable until the date that is the later of 90 days after (x) the termination of the Executive's employment or (y) the date of the court's decision.

            6.    BENEFITS PAYABLE UPON DISABILITY.

            (a) DISABILITY BENEFITS. Subject to Section 7(b) hereof, during any period of Disability (as hereinafter defined) occurring during the Employment Term, the Company shall continue to pay to the Executive the compensation provided in Section 4 hereof and extend to her the benefits provided in Sections 4 and 5 hereof; it being understood that if disability benefits are provided under any disability policy maintained by the Company, payments under such policy shall be credited against such obligations of the Company. As used in this Agreement, the term "DISABILITY" shall mean the material inability of the Executive to render her agreed-upon services to the Company due to physical and/or mental infirmity.

            (b) SERVICES DURING DISABILITY. During the Employment Term, notwithstanding any Disability, the Executive shall, to the extent that she is physically and mentally able to do so, furnish information and assistance to the Company, and, upon the reasonable request in writing of the Company, from time to time, she shall make herself available to the Company to undertake reasonable assignments consistent with her current position with the Company and her physical and mental health.

            7. EARLY TERMINATION. This Agreement is subject to termination prior to the Expiration Date, as follows:

            (a) DEATH OF THE EXECUTIVE. If the Executive dies, this Agreement shall terminate effective as of the date of the Executive's death, and thereupon the Executive's estate shall be entitled solely to the payments and benefits set forth in Section 8(b) hereof.

            (b) DISABILITY. If the Executive has been unable to perform her obligations hereunder for six consecutive months, or for at least 180 days during any calendar year, due to Disability, the Company shall thereafter have the right to terminate the Executive's employment hereunder upon at least 30 days' prior written notice to the Executive of the effective date of such termination, and thereupon the Executive shall be entitled solely to the payments and benefits set forth in Section 8(b) hereof.

            (c) TERMINATION BY THE COMPANY FOR CAUSE. The Company shall have the right to terminate the Executive's employment hereunder for Cause (as hereafter defined), and thereupon the Executive shall be entitled solely to the payments and benefits set forth in Section 8(a) hereof. For purposes of this Agreement, the term "CAUSE" shall mean any of the following: (i) conviction of the Executive by a court of competent jurisdiction for commission of any felony, (ii) the Executive's failure or refusal to perform substantially her duties with the Company which failure or refusal continues for thirty days following the Executive's receipt of written notice specifying the nature and manner of such failure or refusal to perform, (iii) the Executive's willful misconduct or gross negligence which is injurious to the Company or its reputation and goodwill, (iv) a Forfeiture Event, or (v) the Executive's breach of Section 9, 10, 11, 12 or 13 of this Agreement.

            (d) RESIGNATION OR RETIREMENT. If the Executive resigns or retires, this Agreement shall terminate as of the date of the Executive's resignation or retirement, and thereupon the Executive shall be entitled solely to the payments and benefits set forth in Section 8(b), except that, if the Executive's resignation or retirement is for any reason other than Good Reason (as hereinafter defined), then, as of the date of the Executive's resignation or retirement, the Executive shall be entitled instead solely to the payments and benefits set forth in Section 8(a). "GOOD REASON" shall mean any of the following: (i) a request that the Executive permanently relocate to a location not in the Minneapolis, Minnesota metropolitan area that the Executive rejects within 30 days of the request and, upon such rejection, the relocation request not being rescinded or (ii) a failure or refusal by the Company to provide duties for the Executive to perform which are consistent with the position of a senior executive officer of the Company which failure or refusal continues for thirty days following the Company's receipt of written notice specifying the nature and manner of such failure or refusal to perform.

            8.    EFFECT OF EARLY TERMINATION.

            (a)   CAUSE OR RESIGNATION OR RETIREMENT FOR OTHER THAN GOOD
REASON. Upon the early termination of this Agreement by the Company for Cause or upon the resignation or retirement of the Executive for other than Good Reason, the Company shall pay to the Executive (i) her Salary accrued through the effective date of termination, payable at the time such payment is otherwise due and payable hereunder, and (ii) all other amounts and benefits to which the Executive is entitled, including, without limitation, vacation pay and expense reimbursement amounts accrued to the effective date of termination and amounts and benefits owing under the terms of any benefit plan of the Company in which the Executive participates, and the Company and the Executive shall have no further obligation to each other under this Agreement except as provided in
Section 16.

            (b) OTHER TERMINATION. Upon the early termination of this Agreement pursuant to Section 7(a), 7(b) or 7(d) (in the case of the resignation or retirement of the Executive for Good Reason), the Company shall pay to the Executive an amount equal to the remaining Salary which otherwise would have been payable to the Executive until the Expiration Date (the "SEVERANCE
AMOUNT") plus all other amounts and benefits to which the Executive is entitled accrued to the effective date of termination, including, without limitation, expense reimbursement amounts and amounts and benefits owing under the terms of any benefit plan of the Company in which the Executive participates. The Severance Amount shall be paid in a lump sum equal to the net present value of the Severance Amount, determined by discounting the aggregate Severance Amount using a discount rate equal to the yield on the date of such termination of United States Treasury Securities having a maturity closest to one year from such date.

            9. NON-SOLICITATION AGREEMENT. The Executive covenants and agrees that while employed by the Company and for a period of one year immediately following the effective date of any employment termination, the Executive will not in any way, directly or indirectly, on the Executive's own behalf or on behalf of or in conjunction with any other person, partnership, firm or corporation, solicit, divert, take away, or attempt to take away any person, partnership, firm or corporation (or the business or patronage) that has been a customer of the Company or any of its affiliated entities. The Executive further agrees that, for such period, the Executive will not in any way, directly or indirectly, on the Executive's own behalf or on behalf of or in conjunction with any person, partnership, firm or corporation, solicit, entice, hire, employ or endeavor to employ any employee of the Company or any of its affiliated entities.

            10. AGREEMENT NOT TO COMPETE. The Executive covenants and agrees that she will not, during the term of her employment with the Company, and so long as the Executive has been paid any payments due under Sections 4 and 8 above, for a period of one year following termination of such employment, either directly or indirectly, as an employee, director, officer, shareholder, partner, advisor, consultant or otherwise, engage in any commercial activity or participate in any venture of any kind that competes with the Company with respect to the delivery of home health care products and services within any area which constitutes a Restricted Geographic Area at the date of such termination. "RESTRICTED GEOGRAPHIC AREA" at any date means the areas which are within a fifty-mile radius of any city, town or other population center in which, at such date, the Company operates a professional home health care facility.

            Nothing stated in this Section 10 shall be deemed to preclude the Executive from holding less than 5% of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the securities of which are listed on any securities exchange or quoted on the Nasdaq National Market or traded on the over-the-counter market.

            The Executive acknowledges that the Company has expended substantial time and expense in the research and development of processes, technology, techniques and products which are unique to the Company or not generally known to others and which could be unfairly taken or used by others in competition with the Company. Accordingly, the Executive agrees that the restrictions contained in this Agreement are reasonable.

            If the scope of the restrictions contained in this Section 10 is too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or re-written (blue-lined) so as to be enforceable to the maximum extent permitted by law, and the Executive hereby consents, to the extent she may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce such restrictions. In the event of any breach by the Executive of this Section 10, the Company may elect to institute and prosecute proceedings in any state or federal court located in the State of Minnesota, either at law or in equity, to seek to obtain specific performance of any part of this Agreement, to seek injunctive relief against the Executive to temporarily or permanently enjoin the violation of this Section 10 and/or to seek to recover any damages resulting from the breach of this Section 10, and to recover attorneys' fees and costs in connection with the institution and prosecution of such proceedings. In any such proceedings, the Executive shall be entitled to seek to recover her attorneys' fees and costs in connection with such proceedings. No remedy available to the Company for a breach of this Section 10 is intended to be exclusive of any other remedy and all remedies are cumulative. The Executive agrees that damages are not adequate to compensate the Company for any breach by the Executive of this Agreement and hereby waives the defense of an adequate remedy at law or any other remedy at law and admits and concedes that there are none.

            11. CONFIDENTIAL INFORMATION. The Executive covenants and agrees not to at any time use, divulge, furnish or make accessible to anyone other than the Company, its affiliated entities, or its or their directors and officers, any proprietary or confidential information ("CONFIDENTIAL INFORMATION") of the Company or any of its affiliated entitles, including but not limited to information regarding the development of the Company's products, or the provision of the Company's services, or the Company's customer lists.

            Upon termination of her employment with the Company, the Executive agrees to deliver to the Company all written materials that constitute Confidential Information. Further, upon termination of her employment with the Company, the Executive agrees to make available to any person designated by the Company all information concerning pending or preceding transactions which may affect the operation of the Company or any subsidiary of the Company about which the Executive has knowledge. The obligations of the Executive contained in this paragraph are in addition to the obligation of the Executive to return to the Company, upon the termination of her employment, all property of the Company then in her possession.

            12. ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS. The Executive shall promptly disclose to the Company all inventions, discoveries, improvements, designs, processes, techniques, equipment, trademarks or copyrightable matter conceived or made by the Executive during the Executive's employment and related to any aspect of the business of the Company, and the Executive hereby assigns all of the Executive's interest therein, including the goodwill of the business symbolized by any trademarks, to the Company. The Executive further agrees to execute any applications, assignments or other instruments which the Company shall deem necessary to obtain letters patent, trademark registration or copyright registration of the United States or any foreign country or to otherwise protect the Company's interest therein. Nothing contained in this provision shall apply to any invention for which no equipment, supplies, facility or trade secrets information of the Company or any affiliated entity of the Company was used and which was developed entirely on the Executive's own time, and (a) which does not relate (1) to any aspect of the business of the Company or any affiliated entity of the Company or (2) to the actual or demonstrably anticipated research or development of the Company or any affiliated entity of the Company, or (b) which does not result from any work performed by the Executive for the Company or any affiliated entity of the Company.

            13. ASSISTANCE IN LITIGATION. During the Employment Term, the Executive shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it is, or may become, a party.

            14. FEDERAL INCOME TAX WITHHOLDING. The Company shall withhold from any benefits payable pursuant to this Agreement such Federal, State, City or other taxes as may be required to be withheld pursuant to any law or governmental regulations or ruling.

            15. EFFECT OF PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto respecting the Executive's employment by the Company and supersedes any prior employment agreement or arrangement between the Company and the Executive.

            16. INDEMNIFICATION. The Company shall indemnify and hold the Executive harmless to the fullest extent legally permissible under the Minnesota Business Corporation Act, as amended from time to time, against any and all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by her in connection with service as an officer of the Company or any other service or function served by her on behalf of the Company or at the Company's request; provided, that, the Executive shall not be entitled to indemnification hereunder if the expenses, liabilities and losses referred to above resulted from or relate to willful misconduct or gross negligence by the Executive or any material misrepresentation by the Company in the Securities Purchase and Sale Agreement of which the Executive had actual knowledge. The Company shall advance to the Executive the amount of her expenses incurred in connection with any proceeding relating to any such service or function to the fullest extent legally permissible under the Minnesota Business Corporation Act. The indemnification and expense reimbursement obligations of the Company in this
Section 16 will continue as to the Executive after she ceases to be an officer of the Company and shall inure to the benefit of her heirs, executors and administrators. The Company shall not, without the Executive's written consent, cause or permit any amendment to the Company's governing documents which would affect the Executive's rights to indemnification and expense reimbursement thereunder.

            17.   GENERAL PROVISIONS.

            (a) NONASSIGNABILITY. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, her beneficiaries, or legal representatives without the Company's prior written consent.

            (b) BINDING AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of, the Executive and the Company and their respective heirs, executors, administrators, successors and permitted assigns.

            (c) AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

            (d) WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

            (e) SEVERABILITY. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.

            (f) NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, if to the Executive, addressed to Judy M. Figge, 2004 Sugar Woods Drive, Orono, Minnesota 55356; if to the Company, addressed to In Home Health, Inc., Carlson Center, Suite 500, 601 Lakeshore Parkway, Minnetonka, MN 55305-5214 and directed to the attention of the chief executive officer of the Company with a copy to the secretary of the Company; or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

            (g) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            (h) INDULGENCES, ETC. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

            (i) HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

            (j) GOVERNING LAW. This Agreement is governed by the laws of the State of Minnesota, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has signed this Agreement, all as of the day and year first above written.

                                   IN HOME HEALTH, INC.



                                    By:
                                       -------------------------------------
                                        Name:
                                        Title:



                                    ---------------------------------
                                          Judy M. Figge

                                                         EXHIBIT E



                           EMPLOYMENT AGREEMENT



            EMPLOYMENT AGREEMENT dated as of May 2, 1995 by and between IN HOME HEALTH, INC., a Minnesota corporation (the "COMPANY"), and KENNETH J. FIGGE (the "EXECUTIVE").


                               R E C I T A L S :

            A. The Executive has been employed as a principal executive of the Company and has made a unique contribution to the business of the Company.

            B. The Board of Directors of the Company believes that the continued services of Executive would be of great value to the Company and is desirous of retaining his services as contemplated hereby.

            C. The Executive desires to accept employment by the Company and to render services to the Company, on the terms and subject to the conditions provided in this Agreement.


                              A G R E E M E N T :

            The parties hereto agree as follows:

            1. EMPLOYMENT. The Company hereby agrees to employ and retain the Executive, and the Executive agrees to be employed and retained by the Company, to render services to the Company for the period, at the rate of compensation and upon the other terms and conditions set forth herein. The Executive shall devote his best efforts and his entire working time and attention to his employment by the Company.

            2. TERM. The term of the Executive's employment under this Agreement (the "EMPLOYMENT TERM") shall commence on the date of consummation (the "COMMENCEMENT DATE") of the purchase by Manor Healthcare Corp., a Delaware corporation (the "PURCHASER"), of securities of the Company pursuant to the terms and subject to the conditions of the Securities Purchase and Sale Agreement dated as of May 2, 1995 by and between the Company and the Purchaser (the "SECURITIES PURCHASE AND SALE AGREEMENT") and shall continue until September 30, 1997 (such date being referred to herein as the "EXPIRATION DATE"), unless earlier terminated as provided herein.

The Company agrees that it will discuss an extension of the Employment Term beyond the Expiration Date at least six months prior to the Expiration Date; PROVIDED, HOWEVER, that the Company shall have no obligation hereunder to so extend the Employment Term. In the event the Securities Purchase and Sale Agreement is not consummated or is terminated in accordance with its terms, this Agreement shall be null and void.

            3.    POSITION AND DUTIES.

            (a) POSITION. The Executive shall serve the Company as the chief financial officer. During the Employment Term, the Company shall include the Executive in any slate of nominees proposed by the Company for election to the Company's Board of Directors. Upon termination of the Executive's employment under this Agreement or the expiration of this Agreement, the Executive shall immediately submit his resignation from the Board of Directors.

            (b) DUTIES. During the Employment Term, the Executive shall serve the Company and its subsidiaries, if any, in such senior executive capacity with such duties consistent therewith and shall perform such other services for the Company and its subsidiaries, if any, consistent with the position of a senior executive officer as may be assigned to him from time to time by the Company.

            4.    COMPENSATION AND REIMBURSEMENT OF EXPENSES.

            (a) SALARY. For services rendered by the Executive under this Agreement, the Company shall pay to the Executive as compensation during the Employment Term a salary (the "SALARY") as follows: (i) $226,000 per annum until September 30, 1996 and (ii) $237,000 per annum from October 1, 1996 to the Expiration Date. The Salary shall be payable at least in monthly installments on the normal payroll cycle of the Company, commencing with the end of the pay period which next follows the commencement of the Employment Term. The Executive will also be eligible to receive annual bonuses in accordance with the management incentive compensation plan of the Company as described in Schedule 5.8(a) annexed to the Securities Purchase and Sale Agreement.

            (b) REIMBURSEMENT OF EXPENSES. Consistent with established policies of the Company as in effect from time to time, the Company shall pay or reimburse the Executive for all reasonable travel, hotel, entertainment and other expenses incurred by the Executive in performing his obligations under this Agreement, including a monthly automobile allowance covering the Executive's automobile lease payment obligations in respect of the leased 1994 Lexus GS 300 in effect on the date of this Agreement (which lease will be assigned to the Executive as soon as practicable after the Commencement Date) and related fuel, maintenance and insurance expenses, a cellular phone and related telephone charges (to the extent incurred for business purposes) and life insurance premiums not to exceed $48,000 per annum on life insurance policies owned by the Executive.

            5.    BENEFITS.

            (a) BENEFIT PLANS. The Executive shall also be entitled to participate, on a basis comparable to other key executives of the Company, in any benefit plan or program of the Company for which key executives are or shall become eligible, including, without limitation, pension, 401(k), life and disability insurance and stock benefits and/or plans, subject, in the case of tax-qualified benefit plans and programs, to restrictions under applicable law. The Executive shall be entitled, at his own expense, to continue his participation in any group insurance plans after the termination of his employment with the Company, to the extent required or permitted under applicable law.

            (b) PERSONAL TIME. The Executive shall be entitled to personal time (inclusive of vacation time and sick leave) with compensation during the period commencing with the Commencement Date and ending on September 30, 1996 with the number of days of personal time prorated on the basis of 21 days per one-year period and, during the period commencing on October 1, 1996 and ending on the Expiration Date, 21 days of personal time. The Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

            (c) NO REDUCTION. There shall be no material reduction or diminution of the benefits provided in this Section 5 (i) unless the Executive shall have given his prior written consent to such reduction or diminution and an equitable arrangement (embodied in an ongoing substitute or alternative benefit or plan) has been made with respect to such benefit or plan or (ii) except, in the case of Section 5(a), for across-the-board benefit reductions similarly affecting all senior management personnel of the Company.

            (d) OPTIONS. In addition to any stock options otherwise available to an employee under a stock option plan, upon the execution of this Agreement, the Executive shall be granted options (the "OPTIONS") to purchase 200,000 shares of Common Stock under an amendment to the Company's 1995 Stock Option Plan approved by the Company's stockholders (as so amended, the "1995 PLAN") which options (i) will have an exercise price equal to the fair market value of the Common Stock on the date of grant, (ii) will be immediately vested upon the grant thereof, (iii) will not be exercisable until after January 1, 1997, (iv) will have a term of ten years from the date of grant and will expire on the tenth anniversary of the date of grant; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding the Options shall expire, subject to the provisions of the next sentence, on the later of (x) March 31, 1997 and (y) the date that is 90 days after the termination of Executive's employment on the terms and as provided in the 1995 Plan, and (v) will be subject to forfeiture in their entirety as set forth in the next sentence. In the event that, on or prior to December 31, 1996, the Board of Directors of Manor Healthcare Corp. or of the Company shall have (i) formed in good faith a belief that the Executive had actual conscious knowledge that a representation or warranty included in the Securities Purchase and Sale Agreement or any schedule, exhibit or appendix thereto was materially untrue at the time of the Closing (as defined in the Securities Purchase and Sale Agreement) and (ii) commenced an action in a court of competent jurisdiction with respect to such believed material misrepresentation, the Company and the Executive agree to be bound by the decision of such court with the effect that if the court determines that Manor Healthcare Corp.'s or the Company's belief was correct (a "FORFEITURE EVENT"), the options shall become null and void and shall be forfeited in their entirety by the Executive to the Company, and if the court determines that Manor Healthcare Corp.'s or the Company's belief was incorrect, then the options will be exercisable until the date that is the later of 90 days after (x) the termination of the Executive's employment or (y) the date of the court's decision.

            6.    BENEFITS PAYABLE UPON DISABILITY.

            (a) DISABILITY BENEFITS. Subject to Section 7(b) hereof, during any period of Disability (as hereinafter defined) occurring during the Employment Term, the Company shall continue to pay to the Executive the compensation provided in Section 4 hereof and extend to him the benefits provided in Sections 4 and 5 hereof; it being understood that if disability benefits are provided under any disability policy maintained by the Company, payments under such policy shall be credited against such obligations of the Company. As used in this Agreement, the term "DISABILITY" shall mean the material inability of the Executive to render his agreed-upon services to the Company due to physical and/or mental infirmity.

            (b) SERVICES DURING DISABILITY. During the Employment Term, notwithstanding any Disability, the Executive shall, to the extent that he is physically and mentally able to do so, furnish information and assistance to the Company, and, upon the reasonable request in writing of the Company, from time to time, he shall make himself available to the Company to undertake reasonable assignments consistent with his current position with the Company and his physical and mental health.

            7. EARLY TERMINATION. This Agreement is subject to termination prior to the Expiration Date, as follows:

            (a) DEATH OF THE EXECUTIVE. If the Executive dies, this Agreement shall terminate effective as of the date of the Executive's death, and thereupon the Executive's estate shall be entitled solely to the payments and benefits set forth in Section 8(b) hereof.

            (b) DISABILITY. If the Executive has been unable to perform his obligations hereunder for six consecutive months, or for at least 180 days during any calendar year, due to Disability, the Company shall thereafter have the right to terminate the Executive's employment hereunder upon at least 30 days' prior written notice to the Executive of the effective date of such termination, and thereupon the Executive shall be entitled solely to the payments and benefits set forth in Section 8(b) hereof.

            (c) TERMINATION BY THE COMPANY FOR CAUSE. The Company shall have the right to terminate the Executive's employment hereunder for Cause (as hereafter defined), and thereupon the Executive shall be entitled solely to the payments and benefits set forth in Section 8(a) hereof. For purposes of this Agreement, the term "CAUSE" shall mean any of the following: (i) conviction of the Executive by a court of competent jurisdiction for commission of any felony, (ii) the Executive's failure or refusal to perform substantially his duties with the Company which failure or refusal continues for thirty days following the Executive's receipt of written notice specifying the nature and manner of such failure or refusal to perform, (iii) the Executive's willful misconduct or gross negligence which is injurious to the Company or its reputation and goodwill, (iv) a Forfeiture Event, or (v) the Executive's breach of Section 9, 10, 11, 12 or 13 of this Agreement.

            (d) RESIGNATION OR RETIREMENT. If the Executive resigns or retires, this Agreement shall terminate as of the date of the Executive's resignation or retirement, and thereupon the Executive shall be entitled solely to the payments and benefits set forth in Section 8(b), except that, if the Executive's resignation or retirement is for any reason other than Good Reason (as hereinafter defined), then, as of the date of the Executive's resignation or retirement, the Executive shall be entitled instead solely to the payments and benefits set forth in Section 8(a). "GOOD REASON" shall mean any of the following: (i) a request that the Executive permanently relocate to a location not in the Minneapolis, Minnesota metropolitan area that the Executive rejects within 30 days of the request and, upon such rejection, the relocation request not being rescinded or (ii) a failure or refusal by the Company to provide duties for the Executive to perform which are consistent with the position of a senior executive officer of the Company which failure or refusal continues for thirty days following the Company's receipt of written notice specifying the nature and manner of such failure or refusal to perform.

            8.    EFFECT OF EARLY TERMINATION.

            (a)   CAUSE OR RESIGNATION OR RETIREMENT FOR OTHER THAN GOOD
REASON. Upon the early termination of this Agreement by the Company for Cause or upon the resignation or retirement of the Executive for other than Good Reason, the Company shall pay to the Executive (i) his Salary accrued through the effective date of termination, payable at the time such payment is otherwise due and payable hereunder, and (ii) all other amounts and benefits to which the Executive is entitled, including, without limitation, vacation pay and expense reimbursement amounts accrued to the effective date of termination and amounts and benefits owing under the terms of any benefit plan of the Company in which the Executive participates, and the Company and the Executive shall have no further obligation to each other under this Agreement except as provided in
Section 16.

            (b) OTHER TERMINATION. Upon the early termination of this Agreement pursuant to Section 7(a), 7(b) or 7(d) (in the case of the resignation or retirement of the Executive for Good Reason), the Company shall pay to the Executive an amount equal to the remaining Salary which otherwise would have been payable to the Executive until the Expiration Date (the "SEVERANCE AMOUNT") plus all other amounts and benefits to which the Executive is entitled accrued to the effective date of termination, including, without limitation, expense reimbursement amounts and amounts and benefits owing under the terms of any benefit plan of the Company in which the Executive participates. The Severance Amount shall be paid in a lump sum equal to the net present value of the Severance Amount, determined by discounting the aggregate Severance Amount using a discount rate equal to the yield on the date of such termination of United States Treasury Securities having a maturity closest to one year from such date.

            9. NON-SOLICITATION AGREEMENT. The Executive covenants and agrees that while employed by the Company and for a period of one year immediately following the effective date of any employment termination, the Executive will not in any way, directly or indirectly, on the Executive's own behalf or on behalf of or in conjunction with any other person, partnership, firm or corporation, solicit, divert, take away, or attempt to take away any person, partnership, firm or corporation (or the business or patronage) that has been a customer of the Company or any of its affiliated entities. The Executive further agrees that, for such period, the Executive will not in any way, directly or indirectly, on the Executive's own behalf or on behalf of or in conjunction with any person, partnership, firm or corporation, solicit, entice, hire, employ or endeavor to employ any employee of the Company or any of its affiliated entities.

            10. AGREEMENT NOT TO COMPETE. The Executive covenants and agrees that he will not, during the term of his employment with the Company, and so long as the Executive has been paid any payments due under Sections 4 and 8 above, for a period of one year following termination of such employment, either directly or indirectly, as an employee, director, officer, shareholder, partner, advisor, consultant or otherwise, engage in any commercial activity or participate in any venture of any kind that competes with the Company with respect to the delivery of home health care products and services within any area which constitutes a Restricted Geographic Area at the date of such termination. "RESTRICTED GEOGRAPHIC AREA" at any date means the areas which are within a fifty-mile radius of any city, town or other population center in which, at such date, the Company operates a professional home health care facility.

            Nothing stated in this Section 10 shall be deemed to preclude the Executive from holding less than 5% of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the securities of which are listed on any securities exchange or quoted on the Nasdaq National Market or traded on the over-the-counter market.

            The Executive acknowledges that the Company has expended substantial time and expense in the research and development of processes, technology, techniques and products which are unique to the Company or not generally known to others and which could be unfairly taken or used by others in competition with the Company. Accordingly, the Executive agrees that the restrictions contained in this Agreement are reasonable.

            If the scope of the restrictions contained in this Section 10 is too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or re-written (blue-lined) so as to be enforceable to the maximum extent permitted by law, and the Executive hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce such restrictions. In the event of any breach by the Executive of this Section 10, the Company may elect to institute and prosecute proceedings in any state or federal court located in the State of Minnesota, either at law or in equity, to seek to obtain specific performance of any part of this Agreement, to seek injunctive relief against the Executive to temporarily or permanently enjoin the violation of this Section 10 and/or to seek to recover any damages resulting from the breach of this Section 10, and to recover attorneys' fees and costs in connection with the institution and prosecution of such proceedings. In any such proceedings, the Executive shall be entitled to seek to recover his attorneys' fees and costs in connection with such proceedings. No remedy available to the Company for a breach of this Section 10 is intended to be exclusive of any other remedy and all remedies are cumulative. The Executive agrees that damages are not adequate to compensate the Company for any breach by the Executive of this Agreement and hereby waives the defense of an adequate remedy at law or any other remedy at law and admits and concedes that there are none.

            11. CONFIDENTIAL INFORMATION. The Executive covenants and agrees not to at any time use, divulge, furnish or make accessible to anyone other than the Company, its affiliated entities, or its or their directors and officers, any proprietary or confidential information ("CONFIDENTIAL INFORMATION") of the Company or any of its affiliated entitles, including but not limited to information regarding the development of the Company's products, or the provision of the Company's services, or the Company's customer lists.

            Upon termination of his employment with the Company, the Executive agrees to deliver to the Company all written materials that constitute Confidential Information. Further, upon termination of his employment with the Company, the Executive agrees to make available to any person designated by the Company all information concerning pending or preceding transactions which may affect the operation of the Company or any subsidiary of the Company about which the Executive has knowledge. The obligations of the Executive contained in this paragraph are in addition to the obligation of the Executive to return to the Company, upon the termination of his employment, all property of the Company then in his possession.

            12. ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS. The Executive shall promptly disclose to the Company all inventions, discoveries, improvements, designs, processes, techniques, equipment, trademarks or copyrightable matter conceived or made by the Executive during the Executive's employment and related to any aspect of the business of the Company, and the Executive hereby assigns all of the Executive's interest therein, including the goodwill of the business symbolized by any trademarks, to the Company. The Executive further agrees to execute any applications, assignments or other instruments which the Company shall deem necessary to obtain letters patent, trademark registration or copyright registration of the United States or any foreign country or to otherwise protect the Company's interest therein. Nothing contained in this provision shall apply to any invention for which no equipment, supplies, facility or trade secrets information of the Company or any affiliated entity of the Company was used and which was developed entirely on the Executive's own time, and (a) which does not relate (1) to any aspect of the business of the Company or any affiliated entity of the Company or (2) to the actual or demonstrably anticipated research or development of the Company or any affiliated entity of the Company, or (b) which does not result from any work performed by the Executive for the Company or any affiliated entity of the Company.

            13. ASSISTANCE IN LITIGATION. During the Employment Term, the Executive shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it is, or may become, a party.

            14. FEDERAL INCOME TAX WITHHOLDING. The Company shall withhold from any benefits payable pursuant to this Agreement such Federal, State, City or other taxes as may be required to be withheld pursuant to any law or governmental regulations or ruling.

            15. EFFECT OF PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto respecting the Executive's employment by the Company and supersedes any prior employment agreement or arrangement between the Company and the Executive.

            16. INDEMNIFICATION. The Company shall indemnify and hold the Executive harmless to the fullest extent legally permissible under the Minnesota Business Corporation Act, as amended from time to time, against any and all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him in connection with service as an officer of the Company pursuant to Section 3 hereof or any other service or function served by him on behalf of the Company or at the Company's request; PROVIDED, HOWEVER, that, the Executive shall not be entitled to indemnification hereunder if the expenses, liabilities and losses referred to above resulted from or relate to willful misconduct or gross negligence by the Executive or any material misrepresentation by the Company in the Securities Purchase and Sale Agreement of which the Executive had actual knowledge. The Company shall advance to the Executive the amount of his expenses incurred in connection with any proceeding relating to any such service or function to the fullest extent legally permissible under the Minnesota Business Corporation Act. The indemnification and expense reimbursement obligations of the Company in this Section 16 will continue as to the Executive after he ceases to be an officer of the Company and shall inure to the benefit of his heirs, executors and administrators. The Company shall not, without the Executive's written consent, cause or permit any amendment to the Company's governing documents which would affect the Executive's rights to indemnification and expense reimbursement thereunder.

            17.   GENERAL PROVISIONS.

            (a) NONASSIGNABILITY. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, his beneficiaries, or legal representatives without the Company's prior written consent.

            (b) BINDING AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of, the Executive and the Company and their respective heirs, executors, administrators, successors and permitted assigns.

            (c) AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

            (d) WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

            (e) SEVERABILITY. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.

            (f) NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, if to the Executive, addressed to Kenneth J. Figge, 2004 Sugar Woods Drive, Orono, Minnesota 55356; if to the Company, addressed to In Home Health, Inc., Carlson Center, Suite 500, 601 Lakeshore Parkway, Minnetonka MN 55305-5214 and directed to the attention of the chief executive officer of the Company with a copy to the secretary of the Company; or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

            (g) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            (h) INDULGENCES, ETC. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

            (i) HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

            (j) GOVERNING LAW. This Agreement is governed by the laws of the State of Minnesota, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has signed this Agreement, all as of the day and year first above written.

                                   IN HOME HEALTH, INC.



                                    By:
                                       -------------------------------------
                                        Name:
                                        Title:



                                    ---------------------------------
                                          Kenneth J. Figge

                                                            EXHIBIT F



                        REGISTRATION RIGHTS AGREEMENT


            This Registration Rights Agreement (the "AGREEMENT") is made and
entered into as of           , 1995, by and between IN HOME HEALTH, INC., a
Minnesota corporation (the "ISSUER"), and MANOR HEALTHCARE CORP., a Delaware corporation (the "PURCHASER").

            This Agreement is made in connection with that certain Securities Purchase and Sale Agreement dated as of May 2, 1995 by and between the Issuer and the Purchaser (the "PURCHASE AGREEMENT"). In order to induce the Purchaser to enter into the Purchase Agreement, the Issuer has agreed to provide to the Purchaser and its transferees the registration rights with respect to the Registrable Securities (as hereinafter defined), as set forth in this Agreement.

            The parties hereby agree as follows:

1.    SECURITIES SUBJECT TO THIS AGREEMENT

            (a) DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

            "ACT" means the Securities Act of 1933, as amended.

            "COMMISSION" has the meaning set forth in Section 2(a) hereof.

            "COMMON STOCK" means the common stock, par value $.01 per share, of the Issuer.

            "CONVERSION SHARES" means the shares of Common Stock issuable or issued upon conversion of the Preferred Stock pursuant to the terms thereof.

            "EFFECTIVE DATE" has the meaning set forth in Section 2(a) hereof.

            "MAJORITY AMOUNT" means an amount of Registrable Securities beneficially owned which represents a majority of the shares of Common Stock or other securities then constituting Registrable Securities.

            "PIGGYBACK REGISTRATION" has the meaning set forth in Section 3 hereof.

            "PREFERRED STOCK" means the convertible preferred stock of the Issuer to be issued and sold to the Purchaser under the Purchase Agreement.

            "REGISTRABLE SECURITIES" means the Shares, the Conversion Shares and the Warrant Shares and any other securities issued or issuable with respect to the Shares, the Conversion Shares or the Warrant Shares (including as a result of the operation of "anti-dilution" provisions in the Preferred Stock and the Warrant) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or pursuant to a dividend, distribution or issuance of other assets or securities; PROVIDED, HOWEVER, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

            "REGISTRATION EXPENSES" has the meaning set forth in Section 6 hereof.

            "RESTRICTED SECURITY" means any Registrable Security until such Registrable Security (i) has been effectively registered under the Act and disposed of by the Purchaser or any other holder in accordance with a registration statement filed under the Act covering such disposition by the Purchaser or such holder or (ii) is distributed to the public pursuant to Rule 144 under the Act.

            "SHARES" means the Shares of Common Stock of the Issuer to be issued and sold to the Purchaser under the Purchase Agreement.

            "SHELF REGISTRATION" has the meaning set forth in Section 2(a) hereof.

            "WARRANT" means the warrant to purchase shares of Common Stock of the Issuer to be issued and sold to the Purchaser under the Purchase Agreement.

            "WARRANT SHARES" means the shares of Common Stock issuable or issued upon exercise of the Warrant pursuant to the terms thereof.

            (b) HOLDERS OF REGISTRABLE SECURITIES. A person is deemed to be a holder of Registrable Securities whenever such person owns Registrable Securities or has a right to acquire such Registrable Securities, whether or not such acquisition has actually been effected, and disregarding any legal restrictions upon the exercise of such right; PROVIDED, HOWEVER, that unless the

Issuer is otherwise notified by the holder of a Registrable Security, the holder of a Registrable Security shall be deemed to be that person set forth on the books of the Issuer or the registrar for such Registrable Security or, with respect to the Warrant Shares and the Conversion Shares, the registered holders of the Warrant or the Preferred Stock, as the case may be.

2.    DEMAND REGISTRATION

            (a) EFFECTIVE REGISTRATION. The Issuer agrees to file as soon as reasonably practicable, upon the written request of the Purchaser and/or holders of a Majority Amount of Registrable Securities, but in no event later than forty-five days from the date of such request, a "shelf" registration statement on any appropriate form pursuant to Rule 415 under the Act and/or any similar rule that may be adopted by the Securities and Exchange Commission (the "COMMISSION"), with respect to all of the Registrable Securities as to which the request pertains (the "SHELF REGISTRATION"). The Issuer agrees to use its best efforts to have the Shelf Registration declared effective as soon as reasonably practicable after such filing and to keep the Shelf Registration continuously effective for a period expiring (A) one year or (B) 180 days in the case of any Shelf Registration not on Form S-3 (or, if for any reason the effectiveness of the Shelf Registration is suspended, such period set forth in clauses (A) and (B) shall be extended by the aggregate number of days of each such suspension) following the date on which the Shelf Registration is declared effective (the "EFFECTIVE DATE"). The Issuer shall file any such Shelf Registration requested at any time permitted to be effected on Form S-3; PROVIDED, HOWEVER, that the Issuer shall not be required to comply with more than two requests for a Shelf Registration under this Agreement for the Purchaser and any other holders of Registrable Securities on a registration form other than Form S-3. The Issuer may be required to have multiple Shelf Registrations filed and/or effective concurrently.


            Prior to filing any Shelf Registration, the Issuer shall notify all holders of Registrable Securities of the request for filing of the Shelf Registration and shall give each holder of Registrable Securities not less than 20 days to notify the Issuer of whether such holder intends to include Registrable Securities in such Shelf Registration and the number of Registrable Securities so to be included.

            The Issuer further agrees, if necessary, to supplement or amend any Shelf Registration, as required by the registration form utilized by the Issuer or by the instructions applicable to such registration form or by the Act or the rules and regulations thereunder or as reasonably requested by the Purchaser and/or the holders of a Majority Amount. The Issuer agrees to pay all Registration Expenses in connection with each Shelf Registration, whether or not it becomes effective. In no event shall a Shelf Registration include securities other than Registrable Securities, unless the Purchaser or, if the Purchaser no longer is a holder of Registrable Securities, the holders of a Majority Amount consent to such inclusion.

            (b) SELECTION OF UNDERWRITERS AND COUNSEL. If any offering pursuant to a Shelf Registration involves an underwritten offering, the Purchaser or, if the Purchaser no longer is a holder of Registrable Securities, holders of a Majority Amount to be registered shall have the right to select the investment banker or bankers and manager or managers to administer the offering. The holders of the Registrable Securities to be registered shall pay all underwriting discounts and commissions or placement fees of such investment banker or bankers and manager or managers and the fees and disbursements of counsel for the sellers of the Registrable Securities.

3.    PIGGYBACK REGISTRATION

            If the Issuer proposes to file a registration statement under the Act with respect to an offering by the Issuer for its own account or for the account of others of Common Stock or other securities (other than a registration statement on Forms S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Issuer's existing stockholders), then the Company shall in each case give written notice of such proposed filing to the holders of Registrable Securities at least twenty days before the anticipated filing date, and such notice shall offer such holders the opportunity to register such amount of Registrable Securities as each such holder may request (a "PIGGYBACK REGISTRATION"). The Issuer shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the holders of Registrable Securities requested to be included in the registration for such offering to include such securities in such offering on the same terms and conditions as any similar securities of the Issuer included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers an opinion to the holders of Registrable Securities that the total amount of securities which they, the Issuer and any other persons or entities intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the amount of shares to be offered for the accounts of holders of

Registrable Securities shall be reduced pro rata with respect to each holder to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter;
PROVIDED, HOWEVER, that if securities are being offered for the account of other persons or entities as well as the Issuer, such reduction shall not represent a greater fraction of the amount of securities intended to be offered by holders of Registrable Securities than the fraction of similar reductions imposed on such other persons or entities with respect to the amount of securities they intended to offer. In connection with a Piggyback Registration, the Issuer will pay all Registration Expenses (as defined in Section 6 below), except where otherwise required by applicable law.

4.    HOLDBACK AGREEMENTS

            (a) RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES. To the extent not inconsistent with applicable law, each holder of Registrable Securities whose securities are included in a Shelf Registration and each holder of Registrable Securities who has been offered the opportunity but declined to have its securities included in a Shelf Registration agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Issuer, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Act, during the five business days prior to, and during the 60-day period beginning on, the effective date of such Shelf Registration (except as part of such registration), if and to the extent timely notified in writing by the Issuer, in the case of a non-underwritten public offering, or by the managing underwriter or underwriters, in the case of an underwritten public offering.

            The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such holder whose Securities are included in a Shelf Registration shall undertake, in its request to participate in any such public offering, not to effect any public sale or distribution (except as a part of such registration) of any Registrable Securities commencing on the date of effectiveness of such Shelf Registration unless it has provided 45 days' prior written notice of such sale to the Issuer, in the case of a non-underwritten public offering, or the managing underwriter or underwriters, in the case of an underwritten public offering.

            (b) RESTRICTIONS ON PUBLIC SALE BY THE ISSUER AND OTHERS. The Issuer agrees, shall cause its subsidiaries to agree, and agrees to use its best efforts to cause its and its subsidiaries' officers and directors to agree if requested by the managing underwriter or managing underwriters (i) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities during the fifteen days prior to, and for up to a 90-day period (depending upon the request of the managing underwriter or managing underwriters) beginning on, (x) the date on which a registration statement in which the holders of Registrable Securities are participating and which registration statement relates to an underwritten offering of Registrable Securities is expected to be declared effective (except as part of such registration, or except pursuant to a registration of securities on Form S-4 or Form S-8, or any form substituting therefor) or, if later, (y) the expected date of the commencement of a public distribution of the Registrable Securities pursuant to such registration statement and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Issuer or any of its subsidiaries issues or agrees to issue any privately placed securities similar to the Registrable Securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 (or any similar provision then in force) under the Act (except as part of any such registration, if permitted, or when prevented by applicable statute or regulation from entering into such an agreement).

5.    REGISTRATION PROCEDURES

            In connection with each Shelf Registration and any Piggyback Registration, the Issuer hereby covenants to:

            (a) before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement, furnish to each seller of such Registrable Securities covered by such registration statement and the underwriters, if any, draft copies of all such documents proposed to be filed at least five business days prior thereto, which documents will be subject to the reasonable review of such sellers and underwriters, and the Issuer will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which the Purchaser or sellers holding a Majority Amount covered by such registration statement or the underwriters, if any, shall reasonably object and will notify each holder of the Registrable Securities included in such registration statement of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

            (b) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for as long as such registration is required to remain effective pursuant to the terms hereof in the case of each Shelf Registration; cause the prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

            (c) furnish to any seller of such Registrable Securities and the underwriter or underwriters, if any, without charge, at least one conformed copy of the registration statement and any post-effective amendment thereto, as soon as such documents become available to the Issuer, and such number of additional copies thereof and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such seller or underwriter may reasonably request as soon as such documents become available to the Issuer in order to facilitate the disposition of such Registrable Securities being sold by such seller (it being understood that the Issuer consents to the use of the prospectus and any amendment or supplement thereto by each seller of such Registrable Securities and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

            (d) on or prior to the date on which the registration statement is declared effective, use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of such Registrable Securities owned by such seller; provided that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d) or (ii) consent to general service of process in any such jurisdiction;

            (e) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuer to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

            (f) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Issuer will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (g) enter into customary agreements (including an underwriting agreement in customary form in the case of an underwritten offering) and make such representations and warranties to the underwriters as in form and substance and scope are customarily made by issuers to underwriters in primary and secondary underwritten offerings and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

            (h) make available for inspection by any seller of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "INSPECTORS"), all pertinent financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "RECORDS"), as shall be reasonably necessary to enable them to exercise "due diligence," and cause each of the Issuer's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. Sellers of Registrable Securities hereunder agree that Records and other information which the Issuer determines in good faith to be confidential, and of which determination the Inspectors and sellers are so notified, shall not be disclosed by the Inspectors or sellers unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is required pursuant to a subpoena, court order or regulatory or agency request or (iii) the information in such Records has been made generally available to the public.
The seller of Registrable Securities agrees that it will, upon learning that disclosure of the Records is sought in a court of competent jurisdiction or by a governmental agency, give notice to the Issuer and allow the Issuer, at the Issuer's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

            (i) in the event such sale is pursuant to an underwritten offering, obtain a "cold comfort" letter from the Issuer's independent public accountants in customary form and covering such matters as are of the type customarily covered by "cold comfort" letters as the selling holders of such Registrable Securities or the managing underwriters reasonably request;

            (j) obtain an opinion or opinions from counsel for the Issuer in customary form and covering such matters as are customary for transactions of this nature as the selling holders of Registrable Securities or the managing underwriters reasonably request;

            (k) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, earnings statements, which need not be audited, covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

            (l) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and take such action as may be necessary to list or have admitted for trading the Registrable Securities on any national securities exchange on the Nasdaq National Market on which shares of Common Stock are then listed or admitted for trading;

            (m) if requested by the managing underwriter or underwriters or any seller, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such seller reasonably requests to be included therein, including, without limitation, the number of Registrable Securities being sold by such seller to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and promptly make all required filings of such prospectus supplement or post-effective amendment;

            (n) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a copy of such document to each seller of such Registrable Securities;

            (o) cooperate with the sellers of such Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations or amounts, as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or such sellers may request;

            (p) notify the sellers of Registrable Securities covered by the registration statement and the managing underwriters, if any, promptly and (if requested by any such person) confirm such advice in writing of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

            (q) use its reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

            Each holder of Registrable Securities agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 5(f) hereof, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof and, if so directed by the Issuer, such holder will deliver to the Issuer (at the expense of the Issuer) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Issuer shall give any such notice, the Issuer shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(f) hereof, to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof.

6.    REGISTRATION EXPENSES

            All expenses incident to the Issuer's performance of or compliance with this Agreement including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, marketing expenses, fees and expenses of counsel for the Issuer and its independent certified public accountants (including audit fees), and fees and expenses of any special counsel for the Issuer or consultants for the Issuer (all such expenses being herein called "REGISTRATION EXPENSES") will be borne by the Issuer.

7.    INDEMNIFICATION; CONTRIBUTION

            (a) INDEMNIFICATION BY THE ISSUER. The Issuer agrees to indemnify, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, employees and agents and each person who controls such holder (within the meaning of the Act), and any investment advisor thereof or agent therefor against all losses, claims, damages, liabilities and expenses (including costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they are made) not misleading, except insofar as the same are arising out of or based upon or contained in any information with respect to such holder furnished in writing to the Issuer by such holder or its underwriter expressly for use therein. The Issuer will also indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

            (b) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Issuer, in writing, such information and affidavits with respect to such holder as the Issuer reasonably requests for use in connection with any such registration statement or prospectus and agrees, severally, to indemnify, to the extent permitted by law, the Issuer, its directors, officers, employees and agents and each person who controls the Issuer (within the meaning of the Act), against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or failed to be contained in any information or affidavit with respect to such holder so furnished in writing by such holder specifically for inclusion therein. In no event shall the liability of any participating holder hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit or proceeding against such person or investigation thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim or unless there may be different or additional defenses available to the indemnified party, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, the indemnified party shall have the right to retain counsel at the expense of the indemnifying party; PROVIDED, HOWEVER, that the indemnifying party will not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) with respect to such claim. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The indemnifying party will not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld.

            (d)   CONTRIBUTION.  If the indemnification provided for in this
Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions or inactions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), an indemnified holder of Registrable Securities shall not be required to contribute any amounts in excess of the amount by which the total price at which the Registrable Securities were sold by such indemnified holder and distributed to the public exceeds the amount of any damages which such indemnified holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 7(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7(d).

            In the event that any provision of an indemnification clause in an underwriting agreement executed by or on behalf of a holder of Registrable Securities differs from a provision in this Section 7, such provision in the underwriting agreement shall determine such holder's rights in respect thereof.

8.    PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

            No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (c) agrees to pay such person's pro rata portion of all underwriting discounts, commissions and fees. The Issuer will use its best efforts to assist with the underwriters' distribution requirements, including participating in "roadshow" meetings with investors, as the managing underwriters may reasonably request.

9.    RULE 144

            The Issuer covenants that it will file the reports required to be filed by the Issuer under the Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations adopted by the Commission thereunder; and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by
(a) Rule 144 under the Act, as such Rule may be amended from time to time, or
(b) any similar rule or regulation hereafter adopted by the Commission. Upon the reasonable request of any holder of Registrable Securities, the Issuer will deliver to such holder a written statement as to filings made by the Issuer with the Commission.

10.   MISCELLANEOUS

            (a) NO INCONSISTENT AGREEMENTS. The Issuer will not hereafter enter into any agreement with respect to any of its securities which contains provisions more favorable to the holders thereof than the provisions contained in this Agreement without providing for the granting of comparable rights to the holders of Registrable Securities in this Agreement. The Issuer will not enter into any agreement with respect to any of its securities which will grant to any person piggy-back rights with respect to any Shelf Registration.

            (b) REMEDIES. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Issuer agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (c) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer has obtained the written consent of the Purchaser and of holders of at least a Majority Amount affected by such amendment, modification, supplement, waiver or departure; PROVIDED, HOWEVER, that no such amendment, modification or supplement to, or waiver or consent in respect of, Section 7 hereof shall be effective as to any holder of Registrable Securities without the consent of such holder to such amendment, modification, supplement, waiver or consent.

            (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made by hand delivery or registered first-class mail:

            (i)   if to Manor Healthcare Corp., at:

                        Manor Healthcare Corp.
                        10750 Columbia Pike
                        Silver Spring, MD  20901
                        Attention:  General Counsel

           (ii) if to another holder of Registrable Securities, at the most current address, and with a copy to be sent to each additional address given by such holder to the Issuer;

          (iii)   if to the Issuer, at:

                        In Home Health, Inc.
                        Carlson Center, Suite 500
                        601 Lakeshore Parkway
                        Minnetonka, Minnesota  55305-5214
                        Attention:  President

            All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered, or two business days after being deposited in the mail, postage prepaid, if mailed.

            (e) SUCCESSORS AND ASSIGNS. This agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Any holder of a Registrable Security, whether or not the Purchaser, shall be entitled to the benefits of this Agreement.

            (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the holders of the Registrable Securities shall be enforceable to the fullest extent permitted by law.

            (j) SECURITIES HELD BY THE ISSUER OR ITS AFFILIATES. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuer or its controlled affiliates (other than the Purchaser or subsequent holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

                                    IN HOME HEALTH, INC.


                                    By: ____________________


Accepted and Agreed to:

MANOR HEALTHCARE CORP.


By:   _________________________

                                                  EXHIBIT G


            FORM OF RESOLUTION ADOPTED BY THE DIRECTORS OF THE SELLER


          Form of resolution to be included in resolutions relating to transaction:

          NOW, THEREFORE, BE IT RESOLVED, that contingent upon the closing of the Investment, the Company accepts the resignations of Messrs. Finkle and Lieberbaum as directors of the Company to be effective upon the closing of the transactions under the Investment Agreement; and

          RESOLVED FURTHER, that effective as of the Closing of the Investment Agreement and without any further action of the Board of Directors, the size of the Board of Directors of the Company shall be, and it hereby is, expanded pursuant to Bylaw Article III, Section 2 to consist of seven members and each of Mark L. Gildea, Donald C. Tomasso, Joseph Buckley and James H. Rempe, or such other persons as may be designated in writing by Manor Care prior to the closing of the Investment Agreement and agreed to by the Company, are hereby elected to fill the vacancies created by the resignations of Messrs. Finkle and Lieberbaum and the increase in the size of the Board of Directors from five to seven members; and this resolution shall not be rescinded, modified or waived without the prior written approval of Manor Care unless the Investment Agreement has been terminated in accordance with its terms.

                                                                EXHIBIT H

                          EMPLOYMENT AGREEMENT



            EMPLOYMENT AGREEMENT dated as of_____________, 1995, by and between IN HOME HEALTH, INC., a Minnesota corporation (the "Company"), and JAMES J. LYNN (the "Employee").


                             R E C I T A L S

            A. The Employee has been employed and has made a unique contribution to the business of the Company.

            B. The Board of Directors of the Company believes that the continued services of Employee would be of great value to the Company and is desirous of retaining his services as contemplated hereby.

            C. The Employee desires to accept employment by the Company and to render services to the Company, on the terms and subject to the conditions provided in this Agreement.


                           A G R E E M E N T:


      1. EMPLOYMENT. The Company hereby agrees to employ and retain the Employee, and the Employee agrees to be employed and retained by the Company, to render services to the Company for the period, at the rate of compensation and upon the other terms and conditions set forth herein. The Employee shall devote his best efforts to his employment by the Company.

      2. TERM. The term of the Employee's employment under this Agreement (the "Employment Term") shall commence on the date hereof (the "Commencement Date"), which is the date of consummation of the purchase by Manor Healthcare Corp., a Delaware corporation (the "Purchaser"), of securities of the Company pursuant to the terms and conditions of the Securities Purchase and Sale Agreement dated as of May 2, 1995 by and between the Company and the Purchaser (the "Securities Purchase and Sale Agreement") and shall continue until the second anniversary of the date hereof (such date being referred to herein as the "Expiration Date"), unless earlier terminated as provided herein.

      3.    DUTIES.

            The Employee shall serve the Company by providing certain human resource/training services and by performing such other duties consistent therewith. Employee shall provide forty-eight (48) to eighty (80) hours of such services each month. Upon termination of the Employee's employment under this Agreement or the expiration of this Agreement, the Employee shall immediately submit his resignation from the Board of Directors (if he is then serving thereon).

      4.    COMPENSATION AND REIMBURSEMENT OF EXPENSES.

            (a) SALARY. For services rendered by the Employee under this Agreement, the Company shall pay to the Employee as compensation during the Employment Term a salary (the "Salary") at the rate of one hundred twenty thousand dollars ($120,000) per annum. The Salary shall be payable in regular monthly installments, with the first of such payments made on the Commencement Date. The Employee will also be eligible to receive annual bonuses based on the Company revenues up to a maximum amount equal to fifty (50) percent of the Employee's salary.

            (b) AUTOMOBILE ALLOWANCE. Employer shall pay to Employee an automobile allowance of five hundred dollars ($500) per month during the term of this Agreement.

            (c) STOCK OPTION. Upon the execution of this Agreement, the Employee shall be granted options (the "OPTIONS") to purchase 50,000 shares of Common Stock under an amendment to the Company's 1995 Stock Option Plan approved by the Company's stockholders (as so amended, the "1995 PLAN") which options
(i) will have an exercise price equal to the fair market value of the Common Stock on the date of grant, (ii) will be immediately vested upon the grant thereof, (iii) will be exercisable immediately and (iv) will have a term of ten years from the date of grant and will expire on the tenth anniversary of the date of grant; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Options shall expire within three months after the termination of the Employee's employment on the terms and as provided in the 1995 Plan.

            (d) REIMBURSEMENT OF EXPENSES. Consistent with established policies of the Company as in effect from time to time, the Company shall pay or reimburse the Employee for all reasonable travel, hotel, entertainment and other business expenses incurred by the Employee in performing his obligations under this Agreement.

      5.    BENEFITS.

            (a) BENEFITS PLANS. The Employee shall also be entitled to participate, on a basis comparable to other key exempt employees of the Company, in any benefit plan or program of the Company for which exempt employees are or shall become eligible, including, without limitation, pension, 401(k), life and disability insurance and stock benefits and/or plans, subject, in the case of tax-qualified benefit plans and programs, to restrictions under applicable law. The Employee shall be entitled, at his own expense, to continue his participation in any group insurance plans after the termination of his employment with the Company, to the extent required or permitted under applicable law.

            (b) VACATION. The Employee shall be entitled to vacation time with compensation of fifteen (15) days during each twelve-month period of the Employment Term. The Employee shall also be entitled to all paid holidays given by the Company to its exempt employees.

            (c) NO REDUCTION. There shall be no material reduction or diminution of the benefits provided in this Section 5 (i) unless the Employee shall have given his prior written consent to such reduction or diminution and an equitable arrangement (embodied in an ongoing substitute or alternative benefit or plan) has been made with respect to such benefit or plan or (ii) except, in the case of Section 5(a), for across-the-board benefit reductions similarly affecting all key exempt employees of the Company.

      6.    BENEFITS PAYABLE UPON DISABILITY.

            (a) DISABILITY BENEFITS. Subject to Section 7(b) hereof, during any period of Disability (as hereinafter defined) occurring during the Employment Term, the Company shall continue to pay to the Employee the compensation provided in Section 4 hereof and extend to him the benefits provided in Sections 4 and 5 hereof; it being understood that if disability benefits are provided under any disability policy maintained by the Company, payments under such policy shall be credited against such obligations of the Company. As used in this Agreement, the term "Disability" shall mean the material inability of the Employee to render his agreed-upon services to the Company due to physical and/or mental infirmity.

            (b) SERVICES DURING DISABILITY. During the Employment Term, notwithstanding any Disability, the Employee shall, to the extent that he is physically and mentally able to do so, furnish information and assistance to the Company, and, upon the reasonable request in writing on behalf of the Board, from time to time, he shall make himself available to the Company to undertake reasonable assignments consistent with his current position with the Company and his physical and mental health.

      7. EARLY TERMINATION. This Agreement is subject to termination prior to the termination prior to the Expiration Date, as follows:

            (a) DEATH OF THE EMPLOYEE. If the Employee dies, this Agreement shall terminate effective as of the date of the Employee's death, and thereupon the Employee's estate shall be entitled solely to the payments and benefits set forth in Section 8(b) hereof.

            (b) DISABILITY. If the Employee has been unable to perform his obligations hereunder for four consecutive months, or for at least 120 days during any calendar year, due to Disability, the Company shall thereafter have the right to terminate the Employee's employment hereunder upon at least 30 days' prior written notice to the Employee of the effective date of such termination, and thereupon the Employee shall be entitled solely to the payments and benefits set forth in Section 8(b) hereof.

            (c) TERMINATION BY THE COMPANY FOR CAUSE. The company shall have the right to terminate the Employee's employment hereunder for Cause (as hereinafter defined), and thereupon the Employee shall be entitled solely to the payments and benefits set forth in Section 8(a) hereof. For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) the Employee's material breach of this Agreement, which breach shall have continued for 30 days after written notice by the Company to the Employee detailing the nature of such breach, (ii) the Employee's conviction for any felony or misdemeanor related to his acts or omissions as an employee of the Company, or (iii) the Employee's commission of any material act of dishonesty, fraud or deceit or any violation of obligations under Section 12 or 13 below. Written notice of the Employee's termination for Cause shall have been delivered to the Employee with a copy of a resolution duly adopted by the affirmative vote of a majority of the members of the Board finding that, in the good faith opinion of the Board, the Employee conducted himself in a manner as set forth above in this Section 7(c) and specifying the particulars thereof.

            (d) RESIGNATION OR RETIREMENT. If the Employee resigns or retires voluntarily ("Voluntary Resignation/ Retirement"), this Agreement shall terminate as of the date of the Employee's resignation or retirement, and thereupon the Employee shall be entitled solely to the payments and benefits set forth in Section 8(a). Notwithstanding the foregoing, if such resignation or retirement is due to the material diminution of Employee's duties as set forth in this Agreement ("Involuntary Resignation/Retirement"), Employee shall then be entitled to the payments and benefits set forth in Section 8(b).

            (e) TERMINATION FOR OTHER THAN CAUSE. The Company may terminate Employee for any reasons, at any time, upon written notice of such intention to terminate, but if not for Cause as stated in (c) above, Employee will be entitled to the payments and benefits set forth in Section 8(b).

      8.  EFFECT OF EARLY TERMINATION.

            (a) CAUSE OR VOLUNTARY RESIGNATION/RETIREMENT. Upon the early termination of this Agreement by the Company for Cause or upon the Voluntary Resignation/Retirement, the Company shall pay to the Employee (i) his Salary accrued through the effective date of termination, payable at the time such payment is otherwise due and payable hereunder, and (ii) all other vested amounts and benefits to which the Employee is entitled, including, without imitation, vacation pay and expense reimbursement amounts accrued to the effective date of termination and amounts and benefits owing under the terms of any benefit plan of the Company in which the Employee participates, and the Company and the Employee shall have no further obligation to each other under this Agreement except as otherwise provided herein.

            (b) OTHER TERMINATION. Upon the early termination of this Agreement pursuant to Section 7(a), 7(b), 7(e), or the

Involuntary Resignation/Retirement of Employee, Employee will be entitled to the payments and benefits due for the remaining term of this Agreement as set forth in Sections 4 and 5, above.

      9. ASSISTANCE IN LITIGATION. During the Employment Term, the Employee shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it is, or may become, a party.

      10. FEDERAL INCOME TAX WITHHOLDING. The Company shall withhold from any benefits payable pursuant to this Agreement such Federal, State, City or other taxes as may be required to be withheld pursuant to any law or governmental regulations or ruling.

      11. EFFECT OF PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto respecting the Employee's employment by the Company and supersedes any prior employment agreement or arrangement between the Company and the Employee.

      12. NON-SOLICITATION AGREEMENT. The Employee covenants and agrees that while employed by the Company and for a period of one year immediately following the effective date of any employment termination, the Employee will not in any way, directly or indirectly, on the Employee's own behalf or on behalf of or in conjunction with any other person, partnership, firm or corporation, solicit, divert, take away, or attempt to take away any person, partnership, firm or corporation (or the business or patronage) that has been a customer of the Company or any of its affiliated entities. The Employee further agrees that, for such period, the Employee will not in any way, directly or indirectly, on the Employee's own behalf or on behalf of or in conjunction with any person, partnership, firm or corporation, solicit, entice, hire, employ or endeavor to employ any employee of the Company or any of its affiliated entities.

      13. CONFIDENTIAL INFORMATION. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, which shall have been obtained by the Employee during or by reason of his employment by the Company and which shall not be public knowledge. During and after the end of the Employment Term, the Employee shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it, except that, while employed by the Company in the business of and for the benefit of the Company, the Employee may provide confidential information as appropriate to attorneys, accountants, banks, or other persons or entities engaged in business with the Company from time to time.

      14.  GENERAL PROVISIONS.

            (a) NONASSIGNABILITY. Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee, his beneficiaries, or legal representatives without the Company's prior written consent.

            (b) BINDING AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of, the Employee and the Company and their respective heirs, executor, administrators, successors and permitted assigns.

            (c) AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

            (d) WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel against the enforcement of any provision of this Agreement, except by writing instrument of the party charged with such waiver or estoppel.

            (e) SEVERABILITY. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not effect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.

            (f) NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, addressed to James J. Lynn, 5435 Wedgewood Drive, Shorewood, MN 55331; if to the Company, addressed to In Home Health, Inc., Carlson Center, Suite 550, 601 Lakeshore Parkway, Minnetonka, Minnesota 55305-5214 and directed to the attention of the Board with a copy to the Secretary of the Company; or to such other address as either party any have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

            (g) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            (h) INDULGENCES, ETC. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

            (i) HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

            (j) GOVERNING LAW. This Agreement is governed by the laws of the State of Minnesota, and its validity, interpretation, performance, and enforcement shall be governed by the laws of the said State.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has signed this Agreement, all as of the day and year first above written.

EMPLOYEE                                        IN HOME HEALTH, INC.



                                  By:
- -------------------------------       ------------------------------------
      James J. Lynn
                                  Its:
                                      ------------------------------------

                                                                   EXHIBIT I

                   FORM OF OPINION OF LINDQUIST & VENNUM,
                            COUNSEL FOR THE SELLER


      Opinion, dated the Closing Date and addressed to the Purchaser of Lindquist & Vennum, counsel for the Seller, to the effect that:

      1. The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of Minnesota.

      2. The authorized capital stock of the Seller is as set forth in the Securities Purchase and Sale Agreement (the "Purchase Agreement"). All outstanding shares of capital stock (including the Shares) of the Seller has been duly authorized and have not been issued in violation of (nor are any of the authorized shares of capital stock of the Seller subject to) any preemptive or similar rights created by statute, the articles of incorporation or bylaws of the Seller, or, to the best of such counsel's knowledge, any agreement to which the Seller is a party or is bound.

      3. The Warrant has been duly and validly authorized and when executed by the Seller and delivered to and paid for by the Purchaser in accordance with the terms of the Purchase Agreement, will constitute a valid and binding agreement of the Seller enforceable in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Warrant is free of preemptive or similar rights and any Encumbrances (other than any Encumbrance created by federal or state securities laws).

      4. The Conversion Shares and the Warrant Shares (in sufficient amounts to satisfy the initial conversion and exercise requirement of the Preferred Stock and the Warrants) have been duly reserved for issuance upon conversion of the Preferred Stock and exercise of the Warrants, as the case may be, and have been duly authorized by the Seller, and, when issued and paid for (if required) upon such exercise or conversion in accordance with the terms of the Preferred Stock or the Warrants, as the case may be, will be validly issued, fully paid and nonassessable, and such shares will be free of preemptive or similar rights and Encumbrances (other than any Encumbrance created by federal or state securities laws).

      5. The Seller has taken all action required by law, its Articles of Incorporation, its bylaws or otherwise required by law to be taken by it to authorize the execution, delivery and performance by it of the Purchase Agreement and each other Transaction Document and in respect of the Issuer Self-Tender. Each Transaction Document has been duly authorized, executed and delivered by the Seller and each such document is a legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except that the enforcement thereof may be subject to
(a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

      6. The execution, delivery and performance of each Transaction Document by the Seller and the consummation of the transactions contemplated therein to be performed by the Seller, and the consummation of the Issuer Self-Tender, do not and will not constitute or result in (a) a breach or violation of, or a default under, the Articles of Incorporation or bylaws of the Seller, (b) a breach or violation of, a default under or an event triggering any payment or other obligation pursuant to, any Compensation and Benefit Plan known to such counsel or, to the knowledge of such counsel, any grant or award made under any of the foregoing, (c) except as set forth in Schedules 5.9 and 5.11 of the Purchase Agreement, a breach, violation or event triggering a right of termination of, or a default under, or the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time or both) pursuant to any provision of any Contract of the Seller known to such counsel or any law, rule, ordinance or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or judgment, decree, order or award known to such counsel to which the Seller is subject or any governmental or non-governmental authorization, consent, approval, registration, franchise, license or permit known to such counsel under which Seller conducts any of its business, or (d) except as set forth in Schedules 5.9 and 5.11 of the Purchase Agreement, to the knowledge of such counsel, any other change in the rights or obligations of any party under any of the Seller's Contracts.

      7. Except as set forth in Schedules 5.9 and 5.11 of the Purchase Agreement, no Consent of or by any (a) court, (b) government agency or body or
(c) other third party (whether acting in individual, fiduciary or other capacity) is required for the consummation of the transactions contemplated by the Purchase Agreement and the other Transaction Documents, the Proxy Statement or the Issuer Tender Offer Documents to be performed by the Seller, except (i) such as have been obtained and made and are in full force and effect and (ii) such as may be required under the Act and state securities laws in connection with the performance by the Seller of its obligations under the Registration Rights Agreement.

      8. The Preferred Stock Designation setting forth the series, number of shares in the series, dividend rate, redemption price, liquidation price, conversion price and other rights and preferences of the Preferred Stock has been duly adopted by the Board of Directors of the Seller and complies with all requirements of the Minnesota BCA. The Preferred Stock Designation has been duly filed with the Secretary of State of the State of Minnesota in accordance with the requirements of the Minnesota BCA. When delivered to and paid for by the Purchaser in accordance with the Purchase Agreement, the Preferred Stock will be validly issued, fully paid and non-assessable and will be free of preemptive or similar rights and Encumbrances and the holders of the Preferred Stock will be entitled to all such rights, preferences and privileges as are set forth in the Preferred Stock Designation.

      9. The amendment (the "Articles Amendment") to the Articles of Incorporation of the Seller has been duly and validly authorized and adopted by all necessary corporate action and has been duly filed with the Secretary of State of the State of Minnesota and the adoption of such amendment complies with the requirements of the Minnesota BCA, the Articles of Incorporation and the bylaws of the Seller and has the legal effect, together with the Preferred Stock Designation, of entitling the holders of the Preferred Stock such voting rights as are set forth in the Preferred Stock Designation.

      10. The amendments to the bylaws of the Seller specified in the Purchase Agreement have been duly and validly authorized and adopted by all necessary corporate action and the adoption of such amendment complies with the requirements of the Minnesota BCA and the bylaws of the Seller and, together with the Articles Amendment and the Preferred Stock Designation, has the legal effect of entitling each holder of shares of Preferred Stock to such number votes as specified in the terms of the Preferred Stock of such series held by such holder at any meeting of the shareholders.

      11. The Seller is not subject to registration and regulations as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      12. Assuming the representations and warranties of the Seller set forth in Section 5.25 of the Purchase Agreement and of the Purchaser set forth in
Section 6.3 of the Purchase Agreement are true and correct, the offer and sale of the Securities made pursuant to the Purchase Agreement will be exempt from the registration requirements of the Act.

      13. Neither the Purchase Agreement nor the Investment constitutes a "takeover offer" within the meaning of Section 302A.011 (Subdivision 53) of the Minnesota BCA.

      14. A committee of disinterested directors (as defined in Section 302A.673 (Subdivision 1, paragraph (d)(d) of the Minnesota BCA (the "Committee") has been duly formed, in accordance with the requirements of Section 302A.673 (Subdivision 1, paragraph (d)) and Section 302A.675 (Subdivision 2) of the Minnesota BCA to evaluate the Purchase Agreement and the Investment, such Committee has duly approved the Purchase Agreement and the Investment in accordance with the Minnesota BCA prior to the date of the Agreement and such approval satisfies the requirements of Section 302A.673 (Subdivision 1, paragraph (d)) and Section 302A.675 (Subdivision 2) of the Minnesota BCA; and as a result of such approval, the Seller shall not be subject to Section 302A.673 with respect to any transaction or series of transactions that constitute a "business combination" within the meaning of Section 302A.011 (Subdivision 46) of the Minnesota BCA between the Seller and the Purchaser, and even if either the Purchase Agreement or the Investment were deemed by a court of competent jurisdiction to constitute a "takeover offer" within the meaning of Section 302A.011 (Subdivision 53) of the Minnesota BCA, by virtue of the above described actions of the Committee, any further acquisition of Common Stock by the Purchaser after the Closing, including, but not limited to acquisitions made by purchase, exchange, merger, consolidation, partial or complete liquidation, redemption, reverse stock split, recapitalization, reorganization, or any other similar transaction shall not be subject to Section 302A.675 of the Minnesota BCA.

      15. None of the Investment or the acquisition of any of the Conversion Shares or the Warrant Shares upon conversion of the Preferred Stock or exercise of the Warrants constitute or will constitute a "control share acquisition" within the meaning of Section 302A.011 (Subdivision 38) of the Minnesota BCA for purposes of Section 302A.671 of the Minnesota BCA and Section 302A.671 of the Minnesota BCA is not applicable to either of the Investment or the acquisition of any of the Conversion Shares or the Warrant Shares upon conversion of the Preferred Stock or exercise of the Warrants. The Investment constitutes an acquisition of shares of the Seller having voting power in the election of directors of over fifty percent (50%) as contemplated by Section 302A.671 (Subdivision 2, paragraph (d)(3)) of the Minnesota BCA and, therefore, assuming that the Purchaser does not sell or otherwise dispose of capital stock of the Seller having voting power in the election of directors such that after such sale or other disposition the Purchaser fails to own capital stock of the Seller having voting power in the election of directors of over fifty percent, any subsequent purchase by the Purchaser of shares of capital stock of the Seller will not be subject to Section 302A.671 of the Minnesota BCA. However, assuming that the Investment or the acquisition of any of the Conversion Shares or the Warrant Shares upon conversion of the Preferred Stock or exercise of the Warrants were found by a court of competent jurisdiction to constitute a "control share acquisition" or otherwise to be subject to the provisions of
Section 302A.671 of the Minnesota BCA, the shareholders of the Seller have duly approved, in accordance with Section 302A.671 of the Minnesota BCA, the Purchaser's acquisition of the shares of Preferred Stock and all shares of Common Stock acquired pursuant to the Purchase Agreement, whether, in the case of shares of Common Stock, such shares are acquired immediately at the Closing or upon conversion of the Preferred Stock or exercise of the Warrants (including any increase in the number of shares pursuant to the anti-dilution provisions thereof), (i) in the case of the Preferred Stock, the voting rights set forth in the Preferred Stock Designation and (ii) in the case of the Common Stock, the same voting rights as all other shares of Common Stock, in each case as contemplated by Section 302A.671 (Subdivision 4a, paragraph (a)) of the Minnesota BCA and the legal effect of such approval shall be that such shares shall have such voting rights and shall not be subject of redemption by the Seller pursuant to Section 302A.671 (Subdivision 6) of the Minnesota BCA.

      16. Each SEC Document, as of the date of its filing with the SEC, complied as to form in all material respects with the requirements of the Act and the Exchange Act.

      17. On the date that the Proxy Statement was mailed to the Seller's shareholders and on the date of the special meeting of the shareholders of the Seller in connection therewith, the Proxy Statement and the Schedule 13E-4 complied as to form in all material respects with the requirements of the Exchange Act.

      Although such counsel cannot guarantee the accuracy or completeness of the statements contained in the Proxy Statement or Schedule 13E-4, such counsel is not aware of any facts which would lead it to believe that, on the date that the Proxy Statement was mailed to the Seller's shareholders and on the date of the special meeting of the shareholders of the Seller in connection therewith and on the Closing Date, either the Proxy Statement or the Schedule 13E-4 contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no opinion or assurance with respect to financial statements and other financial and statistical information contained within the Proxy Statement and the Schedule 13E-4).
                                        5

                                                                       EXHIBIT J





                  FORM OF OPINION OF COUNSEL FOR THE PURCHASER


     Opinions, dated the Closing Date and addressed to the Seller of Cahill Gordon & Reindel, counsel for the Purchaser, as to paragraphs (1), (2) and
(3)(a) below, and the General Counsel of Manor Care, Inc. as to paragraphs
(3)(b) and (4) below to the effect that:

     1. The Purchaser has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

     2. The Purchaser has taken all action required by law, its Certificate of Incorporation, its bylaws or otherwise required to be taken by it to authorize the execution, delivery and performance by it of the Purchase Agreement and each other Transaction Document to which it is a party. Each Transaction Document to which it is a party has been duly authorized, executed and delivered by the Purchaser and each such document is a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

     3. The execution, delivery and performance of each Transaction Document by the Purchaser to which it is a party and the consummation of the transactions contemplated therein to be performed by the Purchaser, do not and will not constitute or result in a breach or violation of, or a default under, (a) the Certificate of Incorporation or bylaws of the Purchaser, or (b) any law, rule, ordinance or regulation (other than the securities or Blue Sky Laws of the various states of the United States of America) or judgment, decree, order or award to which the Purchaser is subject or any governmental or non-governmental authorization, consent, approval, registration, franchise, license or permit under which the Purchaser conducts any of its business.

     4.   No Consent of or with any (a) court, (b) government agency or body or
(c) other third party (whether acting in individual, fiduciary or other capacity) is required for the consummation by the Purchaser of the transactions contemplated by the Purchase Agreement and the other Transaction Documents to be performed by the Purchaser, except such as have been obtained and made and are in full force and effect.

     As to matters of enforceability set forth in paragraph (2) above, counsel may assume that the laws of the State of Minnesota are identical to the laws of the State of New York and may state that no opinion is given as to the laws of the State of Minnesota.

                                                            EXHIBIT K

                                                      As Amended through
                                                                 2/18/92
                                    RESTATED

                                     BY-LAWS

                                       OF

                              IN HOME HEALTH, INC.

                                    ARTICLE I

                                     OFFICES

     SECTION 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation shall be such as is designated by the Board of Directors from time to time.

     SECTION 2. REGISTERED OFFICE. The location and address of the registered office of the corporation shall be such as is designated by the Board of Directors or the President from time to time and certified to the Secretary of State. The registered office need not be identical with the principal executive office of the corporation and may be changed from time to time by the Board of Directors.

     SECTION 3. OTHER OFFICES. The corporation may have other offices at such places within and without the State of Minnesota as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     SECTION 1. PLACE OF MEETING. All meetings of the shareholders of this corporation shall be held at its principal executive office unless some other place for any such meeting within or without the State of Minnesota be designated by the

Board of Directors in the notice of meeting. Any regular or special meeting of the shareholders of the corporation called by or held pursuant to a written demand of shareholders shall be held in the county where the principal executive office is located.

     SECTION 2. REGULAR MEETINGS. (a) Regular meetings of the shareholders of this corporation may be held at the discretion of the Board of Directors on an annual or less frequent periodic basis on such date and at such time and place as may be designated by the Board of Directors in the notice of meeting. At regular meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders. If a regular meeting of shareholders has not been held for a period of fifteen (15) months, one or more shareholders holding not less than three percent (3%) of the voting power of all shares of the corporation entitled to vote may call a regular meeting of shareholders by delivering to the President or Treasurer a written demand for a regular meeting. Within thirty (30) days after the receipt of such written demand by the President or Treasurer, the Board of Directors shall cause a regular meeting of shareholders to be called and held on notice no later than ninety (90) days after the receipt of written demand, all at the expense of the corporation.

     (b) At a regular meeting, the shareholders shall elect directors of the corporation and shall transact such other business as may properly come before them. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at a regular meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before a regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation, and received not later than the close of business on the 10th day following the day on which such notice of the date of the regular meeting was mailed or public disclosure of the meeting was made, whichever first occurs. Each such notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the regular meeting
(1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the regular meeting, (2) the name and address of record of the shareholder proposing such business, (3) the class or series (if any) and number of shares of the corporation which are owned by the shareholder, and (4) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the regular meeting except in accordance with the procedures set forth in this Article; PROVIDED, HOWEVER, that nothing in this Article shall be deemed to preclude discussion by any shareholder of any business properly brought before the regular meeting in accordance with these Bylaws.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes appropriate for action by shareholders, may be called by the President, by the Vice President in the absence of the President, by the Treasurer, or by the Board of Directors or any two or more members thereof.
Such meeting shall be held on such date and at such time and place as shall be fixed by the person or persons calling the meeting and designated in the notice of meeting. Special meetings may also be called by one or more shareholders holding not less than ten percent (10%) of the voting power of all shares of the corporation entitled to vote by delivering to the President or Treasurer a written demand for a special meeting, which demand shall contain the purposes of the meeting; PROVIDED, HOWEVER, that a special meeting for the purpose of considering any action to directly or indirectly facilitate a business combination (as defined in the Minnesota Business Corporation Act), including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by twenty-five percent (25%) or more of the voting power of all shares entitled to vote. Within thirty (30) days after the receipt of a written demand for a special meeting of shareholders by the President or Treasurer, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than ninety (90) days after the receipt of such written demand, all at the expense of the corporation. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of meeting.
Any business transacted at any special meeting of shareholders that is not included among the stated purposes of such meeting shall be voidable by or on behalf of the corporation unless all of the shareholders have waived notice of the meeting.

     SECTION 4. NOTICE OF MEETINGS. Except where a meeting of shareholders is an adjourned meeting and the date, time, and place of such meeting were announced at the time of adjournment, notice of all meetings of shareholders stating the date, time, and place thereof, and any other information required by law or desired by the Board of Directors or by such other person or persons calling the meeting, and in the case of special meetings, the purpose thereof, shall be given to each shareholder of record entitled to vote at such meeting not less than three (3) nor more than sixty (60) days prior to the date of such meeting. In the event that a plan of merger or the sale or other disposition of all or substantially all of the assets of the corporation is to be considered at a meeting of shareholders, notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than fourteen (14) days prior to the date of such meeting.

     Notices of meeting shall be given to each shareholder entitled thereto by oral communication, by mailing a copy thereof to such shareholder at an address he has designated or to the last known address of such shareholder, by handing a copy thereof to such shareholder, or by any other delivery that conforms to law. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed. Any shareholder may waive notice of any meeting of shareholders. Waiver of notice shall be effective whether given before, at, or after the meeting and whether given orally, in writing, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of that item at the meeting.

     SECTION 5. RECORD DATE. For the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may, but need not, fix a date as the record date for any such determination of shareholders, which record date, however, shall in no event be more than sixty (60) days prior to any such intended action or meeting.

     SECTION 6. QUORUM. The holders of a majority of the voting power of all shares of the corporation entitled to vote at a meeting shall constitute a quorum at a meeting of shareholders for the purpose of taking any action other than adjourning such meeting. If the holders of a majority of the voting power of all shares are not represented at a meeting, the shareholders present in person or by proxy shall constitute a quorum for the sole purpose of adjourning such meeting, and the holders of a majority of the shares so represented may adjourn the meeting to such date, time, and place as they shall announce at the time of adjournment. Any business may be transacted at the meeting held pursuant to such an adjournment and at which a quorum shall be represented, which might have been transacted at the adjourned meeting. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally represented leaves less than the number otherwise required for a quorum.

     A meeting of the shareholders at which there is a quorum may be adjourned as to all or part of the matters to be considered at the meeting upon motion by the person presiding at such meeting and by a majority vote of shares represented in person or by proxy at such meeting. Such adjournment shall be until a specific time and place, and the time and place for the reconvened meeting shall be announced at the meeting and reflected in the minutes thereof.

     SECTION 7. VOTING AND PROXIES. At each meeting of the shareholders every shareholder shall be entitled to one vote in person or by proxy for each share of capital stock held by such shareholder, but no appointment of a proxy shall be valid for any purpose more than eleven (11) months after the date of its execution, unless a longer period is expressly provided in the appointment. Every appointment of a proxy shall be in writing (which shall include telegraphing, cabling, or telephotographic transmission), and shall be filed with the Secretary of the corporation before or at the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the Secretary of the corporation receives from any one of such shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. All questions regarding the qualification of voters, the validity of appointments of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or represented by proxy, and entitled to vote, except where a different vote is required by law, the Articles of Incorporation, or these By-Laws.

     SECTION 8. ACTION WITHOUT MEETING BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on such action. Such written action shall be effective when signed by all of the shareholders entitled to vote thereon or at such different effective time as is provided in the written action.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. The directors may exercise all such powers and do all such things as may be exercised or done by the corporation, subject to the provisions of applicable law, the Articles of Incorporation, and these By-Laws.

     SECTION 2. NUMBER, TENURE, AND QUALIFICATION. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the shareholders, subject to increase by resolution of the Board of Directors. In the event that the shareholders fail to fix the number of directors, the number of directors shall be the number provided for in the Articles of Incorporation, subject to increase by resolution of the Board of Directors. No decrease in the number of directors pursuant to this section shall effect the removal of any director then in office except upon compliance with the provisions of Section 7 of this Article. Each director shall be elected at a regular meeting of shareholders, except as provided in Sections 6 and 7 of this Article, and shall hold office until the next regular meeting of shareholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation, or removal from office. Directors shall be natural persons but need not be shareholders.

     SECTION 3. MEETINGS. Meetings of the Board of Directors may be held at such times and places as shall from time to time be determined by the Board of Directors. Meetings of the Board of Directors also may be called by the President, by the Vice President in the absence of the President, or by any director, in which case the person or persons calling such meeting may fix the date, time, and place thereof, either within or without the State of Minnesota, and shall cause notice of meeting to be given.

     SECTION 4. NOTICE OF MEETINGS. If the date, time, and place of a meeting of the Board of Directors has been announced at a previous meeting, no notice is required. In all other cases three (3) days' notice of meetings of the Board of Directors, stating the date and time thereof and any other information required by law or desired by the person or persons calling such meeting, shall be given to each director. If notice of meeting is required, and such notice does not state the place of the meeting, such meeting shall be held at the principal executive office of the corporation. Notice of meetings of the Board of Directors shall be given to directors in the manner provided in these By-Laws for giving notice to shareholders of meetings of shareholders.

     Any director may waive notice of any meeting. A waiver of notice by a director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless such director objects at the beginning of the meeting to the transaction of business on grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

     SECTION 5. QUORUM AND VOTING. A majority of the directors currently holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum.

     The Board of Directors shall take action by the affirmative vote of a majority of the directors present at any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these By-Laws. A director may give advance written consent or objection to a proposal to be acted upon at a meeting of the Board of Directors. If the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected, such consent or objection shall be counted as a vote for or against the proposal and shall be recorded in the minutes of the meeting. Such consent or objection shall not be considered, in determining the existence of a quorum.

     SECTION 6. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors remaining in office, even though said remaining directors be less than a quorum. Any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the directors serving at the time of such increase. Any vacancy or newly created directorship may be filled by resolution of the shareholders. Unless a prior vacancy occurs by reason, of his death, resignation, or removal from office, any director so elected shall hold office until the next regular meeting of shareholders and until his successor is duly elected and qualified.

SECTION 7. REMOVAL OF DIRECTORS. The entire Board of Directors or any director or directors may be removed from office, with or without cause, at any special meeting of the shareholders, duly called for that purpose as provided in these By-Laws, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. At such meeting, without further notice, the shareholders may fill any vacancy or vacancies created by such removal as provided in Section 6 of this Article. Any such vacancy not so filled may be filled by the directors as provided in Section 6 of this Article. Any director named by the Board of Directors to fill a vacancy may be removed at any time, with or without cause, by an affirmative vote of a majority of the remaining directors, even though said remaining directors be less than a quorum, if the shareholders have not elected directors in the interval between the appointment to fill the vacancy and the time of removal.

     SECTION 8. COMMITTEES. The Board of Directors, by a resolution approved by the affirmative vote of a majority of the directors then holding office, may establish one or more committees of one or more persons having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in such resolution. Such committees, however, shall at all times be subject to the direction and control of the Board of Directors. Committee members need not be directors and shall be appointed by the affirmative vote of a majority of the directors present. A majority of the members of any committee shall constitute a quorum for the transaction of business at a meeting of any such committee. In other matters of procedure the provisions of these By-Laws shall apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

     SECTION 9. ACTION IN WRITING. Any action required or permitted to be taken at a meeting of the Board of Directors or of a lawfully constituted committee thereof may be taken by written action signed by all of the directors then in office or by all of the members of such committee, as the case may be. If the action does not require shareholder approval, such action shall be effective if signed by the number of directors or members of such committee that would be required to take the same action at a meeting at which all directors or committee members were present. If any written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. The failure to provide such notice, however, shall not invalidate such written action.

     SECTION 10. MEETING BY MEANS OF ELECTRONIC COMMUNICATION. Members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar means of communication by which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     SECTION 11. NOMINATIONS TO THE BOARD OF DIRECTORS. Subject to the rights, if any, of holders of any preferred stock, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. However, any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a regular or special meeting of shareholders only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation and received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The presiding officers of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. NUMBER AND QUALIFICATION. The officers of the corporation shall be elected by the Board of Directors and shall include a President, a Secretary, and a Treasurer. The Board of Directors may also appoint one or more Vice Presidents or such other officers and assistant officers as it may deem necessary. Except as provided in these By-Laws, the Board of Directors shall fix the powers, duties, and compensation of all officers. Officers may, but need not, be directors of the corporation. Any number of offices may be held by the same person.

     SECTION 2. TERM OF OFFICE. An officer shall hold office until his successor shall have been duly elected, unless prior thereto he shall have resigned or been removed from office as hereinafter provided.

     SECTION 3. REMOVAL AND VACANCIES. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the vote of a majority of the Board of Directors. Any vacancy in an office of the corporation shall be filled by the Board of Directors.

     SECTION 4. PRESIDENT. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the Board of Directors when present, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the general powers and duties usually vested in the office of the President and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

     SECTION 5. VICE PRESIDENTS. The Vice President, if any, or vice Presidents in case there be more than one, shall have such powers and perform such duties as the President or the Board of Directors may from time to time prescribe. In the absence of the President or in the event of his death, inability, or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or, in the absence of any designation, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of and be subject to all of the restrictions upon the President.

     SECTION 6. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the shareholders. He shall keep the stock books of the corporation, and, when so directed by the Board of Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the shareholders and of meetings of the Board of Directors. He shall also perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

     SECTION 7. TREASURER. The Treasurer shall be the chief financial officer of the corporation. He shall have the care and custody of the corporate funds and securities of the corporation and shall disburse the funds of the corporation as may be ordered from time to time by the President or the Board of Directors. He shall keep full and accurate financial records for the corporation and shall have such other powers and perform such other duties as the President or the Board of Directors may from time to time prescribe.

     SECTION 8. OTHER OFFICERS. The Assistant Secretaries and Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary or Treasurer, perform the duties and exercise the powers of the Secretary and Treasurer respectively. Such Assistant Secretaries and Assistant Treasurers shall have such other powers and perform such other duties as the President or the Board of Directors may from time to time prescribe. Any other officers appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and shall have such powers, perform such duties, and be responsible to such other officers as the Board of Directors may from time to time prescribe.

                                    ARTICLE V

                      CERTIFICATES AND OWNERSHIP OF SHARES

     SECTION 1. CERTIFICATES. All shares of the corporation shall be represented by certificates. Each certificate shall contain on its face (a) the name of the corporation, (b) a statement that the corporation is incorporated under the laws of the State of Minnesota, (c) the name of the person to whom it is issued, and (d) the number and class of shares, and the designation of the series, if any, that the certificate represents. Certificates shall also contain any other information required by law or desired by the Board of Directors, and shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by either the President, a Vice President, the Secretary, or an Assistant Secretary. If a certificate is signed
(1) by a transfer agent or an assistant
transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Vice President, Secretary, or Assistant Secretary may be a facsimile. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation or the transfer agent for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender of such shares to the corporation or the transfer agent of the corporation.

     SECTION 3. OWNERSHIP. Except as otherwise provided in this Section, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The Board of Directors, however, by a resolution approved by the affirmative vote of a majority of directors then in office, may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for such purposes as are permitted by the resolution of the Board of Directors and are specified in the writing.

                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     SECTION 1. CONTRACTS. The Board of Directors may authorize such officers or agents as they shall designate to enter into contracts or execute and deliver instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. The corporation shall not lend money to, guarantee the obligation of, become a surety for, or otherwise financially assist any person unless the transaction, or class of transactions to which the transaction belongs, has been approved by the affirmative vote of a majority of directors present, and (a) is in the usual and regular course of business of the corporation, (b) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations, (c) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the corporation, or (d) has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares, including both voting and nonvoting shares.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation as shall be designated and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks or other financial institutions as the Board of Directors may select.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 1. DIVIDENDS. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

     SECTION 2. RESERVES. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for the purchase of additional property, or for such other purpose as the directors shall deem to be consistent with the interests of the corporation, and the directors may modify or abolish any such reserve.

     SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall be such twelve-month period as may be set by a resolution of the Board of Directors, provided, however, that the first fiscal year of the corporation may be a shorter period if permitted by law and set by a resolution of the Board of Directors.

     SECTION 4. AMENDMENTS. Except as limited by the Articles of Incorporation, these By-Laws may be altered or amended by the Board of Directors at any meeting of directors to the full extent permitted by law, subject, however, to the power of the shareholders of this corporation to alter or repeal such By-Laws.

                                   *  *  *  *

     The undersigned, Secretary of In Home Health, Inc., a Minnesota corporation does hereby certify that the foregoing are the Restated By-Laws of the corporation incorporating all amendments to date.


Dated:  February 19, 1992           /s/ Kenneth J. Figge
                                   -----------------------------------
                                    Kenneth J. Figge
                                    Secretary

                                                           EXHIBIT K-1


                       FORM OF AMENDMENT TO ARTICLE II,
                    SECTION 7 OF THE BYLAWS OF THE SELLER


            The first sentence of Section 7 of Article II is deleted in its entirety and in lieu thereof the following is inserted:

            "At each meeting of the shareholders every holder of the Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock held by such shareholder and each holder of Preferred Stock having the power to vote with the Common Stock shall be entitled to such number of votes in person or by proxy as is specified pursuant to the terms of such Preferred Stock for each share of such Preferred Stock held by such shareholder, but no appointment of a proxy shall be valid for any purpose more than eleven (11) months after the date of its execution, unless a longer period is expressly provided in the appointment."

                       FORM OF AMENDMENT TO ARTICLE III,
                    SECTION 3 OF THE BYLAWS OF THE SELLER

      The following shall be added to the end of Section 3 of Article III:

            "The Chairperson of the Board of Directors shall preside at all meetings of the Board of Directors when present."

                       FORM OF AMENDMENT TO ARTICLE IV,
                    SECTION 1 OF THE BYLAWS OF THE SELLER

      The first sentence of Section 1 of Article IV is hereby amended by adding the phrase "a Chief Executive Officer," after the word "include".

                       FORM OF AMENDMENT TO ARTICLE IV,
                    SECTION 4 OF THE BYLAWS OF THE SELLER

      Section 4 of Article IV is hereby amended by the deletion thereof in its entirety and in lieu thereof the following is inserted:

            "SECTION 4. PRESIDENT. The President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. The President shall report to the Chief Executive Officer of the corporation."

                       FORM OF AMENDMENT TO ARTICLE IV,
                    SECTION 5 OF THE BYLAWS OF THE SELLER

      Section 5 of Article IV is hereby amended by deleting from the first sentence thereof the words "the President or".

                       FORM OF AMENDMENT TO ARTICLE IV,
                    SECTION 6 OF THE BYLAWS OF THE SELLER

      Section 6 of Article IV is hereby amended by deleting from the last sentence thereof the words "the President or".

                       FORM OF AMENDMENT TO ARTICLE IV,
                    SECTION 7 OF THE BYLAWS OF THE SELLER

      Section 7 of Article IV is hereby amended by deleting from each of the second sentence thereof and the last sentence thereof the words "the President or".

                       FORM OF AMENDMENT TO ARTICLE IV,
                    SECTION 8 OF THE BYLAWS OF THE SELLER

      Section 8 of Article IV is hereby amended by deleting from the second sentence thereof the words "the President or".

                    FORM OF AMENDMENT TO ARTICLE IV OF THE
                 BYLAWS OF THE SELLER TO ADD A NEW SECTION 9

      The following is hereby added to the end of Article IV:

            "Section 9. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside at all meetings of the shareholders and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe."

                                                                   EXHIBIT L



                           EMPLOYMENT AGREEMENT



            EMPLOYMENT AGREEMENT dated as of __________, 1995 by and between IN HOME HEALTH INC., a Minnesota corporation (the "COMPANY"), and CATHY R. REEVES (the "EMPLOYEE").


                               R E C I T A L S :

            A. The Employee has been employed as a principal employee of the Company and has made a unique contribution to the business of the Company.

            B. The Board of Directors of the Company believes that the continued services of Employee would be of great value to the Company and is desirous of retaining her services as contemplated hereby.

            C. The Employee desires to accept employment by the Company and to render services to the Company, on the terms and subject to the conditions provided in this Agreement.


                              A G R E E M E N T :

            The parties hereto agree as follows:

            1. EMPLOYMENT. The Company hereby agrees to employ and retain the Employee, and the Employee agrees to be employed and retained by the Company, to render services to the Company for the period, at the rate of compensation and upon the other terms and conditions set forth herein. The Employee shall devote her best efforts and her entire working time and attention to her employment by the Company.

            2. TERM. The term of the Employee's employment under this Agreement (the "EMPLOYMENT TERM") shall commence on the date hereof (the "COMMENCEMENT DATE"), which is the date of consummation of the purchase by Manor Healthcare Corp., a Delaware corporation (the "PURCHASER"), of securities of the Company pursuant to the terms and subject to the conditions of the Securities Purchase and Sale Agreement dated as of May 2, 1995 by and between the Company and the Purchaser (the "SECURITIES PURCHASE AND SALE AGREEMENT") and shall continue until the first anniversary of the date hereof (such date being referred to herein as the "EXPIRATION DATE"), unless earlier terminated as provided herein. The Company agrees that it will discuss an extension of the Employment Term beyond the Expiration Date at least six months prior to the Expiration

Date; PROVIDED, HOWEVER, that the Company shall have no obligation hereunder to so extend the Employment Term.

            3.    POSITION AND DUTIES.

            (a) POSITION. The Employee shall serve the Company as an officer employee. During her employment hereunder, the Employee shall report to the appropriate senior executive officers of the Company.

            (b) DUTIES. During the Employment Term, the Employee shall serve the Company and its subsidiaries, if any, in an officer capacity with such duties consistent therewith and shall perform such other services for the Company and its subsidiaries, if any, consistent with her position as may be assigned to her from time to time by the Company.

            4.    COMPENSATION AND REIMBURSEMENT OF EXPENSES.

            (a) SALARY. For services rendered by the Employee under this Agreement, the Company shall pay to the Employee as compensation during the Employment Term a salary (the "SALARY") of $137,500 per annum until the Expiration Date. The Salary shall be payable at least in monthly installments on the normal payroll cycle of the Company, commencing with the end of the pay period which next follows the commencement of the Employment Term. The Employee will also be eligible to receive annual bonuses in accordance with the management incentive compensation plan of the Company as described in Schedule 5.8(a) annexed to the Securities Purchase and Sale Agreement and consistent with that of officers of the Company holding similar positions with comparable duties and responsibilities.

            (b) REIMBURSEMENT OF EXPENSES. Consistent with established policies of the Company as in effect from time to time, the Company shall pay or reimburse the Employee for all reasonable travel, hotel, entertainment and other expenses incurred by the Employee in performing her obligations under this Agreement and life insurance premiums not to exceed an amount per annum on life insurance policies owned by the Employee consistent with that of officers of the Company holding similar positions with comparable duties and responsibilities.

            5.    BENEFITS.

            (a) BENEFIT PLANS. The Employee shall also be entitled to participate, on a basis comparable to other officers of the Company holding similar positions with comparable duties and responsibilities, in any benefit plan or program of the Company for which such employees are or shall become eligible, including, without limitation, pension, 401(k), life and disability insurance and stock benefits and/or plans, subject, in the case of tax-qualified benefit plans and programs, to restrictions under applicable law. The Employee shall be entitled, at her own expense, to continue her participation in any group insurance plans after the termination of her employment with the Company, to the extent required or permitted under applicable law.

            (b) PERSONAL TIME. The Employee shall be entitled to personal time (inclusive of vacation time and sick leave) with compensation of 21 days of personal time during the Employment Term. The Employee shall also be entitled to all paid holidays given by the Company to its senior executive officers.

            (c) NO REDUCTION. There shall be no material reduction or diminution of the benefits provided in this Section 5 (i) unless the Employee shall have given her prior written consent to such reduction or diminution and an equitable arrangement (embodied in an ongoing substitute or alternative benefit or plan) has been made with respect to such benefit or plan or (ii) except, in the case of Section 5(a), for across-the-board benefit reductions similarly affecting all senior management personnel of the Company.

            (d) OPTIONS. Upon the execution of this Agreement, the Employee shall be granted options (the "OPTIONS") to purchase 50,000 shares of Common Stock under an amendment to the Company's 1995 Stock Option Plan approved by the Company's stockholders (as so amended, the "1995 PLAN") which options (i) will have an exercise price equal to the fair market value of the Common Stock on the date of grant, (ii) will be immediately vested upon the grant thereof, (iii) will be exercisable immediately and (iv) will have a term of ten years from the date of grant and will expire on the tenth anniversary of the date of grant; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Options shall expire within three months after the termination of the Employee's employment on the terms and as provided in the 1995 Plan.

            6.    BENEFITS PAYABLE UPON DISABILITY.

            (a) DISABILITY BENEFITS. Subject to Section 7(b) hereof, during any period of Disability (as hereinafter defined) occurring during the Employment Term, the Company shall continue to pay to the Employee the compensation provided in Section 4 hereof and extend to her the benefits provided in Sections 4 and 5 hereof; it being understood that if disability benefits are provided under any disability policy maintained by the Company, payments under such policy shall be credited against such obligations of the Company. As used in this Agreement, the term "DISABILITY" shall mean the material inability of the Employee to render her agreed-upon services to the Company due to physical and/or mental infirmity.

            (b) SERVICES DURING DISABILITY. During the Employment Term, notwithstanding any Disability, the Employee shall, to the extent that she is physically and mentally able to do so, furnish information and assistance to the Company, and, upon the reasonable request in writing of the Company, from time to time, she shall make herself available to the Company to undertake reasonable assignments consistent with her current position with the Company and her physical and mental health.

            7. EARLY TERMINATION. This Agreement is subject to termination prior to the Expiration Date, as follows:

            (a) DEATH OF THE EMPLOYEE. If the Employee dies, this Agreement shall terminate effective as of the date of the Employee's death, and thereupon the Employee's estate shall be entitled solely to the payments and benefits set forth in Section 8(b) hereof.

            (b) DISABILITY. If the Employee has been unable to perform her obligations hereunder for six consecutive months, or for at least 180 days during any calendar year, due to Disability, the Company shall thereafter have the right to terminate the Employee's employment hereunder upon at least 30 days' prior written notice to the Employee of the effective date of such termination, and thereupon the Employee shall be entitled solely to the payments and benefits set forth in Section 8(b) hereof.

            (c) TERMINATION BY THE COMPANY FOR CAUSE. The Company shall have the right to terminate the Employee's employment hereunder for Cause (as hereafter defined), and thereupon the Employee shall be entitled solely to the payments and benefits set forth in Section 8(a) hereof. For purposes of this Agreement, the term "CAUSE" shall mean any of the following: (i) conviction of the Employee by a court of competent jurisdiction for commission of any felony, (ii) the Employee's failure or refusal to perform substantially her duties with the Company which failure or refusal continues for thirty days following the Employee's receipt of written notice specifying the nature and manner of such failure or refusal to perform, (iii) the Employee's willful misconduct or gross negligence which is injurious to the Company or its reputation and goodwill or (iv) the Employee's breach of Section 9, 10, 11, 12 or 13 of this Agreement.

            (d) RESIGNATION OR RETIREMENT. If the Employee resigns or retires, this Agreement shall terminate as of the date of the Employee's resignation or retirement, and thereupon the Employee shall be entitled solely to the payments and benefits set forth in Section 8(b), except that, if the Employee's resignation or retirement is for any reason other than Good Reason (as hereinafter defined), then, as of the date of the Employee's resignation or retirement, the Employee shall be entitled instead solely to the payments and benefits set forth in Section 8(a). "GOOD REASON" shall mean any of the following: (i) a request that the Employee permanently relocate to a location not in the Minneapolis, Minnesota metropolitan area that the Employee rejects within 30 days of the request and, upon such rejection, the relocation request not being rescinded or (ii) a failure or refusal by the Company to provide duties for the Employee to perform which are consistent with the position of an officer of the Company which failure or refusal continues for thirty days following the Company's receipt of written notice specifying the nature and manner of such failure or refusal to perform.

            8.    EFFECT OF EARLY TERMINATION.

            (a)   CAUSE OR RESIGNATION OR RETIREMENT FOR OTHER THAN GOOD
Reason. Upon the early termination of this Agreement by the Company for Cause or upon the resignation or retirement of the Employee for other than Good Reason, the Company shall pay to the Employee (i) her Salary accrued through the effective date of termination, payable at the time such payment is otherwise due and payable hereunder, and (ii) all other amounts and benefits to which the Employee is entitled, including, without limitation, vacation pay and expense reimbursement amounts accrued to the effective date of termination and amounts and benefits owing under the terms of any benefit plan of the Company in which the Employee participates, and the Company and the Employee shall have no further obligation to each other under this Agreement.

            (b) OTHER TERMINATION. Upon the early termination of this Agreement pursuant to Section 7(a), 7(b) or 7(d) (in the case of the resignation or retirement of the Employee for Good Reason), the Company shall pay to the Employee an amount equal to the remaining Salary which otherwise would have been payable to the Employee until the Expiration Date (the "SEVERANCE AMOUNT") plus all other amounts and benefits to which the Employee is entitled accrued to the effective date of termination, including, without limitation, expense reimbursement amounts and amounts and benefits owing under the terms of any benefit plan of the Company in which the Employee participates. The Severance Amount may be paid, at the option of the Company, (x) in monthly amounts of Salary at the times such monthly amounts would otherwise have been due hereunder or (y) in a lump sum equal to the net present value of the Severance Amount, determined by discounting the aggregate Severance Amount using a discount rate equal to the yield on the date of such termination of United States Treasury Securities having a maturity closest to one year from such date. In the event that the Company elects to pay the Severance Amount under clause (x) of the preceding sentence, the Employee shall use good faith efforts to seek alternate employment during the period on which the Severance Amount is based, and any remuneration received by the Employee in connection therewith shall reduce the Severance Amount dollar for dollar.

            9. NON-SOLICITATION AGREEMENT. The Employee covenants and agrees that while employed by the Company and for a period of one year immediately following the effective date of any employment termination, the Employee will not in any way, directly or indirectly, on the Employee's own behalf or on behalf of or in conjunction with any other person, partnership, firm or corporation, solicit, divert, take away, or attempt to take away any person, partnership, firm or corporation (or the business or patronage) that has been a customer of the Company or any of its affiliated entities. The Employee further agrees that, for such period, the Employee will not in any way, directly or indirectly, on the Employee's own behalf or on behalf of or in conjunction with any person, partnership, firm or corporation, solicit, entice, hire, employ or endeavor to employ any employee of the Company or any of its affiliated entities.

            10. AGREEMENT NOT TO COMPETE. The Employee covenants and agrees that she will not, during the term of her employment with the Company, and, so long as the Employee has been paid any payments due under Sections 4 and 8 above, following termination of such employment, during the greater of six months or, if termination occurs during the Employment Term, the otherwise remaining period of the Employment Term, either directly or indirectly, as an employee, director, officer, shareholder, partner, advisor, consultant or otherwise, engage in any commercial activity or participate in any venture of any kind that competes with the Company with respect to the delivery of home health care products and services within any area which constitutes a Restricted Geographic Area at the date of such termination. "RESTRICTED GEOGRAPHIC AREA" at any date means the areas which are within a fifty-mile radius of any city, town or other population center in which, at such date, the Company operates a professional home health care facility or liaison team.

            Nothing stated in this Section 10 shall be deemed to preclude the Employee from holding less than 5% of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the securities of which are listed on any securities exchange or quoted on the Nasdaq National Market or traded on the over-the-counter market.

            The Employee acknowledges that the Company has expended substantial time and expense in the research and development of processes, technology, techniques and products which are unique to the Company or not generally known to others and which could be unfairly taken or used by others in competition with the Company. Accordingly, the Employee agrees that the restrictions contained in this Agreement are reasonable.

            If the scope of the restrictions contained in this Section 10 is too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or re-written (blue-lined) so as to be enforceable to the maximum extent permitted by law, and the Employee hereby consents, to the extent she may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce such restrictions. In the event of any breach by the Employee of this Section 10, the Company may elect to institute and prosecute proceedings in any state or federal court located in the State of Minnesota, either at law or in equity, to seek to obtain specific performance of any part of this Agreement, to seek injunctive relief against the Employee to temporarily or permanently enjoin the violation of this Section 10 and/or to seek to recover any damages resulting from the breach of this Section 10, and to recover attorneys' fees and costs in connection with the institution and prosecution of such proceedings. In any such proceedings, the Employee shall be entitled to seek to recover her attorneys' fees and costs in connection with such proceedings. No remedy available to the Company for a breach of this Section 10 is intended to be exclusive of any other remedy and all remedies are cumulative. The Employee agrees that damages are not adequate to compensate the Company for any breach by the Employee of this Agreement and hereby waives the defense of an adequate remedy at law or any other remedy at law and admits and concedes that there are none.

            11. CONFIDENTIAL INFORMATION. The Employee covenants and agrees not to at any time use, divulge, furnish or make accessible to anyone other than the Company, its affiliated entities, or its or their directors and officers, any proprietary or confidential information ("CONFIDENTIAL INFORMATION") of the Company or any of its affiliated entitles, including but not limited to information regarding the development of the Company's products, or the provision of the Company's services, or the Company's customer lists.

            Upon termination of her employment with the Company, the Employee agrees to deliver to the Company all written materials that constitute Confidential Information. Further, upon termination of her employment with the Company, the Employee agrees to make available to any person designated by the Company all information concerning pending or preceding transactions which may affect the operation of the Company or any subsidiary of the Company about which the Employee has knowledge. The obligations of the Employee contained in this paragraph are in addition to the obligation of the Employee to return to the Company, upon the termination of her employment, all property of the Company then in her possession.

            12. ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS. The Employee shall promptly disclose to the Company all inventions, discoveries, improvements, designs, processes, techniques, equipment, trademarks or copyrightable matter conceived or made by the Employee during the Employee's employment and related to any aspect of the business of the Company, and the Employee hereby assigns all of the Employee's interest therein, including the goodwill of the business symbolized by any trademarks, to the Company. The Employee further agrees to execute any applications, assignments or other instruments which the Company shall deem necessary to obtain letters patent, trademark registration or copyright registration of the United States or any foreign country or to otherwise protect the Company's interest therein. Nothing contained in this provision shall apply to any invention for which no equipment, supplies, facility or trade secrets information of the Company or any affiliated entity of the Company was used and which was developed entirely on the Employee's own time, and (a) which does not relate (1) to any aspect of the business of the Company or any affiliated entity of the Company or (2) to the actual or demonstrably anticipated research or development of the Company or any affiliated entity of the Company, or (b) which does not result from any work performed by the Employee for the Company or any affiliated entity of the Company.

            13. ASSISTANCE IN LITIGATION. During the Employment Term, the Employee shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it is, or may become, a party.

            14. FEDERAL INCOME TAX WITHHOLDING. The Company shall withhold from any benefits payable pursuant to this Agreement such

Federal, State, City or other taxes as may be required to be withheld pursuant to any law or governmental regulations or ruling.

            15. EFFECT OF PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto respecting the Employee's employment by the Company and supersedes any prior employment agreement or arrangement between the Company and the Employee.

            16.   GENERAL PROVISIONS.

            (a) NONASSIGNABILITY. Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee, her beneficiaries, or legal representatives without the Company's prior written consent.

            (b) BINDING AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of, the Employee and the Company and their respective heirs, executors, administrators, successors and permitted assigns.

            (c) AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

            (d) WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

            (e) SEVERABILITY. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.

            (f) NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, if to the Employee, addressed to Cathy R. Reeves, 16100 45th Avenue N., Plymouth, Minnesota 55446; if to the Company, addressed to In Home Health, Inc., Carlson Center, Suite 500, 601 Lakeshore Parkway, Minnetonka, Minnesota 55305-5214 and directed to the attention of the chief executive officer of the Company with a copy to the secretary of the Company; or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

            (g) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            (h) INDULGENCES, ETC. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

            (i) HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

            (j) GOVERNING LAW. This Agreement is governed by the laws of the State of Minnesota, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has signed this Agreement, all as of the day and year first above written.

                                   IN HOME HEALTH, INC.



                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:



                                         -----------------------------------
                                                  Cathy R. Reeves

                                                                   EXHIBIT M



                           EMPLOYMENT AGREEMENT



            EMPLOYMENT AGREEMENT dated as of __________, 1995 by and between IN HOME HEALTH INC., a Minnesota corporation (the "COMPANY"), and MARGARET L. MAXON (the "EMPLOYEE").


                               R E C I T A L S :

            A. The Employee has been employed as a principal employee of the Company and has made a unique contribution to the business of the Company.

            B. The Board of Directors of the Company believes that the continued services of Employee would be of great value to the Company and is desirous of retaining her services as contemplated hereby.

            C. The Employee desires to accept employment by the Company and to render services to the Company, on the terms and subject to the conditions provided in this Agreement.


                              A G R E E M E N T :

            The parties hereto agree as follows:

            1. EMPLOYMENT. The Company hereby agrees to employ and retain the Employee, and the Employee agrees to be employed and retained by the Company, to render services to the Company for the period, at the rate of compensation and upon the other terms and conditions set forth herein. The Employee shall devote her best efforts and her entire working time and attention to her employment by the Company.

            2. TERM. The term of the Employee's employment under this Agreement (the "EMPLOYMENT TERM") shall commence on the date hereof (the "COMMENCEMENT DATE"), which is the date of consummation of the purchase by Manor Healthcare Corp., a Delaware corporation (the "PURCHASER"), of securities of the Company pursuant to the terms and subject to the conditions of the Securities Purchase and Sale Agreement dated as of May 2, 1995 by and between the Company and the Purchaser (the "SECURITIES PURCHASE AND SALE Agreement") and shall continue until the first anniversary of the date hereof (such date being referred to herein as the "EXPIRATION DATE"), unless earlier terminated as provided herein. The Company agrees that it will discuss an extension of the Employment Term beyond the Expiration Date at least six months prior to the Expiration

Date; PROVIDED, HOWEVER, that the Company shall have no obligation hereunder to so extend the Employment Term.

            3.    POSITION AND DUTIES.

            (a) POSITION. The Employee shall serve the Company as an officer employee. During her employment hereunder, the Employee shall report to the appropriate senior executive officers of the Company.

            (b) DUTIES. During the Employment Term, the Employee shall serve the Company and its subsidiaries, if any, in an officer capacity with such duties consistent therewith and shall perform such other services for the Company and its subsidiaries, if any, consistent with her position as may be assigned to her from time to time by the Company.

            4.    COMPENSATION AND REIMBURSEMENT OF EXPENSES.

            (a) SALARY. For services rendered by the Employee under this Agreement, the Company shall pay to the Employee as compensation during the Employment Term a salary (the "SALARY") of $129,250 per annum until the Expiration Date. The Salary shall be payable at least in monthly installments on the normal payroll cycle of the Company, commencing with the end of the pay period which next follows the commencement of the Employment Term. The Employee will also be eligible to receive annual bonuses in accordance with the management incentive compensation plan of the Company as described in Schedule 5.8(a) annexed to the Securities Purchase and Sale Agreement and consistent with that of officers of the Company holding similar positions with comparable duties and responsibilities.

            (b) REIMBURSEMENT OF EXPENSES. Consistent with established policies of the Company as in effect from time to time, the Company shall pay or reimburse the Employee for all reasonable travel, hotel, entertainment and other expenses incurred by the Employee in performing her obligations under this Agreement and life insurance premiums not to exceed an amount per annum on life insurance policies owned by the Employee consistent with that of officers of the Company holding similar positions with comparable duties and responsibilities.

            5.    BENEFITS.

            (a) BENEFIT PLANS. The Employee shall also be entitled to participate, on a basis comparable to other officers of the Company holding similar positions with comparable duties and responsibilities, in any benefit plan or program of the Company for which such employees are or shall become eligible, including, without limitation, pension, 401(k), life and disability insurance and stock benefits and/or plans, subject, in the case of tax-qualified benefit plans and programs, to restrictions under applicable law. The Employee shall be entitled, at her own expense, to continue her participation in any group insurance plans after the termination of her employment with the Company, to the extent required or permitted under applicable law.

            (b) PERSONAL TIME. The Employee shall be entitled to personal time (inclusive of vacation time and sick leave) with compensation of 15 days of personal time during the Employment Term. The Employee shall also be entitled to all paid holidays given by the Company to its senior executive officers.

            (c) NO REDUCTION. There shall be no material reduction or diminution of the benefits provided in this Section 5 (i) unless the Employee shall have given her prior written consent to such reduction or diminution and an equitable arrangement (embodied in an ongoing substitute or alternative benefit or plan) has been made with respect to such benefit or plan or (ii) except, in the case of Section 5(a), for across-the-board benefit reductions similarly affecting all senior management personnel of the Company.

            (d) OPTIONS. Upon the execution of this Agreement, the Employee shall be granted options (the "OPTIONS") to purchase 50,000 shares of Common Stock under an amendment to the Company's 1995 Stock Option Plan approved by the Company's stockholders (as so amended, the "1995 PLAN") which options (i) will have an exercise price equal to the fair market value of the Common Stock on the date of grant, (ii) will be immediately vested upon the grant thereof, (iii) will be exercisable immediately and (iv) will have a term of ten years from the date of grant and will expire on the tenth anniversary of the date of grant; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Options shall expire within three months after the termination of the Employee's employment on the terms and as provided in the 1995 Plan.

            6.    BENEFITS PAYABLE UPON DISABILITY.

            (a) DISABILITY BENEFITS. Subject to Section 7(b) hereof, during any period of Disability (as hereinafter defined) occurring during the Employment Term, the Company shall continue to pay to the Employee the compensation provided in Section 4 hereof and extend to her the benefits provided in Sections 4 and 5 hereof; it being understood that if disability benefits are provided under any disability policy maintained by the Company, payments under such policy shall be credited against such obligations of the Company. As used in this Agreement, the term "DISABILITY" shall mean the material inability of the Employee to render her agreed-upon services to the Company due to physical and/or mental infirmity.

            (b) SERVICES DURING DISABILITY. During the Employment Term, notwithstanding any Disability, the Employee shall, to the extent that she is physically and mentally able to do so, furnish information and assistance to the Company, and, upon the reasonable request in writing of the Company, from time to time, she shall make herself available to the Company to undertake reasonable assignments consistent with her current position with the Company and her physical and mental health.

            7. EARLY TERMINATION. This Agreement is subject to termination prior to the Expiration Date, as follows:

            (a) DEATH OF THE EMPLOYEE. If the Employee dies, this Agreement shall terminate effective as of the date of the Employee's death, and thereupon the Employee's estate shall be entitled solely to the payments and benefits set forth in Section 8(b) hereof.

            (b) DISABILITY. If the Employee has been unable to perform her obligations hereunder for six consecutive months, or for at least 180 days during any calendar year, due to Disability, the Company shall thereafter have the right to terminate the Employee's employment hereunder upon at least 30 days' prior written notice to the Employee of the effective date of such termination, and thereupon the Employee shall be entitled solely to the payments and benefits set forth in Section 8(b) hereof.

            (c) TERMINATION BY THE COMPANY FOR CAUSE. The Company shall have the right to terminate the Employee's employment hereunder for Cause (as hereafter defined), and thereupon the Employee shall be entitled solely to the payments and benefits set forth in Section 8(a) hereof. For purposes of this Agreement, the term "CAUSE" shall mean any of the following: (i) conviction of the Employee by a court of competent jurisdiction for commission of any felony, (ii) the Employee's failure or refusal to perform substantially her duties with the Company which failure or refusal continues for thirty days following the Employee's receipt of written notice specifying the nature and manner of such failure or refusal to perform, (iii) the Employee's willful misconduct or gross negligence which is injurious to the Company or its reputation and goodwill or (iv) the Employee's breach of Section 9, 10, 11, 12 or 13 of this Agreement.

            (d) RESIGNATION OR RETIREMENT. If the Employee resigns or retires, this Agreement shall terminate as of the date of the Employee's resignation or retirement, and thereupon the Employee shall be entitled solely to the payments and benefits set forth in Section 8(b), except that, if the Employee's resignation or retirement is for any reason other than Good Reason (as hereinafter defined), then, as of the date of the Employee's resignation or retirement, the Employee shall be entitled instead solely to the payments and benefits set forth in Section 8(a). "GOOD REASON" shall mean any of the following: (i) a request that the Employee permanently relocate to a location not in the Minneapolis, Minnesota metropolitan area that the Employee rejects within 30 days of the request and, upon such rejection, the relocation request not being rescinded or (ii) a failure or refusal by the Company to provide duties for the Employee to perform which are consistent with the position of an officer of the Company which failure or refusal continues for thirty days following the Company's receipt of written notice specifying the nature and manner of such failure or refusal to perform.

            8.    EFFECT OF EARLY TERMINATION.

            (a)   CAUSE OR RESIGNATION OR RETIREMENT FOR OTHER THAN GOOD
Reason. Upon the early termination of this Agreement by the Company for Cause or upon the resignation or retirement of the Employee for other than Good Reason, the Company shall pay to the Employee (i) her Salary accrued through the effective date of termination, payable at the time such payment is otherwise due and payable hereunder, and (ii) all other amounts and benefits to which the Employee is entitled, including, without limitation, vacation pay and expense reimbursement amounts accrued to the effective date of termination and amounts and benefits owing under the terms of any benefit plan of the Company in which the Employee participates, and the Company and the Employee shall have no further obligation to each other under this Agreement.

            (b) OTHER TERMINATION. Upon the early termination of this Agreement pursuant to Section 7(a), 7(b) or 7(d) (in the case of the resignation or retirement of the Employee for Good Reason), the Company shall pay to the Employee an amount equal to the remaining Salary which otherwise would have been payable to the Employee until the Expiration Date (the "SEVERANCE AMOUNT") plus all other amounts and benefits to which the Employee is entitled accrued to the effective date of termination, including, without limitation, expense reimbursement amounts and amounts and benefits owing under the terms of any benefit plan of the Company in which the Employee participates. The Severance Amount may be paid, at the option of the Company, (x) in monthly amounts of Salary at the times such monthly amounts would otherwise have been due hereunder or (y) in a lump sum equal to the net present value of the Severance Amount, determined by discounting the aggregate Severance Amount using a discount rate equal to the yield on the date of such termination of United States Treasury Securities having a maturity closest to one year from such date. In the event that the Company elects to pay the Severance Amount under clause (x) of the preceding sentence, the Employee shall use good faith efforts to seek alternate employment during the period on which the Severance Amount is based, and any remuneration received by the Employee in connection therewith shall reduce the Severance Amount dollar for dollar.

            9. NON-SOLICITATION AGREEMENT. The Employee covenants and agrees that while employed by the Company and for a period of one year immediately following the effective date of any employment termination, the Employee will not in any way, directly or indirectly, on the Employee's own behalf or on behalf of or in conjunction with any other person, partnership, firm or corporation, solicit, divert, take away, or attempt to take away any person, partnership, firm or corporation (or the business or patronage) that has been a customer of the Company or any of its affiliated entities. The Employee further agrees that, for such period, the Employee will not in any way, directly or indirectly, on the Employee's own behalf or on behalf of or in conjunction with any person, partnership, firm or corporation, solicit, entice, hire, employ or endeavor to employ any employee of the Company or any of its affiliated entities.

            10. AGREEMENT NOT TO COMPETE. The Employee covenants and agrees that she will not, during the term of her employment with the Company, and, so long as the Employee has been paid any payments due under Sections 4 and 8 above, following termination of such employment, during the greater of six months or, if termination occurs during the Employment Term, the otherwise remaining period of the Employment Term, either directly or indirectly, as an employee, director, officer, shareholder, partner, advisor, consultant or otherwise, engage in any commercial activity or participate in any venture of any kind that competes with the Company with respect to the delivery of home health care products and services within any area which constitutes a Restricted Geographic Area at the date of such termination. "RESTRICTED GEOGRAPHIC AREA" at any date means the areas which are within a fifty-mile radius of any city, town or other population center in which, at such date, the Company operates a professional home health care facility or liaison team.

            Nothing stated in this Section 10 shall be deemed to preclude the Employee from holding less than 5% of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the securities of which are listed on any securities exchange or quoted on the Nasdaq National Market or traded on the over-the-counter market.

            The Employee acknowledges that the Company has expended substantial time and expense in the research and development of processes, technology, techniques and products which are unique to the Company or not generally known to others and which could be unfairly taken or used by others in competition with the Company. Accordingly, the Employee agrees that the restrictions contained in this Agreement are reasonable.

            If the scope of the restrictions contained in this Section 10 is too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or re-written (blue-lined) so as to be enforceable to the maximum extent permitted by law, and the Employee hereby consents, to the extent she may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce such restrictions. In the event of any breach by the Employee of this Section 10, the Company may elect to institute and prosecute proceedings in any state or federal court located in the State of Minnesota, either at law or in equity, to seek to obtain specific performance of any part of this Agreement, to seek injunctive relief against the Employee to temporarily or permanently enjoin the violation of this Section 10 and/or to seek to recover any damages resulting from the breach of this Section 10, and to recover attorneys' fees and costs in connection with the institution and prosecution of such proceedings. In any such proceedings, the Employee shall be entitled to seek to recover her attorneys' fees and costs in connection with such proceedings. No remedy available to the Company for a breach of this Section 10 is intended to be exclusive of any other remedy and all remedies are cumulative. The Employee agrees that damages are not adequate to compensate the Company for any breach by the Employee of this Agreement and hereby waives the defense of an adequate remedy at law or any other remedy at law and admits and concedes that there are none.

            11. CONFIDENTIAL INFORMATION. The Employee covenants and agrees not to at any time use, divulge, furnish or make accessible to anyone other than the Company, its affiliated entities, or its or their directors and officers, any proprietary or confidential information ("CONFIDENTIAL INFORMATION") of the Company or any of its affiliated entitles, including but not limited to information regarding the development of the Company's products, or the provision of the Company's services, or the Company's customer lists.

            Upon termination of her employment with the Company, the Employee agrees to deliver to the Company all written materials that constitute Confidential Information. Further, upon termination of her employment with the Company, the Employee agrees to make available to any person designated by the Company all information concerning pending or preceding transactions which may affect the operation of the Company or any subsidiary of the Company about which the Employee has knowledge. The obligations of the Employee contained in this paragraph are in addition to the obligation of the Employee to return to the Company, upon the termination of her employment, all property of the Company then in her possession.

            12. ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS. The Employee shall promptly disclose to the Company all inventions, discoveries, improvements, designs, processes, techniques, equipment, trademarks or copyrightable matter conceived or made by the Employee during the Employee's employment and related to any aspect of the business of the Company, and the Employee hereby assigns all of the Employee's interest therein, including the goodwill of the business symbolized by any trademarks, to the Company. The Employee further agrees to execute any applications, assignments or other instruments which the Company shall deem necessary to obtain letters patent, trademark registration or copyright registration of the United States or any foreign country or to otherwise protect the Company's interest therein. Nothing contained in this provision shall apply to any invention for which no equipment, supplies, facility or trade secrets information of the Company or any affiliated entity of the Company was used and which was developed entirely on the Employee's own time, and (a) which does not relate (1) to any aspect of the business of the Company or any affiliated entity of the Company or (2) to the actual or demonstrably anticipated research or development of the Company or any affiliated entity of the Company, or (b) which does not result from any work performed by the Employee for the Company or any affiliated entity of the Company.

            13. ASSISTANCE IN LITIGATION. During the Employment Term, the Employee shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it is, or may become, a party.

            14. FEDERAL INCOME TAX WITHHOLDING. The Company shall withhold from any benefits payable pursuant to this Agreement such

Federal, State, City or other taxes as may be required to be withheld pursuant to any law or governmental regulations or ruling.

            15. EFFECT OF PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto respecting the Employee's employment by the Company and supersedes any prior employment agreement or arrangement between the Company and the Employee.

            16.   GENERAL PROVISIONS.

            (a) NONASSIGNABILITY. Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee, her beneficiaries, or legal representatives without the Company's prior written consent.

            (b) BINDING AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of, the Employee and the Company and their respective heirs, executors, administrators, successors and permitted assigns.

            (c) AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

            (d) WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

            (e) SEVERABILITY. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.

            (f) NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, if to the Employee, addressed to Margaret L. Maxon, 5849 Dufferin Drive, Savage, Minnesota 55378; if to the Company, addressed to In Home Health, Inc., Carlson Center, Suite 500, 601 Lakeshore Parkway, Minnetonka, Minnesota 55305-5214 and directed to the attention of the chief executive officer of the Company with a copy to the secretary of the Company; or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

            (g) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            (h) INDULGENCES, ETC. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

            (i) HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

            (j) GOVERNING LAW. This Agreement is governed by the laws of the State of Minnesota, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has signed this Agreement, all as of the day and year first above written.

                                   IN HOME HEALTH, INC.



                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:



                                        ------------------------------------
                                                Margaret L. Maxon